As filed with the Securities and Exchange Commission on March 17, 2026
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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GLOBAL PAYMENTS INC.

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globalpayments

Proxy Statement and Notice

of 2026 Annual Meeting of Shareholders

Already on it.

March 17, 2026
MESSAGE FROM OUR CHIEF EXECUTIVE OFFICER AND CHAIR
Dear Shareholders:
On behalf of our Board of Directors and our management team, thank you for your continued investment in Global Payments. 2025 represented a pivotal year for our company as we advanced our strategic transformation, strengthened our competitive position, and took decisive actions to enhance long-term shareholder value.
Strategic Transformation and Worldpay Acquisition
In April 2025, we announced our agreement to acquire Worldpay and divest our Issuer Solutions business. Both transactions closed in early January 2026, well ahead of plan. These transactions catalyze our transformation, transitioning Global Payments into a pure-play merchant solutions provider with enhanced scale, expanded global distribution, and greater technology depth.
We extend our sincere appreciation and best wishes to our Issuer Solutions colleagues, and warmly welcome the talented team members of Worldpay to Global Payments. Their expertise, passion, and commitment have strengthened our company from day one.
Global Payments now processes $3.7 trillion in annual payment volume across 94 billion transactions, serving more than six million merchant locations in over 175 countries. With the extensive integration planning completed throughout 2025, we built a strong foundation for a seamless transition, and remain fully on track to deliver the revenue and cost synergies we outlined at announcement.
With this combination, we are not simply bringing two companies together or creating a larger version of what we were before. We are building a new Global Payments — one that is better positioned to compete, innovate, and achieve our strategic aspiration of becoming the worldwide partner of choice for commerce solutions.
As we execute our integration, our priority is clear: drive sustainable growth while delivering exceptional experiences and value for our clients and partners.
Financial Performance and Capital Allocation
In 2025, we achieved the financial commitments we established at the outset of the year. We delivered constant currency adjusted net revenue growth of 6%, excluding dispositions, expanded adjusted operating margin by 100 basis points, and increased adjusted earnings per share by 11%1.
We also completed the divestiture of our Payroll business for $1.1 billion, enabling the return of an additional $500 million to shareholders through an accelerated share repurchase program. Over the course of the year, we continued to execute on our balanced capital allocation strategy, including $1.5 billion of shareholder returns, while maintaining a disciplined approach to investment.
We continue to target $7.5 billion of capital returns to shareholders between 2025 and 2027 and deleveraging to approximately 3.0 times by the end of 2027.

1
Adjusted net revenue growth, adjusted operating margin, and adjusted earnings per share are non-GAAP financial measures. See Appendix B for a description and reconciliation of these non-GAAP financial measures to GAAP financial measures.

Business Transformation and Genius Launch
In 2025, we advanced our multiyear operational transformation program designed to reorient Global Payments into a unified operating company globally, better positioned to capitalize on key growth opportunities. Through this program, we are simplifying our business, modernizing our technology environment, and enhancing sales productivity and effectiveness.
As a result of the substantial progress we have made, we increased the expected annual run-rate operating income benefit from transformation initiatives to $650 million (excluding our Issuer Solutions business), an increase of $100 million from prior estimates.
A cornerstone of our transformation was the successful launch of our Genius platform in the second quarter of 2025. Genius is a modern, cloud-based, modular point-of-sale solution that consolidates multiple legacy systems into a unified offering. We are actively deploying Genius across all our distribution channels, and feedback from clients and partners has been exceptionally positive, while sales momentum has accelerated.
We are also embracing artificial intelligence (AI) to modernize our technology environments, improve the productivity of our engineering teams, and elevate the experiences of our customers. At the core of our technology transformation is our investment in a unified orchestration platform that simplifies the customer and partner experience. This modern API environment, complemented by AI systems, allows us to deliver contemporary customer experiences and expose the full breadth of our capabilities more ubiquitously across our global markets.
Further, we partnered with Google to enable agentic commerce using the Agent Payments Protocol, enabling us to provide secure, reliable, and interoperable agentic commerce for customers and partners.
Corporate Governance Enhancements
We remain focused on maintaining strong corporate governance and aligning board capabilities with the strategic needs of the company. In 2025 and early 2026, we appointed three new independent directors, Patricia “Patty” Watson, Archana “Archie” Deskus, and Vivek Sankaran. These accomplished executives bring significant experience in strategic transformation, technology, financial services, retail, and human capital management to our board.
We also established an ad-hoc committee of our board to oversee the integration of Worldpay, ensuring continued governance rigor during this critical period.
Finally, we extend our gratitude to Robert H.B. Baldwin, Jr. for his exceptional leadership, strategic insight and steadfast commitment to Global Payments as he completes his tenure on our board.
Positioned for Long-Term Value Creation
Our strategic actions in 2025 strengthened our foundation for sustainable growth and significantly enhanced our cash-flow generation profile. By 2028, we now expect to generate approximately 50% more levered adjusted free cash flow than would have been possible without the steps we took this past year.
This improved financial profile provides substantial flexibility to continue returning significant capital to shareholders, while also investing in the innovation, product development, and global distribution opportunities that will drive long-term growth and deepen our competitive differentiation.
Conclusion
The successful execution of our transformation program, the completion of the Worldpay acquisition, and our continued focus on operational excellence position Global Payments to deliver durable performance and meaningful long-term shareholder value.
The acquisition of Worldpay marks a pivotal step in our evolution — strengthening our position as the world’s leading pure-play commerce solutions provider and equipping us to deliver consistent, sustainable growth. With a unified team, a focused strategy, and a deep commitment to our clients, we are moving faster, allocating resources with greater precision, and bringing to market a spectrum of innovative commerce technologies — from best-in-class enterprise payments capabilities to feature-rich platforms like Genius. Our unmatched global reach, extensive vertical expertise, and more than $1 billion in annual investment enable us to anticipate client needs and deliver solutions at scale.
Supported by robust free-cash-flow generation and a disciplined capital allocation framework, we remain firmly committed to compounding value for our shareholders. We encourage you to review this proxy statement carefully and vote your shares as recommended by the Board of Directors.
Thank you for your continued confidence in Global Payments.
Sincerely,

Cameron M. Bready Chief Executive Officer	M. Troy Woods Independent Chair of the Board

Notice of 2026 Annual Meeting of Shareholders
Date and Time:	Thursday, April 30, 2026, at 9:00 a.m., Eastern Daylight Time
Virtual Meeting Site:	www.virtualshareholdermeeting.com/GPN2026
Our 2026 annual meeting of shareholders will be held in a virtual meeting format only with no physical location. Shareholders who held shares as of the record date may attend the meeting by logging in at www.virtualshareholdermeeting.com/GPN2026 using the 16-digit control number included on the proxy card or notice.
Record Date:	Close of business on March 9, 2026
Items of Business:
Voting Proposal	Board Recommendation
1. Elect the twelve directors nominated by our board and named in the proxy statement. • Diverse board in terms of skills, background and professional experiences.	FOR each director nominee

2.
Approve, on an advisory basis, the compensation of our named executive officers for 2025.

•
Our executive compensation program is designed to align with our Company’s performance and strategic objectives, ensuring that we attract, retain and motivate top-tier talent. We are pleased that shareholders have supported our executive compensation through strong “say-on-pay” approval ratings, affirming confidence in our approach to rewarding performance and driving value.

FOR

3.
Ratify the appointment of Deloitte & Touche LLP (Deloitte) as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

•
Deloitte is an independent registered public accounting firm with the required knowledge and experience to effectively audit the Company’s financial statements.

FOR
4. To consider and vote upon one shareholder proposal, if properly presented.	AGAINST
The shareholders of record may also transact any other business that may properly come before the 2026 annual meeting or any adjournments or postponements thereof.

Vote Right Away
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Visit 24/7 www.proxyvote.com You will need the 16-digit control number that appears on your proxy card or notice.	Registered Owners in the U.S. or Canada dial toll-free 24/7 1-800-690-6903 You will need the16-digit control number that appears on your proxy card or notice.	Scan the QR code on your proxy card 24/7 to vote with your mobile device (may require free software)	Cast your ballot, sign your proxy card and send by free post
YOUR VOTE IS IMPORTANT
Even if you expect to attend the 2026 annual meeting, please vote in advance. If you attend the 2026 annual meeting online, you may revoke your proxy by submitting a vote during the meeting.
When you submit your proxy, you authorize Cameron M. Bready and Dara Steele-Belkin, or any one of them, each with full power of substitution, to vote your shares at the 2026 annual meeting in accordance with your instructions or, if no instructions are given, for the proposals included herein in accordance with the recommendations by our board. The proxies, in their discretion, are further authorized to vote, subject to applicable law, on any adjournments or postponements of the 2026 annual meeting, for the election of one or more persons to our board of directors if any of the nominees becomes unable to serve or for good cause will not serve, on matters which our board does not know a reasonable time before making the proxy solicitations will be presented at the 2026 annual meeting, or any other matters which may properly come before the 2026 annual meeting and any postponements or adjournments thereto.
On March 17, 2026, we first mailed a notice of electronic availability of proxy materials to our shareholders.
By Order of the Board of Directors,
Dara Steele-Belkin
Chief Legal Officer and Corporate Secretary

What is New in this Proxy Statement?
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Formation of ad hoc Integration Committee

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Enhanced Board Skills and Experience Categories

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Director Nominee Biographies for Archana Deskus, Vivek Sankaran, and Patricia A. Watson

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New Short-Term Incentive Metrics for 2025

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Updated Long-Term Incentive Plan for 2026

Proxy Statement Summary
We provide below highlights of certain information in this proxy statement. As it is only a summary, please refer to the complete proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2025 (2025 Form 10-K) before you vote. Information on the composition of our board of directors is presented based on data as of the date of this proxy statement. References to “Global Payments,” the “Company”, “we,” or “our” herein refer to Global Payments Inc.
2026 Annual Meeting of Shareholders
Date and Time:	Thursday, April 30, 2026, at 9:00 a.m., Eastern Daylight Time
Virtual Meeting Site:
www.virtualshareholdermeeting.com/GPN2026
Our 2026 annual meeting of shareholders will be held in a virtual meeting format only with no physical location. Shareholders who held shares as of the record date may attend the meeting by logging in at www.virtualshareholdermeeting.com/GPN2026 using the 16-digit control number included on the proxy card or notice.

Record Date:	March 9, 2026
Voting:	Holders of our common stock as of the close of business on the record date may vote at the 2026 annual meeting. Each shareholder is entitled to one vote per share for each director nominee and one vote per share for each of the other proposals described below.
Proposals and Voting Recommendations
Proposal	Board Vote Recommendation	Page Number
1 – Election of Twelve Directors	FOR each nominee	25
2 – Advisory Vote on Compensation of Our Named Executive Officers (NEOs) (“say-on-pay” vote)	FOR	61
3 – Ratification of the Appointment of Deloitte as Our Independent Registered Public Accounting Firm	FOR	98
4 – Vote on one shareholder proposal, if properly presented	AGAINST	101
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 1

General Information about the Company for 2025
For a detailed discussion of our financial results for 2025, see the 2025 Form 10-K. The above Transactions, Revenue, and Operating Income statistics exclude Issuer Solutions, which is classified as a discontinued operation in our consolidated financial statements.
Performance Highlights
2025 represented a pivotal year for Global Payments, characterized by decisive strategic actions that strengthened our competitive position and accelerated our transformation into a focused merchant solutions leader. We achieved our financial targets for the year, while also positioning our organization to execute on a simplified strategy to deliver long-term sustainable performance, including by:
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Entering into definitive agreements to acquire Worldpay and divest our Issuer Solutions business, which were consummated in January 2026, resulting in strengthened capabilities and scale across payment technology and software solutions for merchants of all sizes.

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Launching our next-generation Genius point-of-sale (“POS”) platform, building exceptional market resonance and reinforcing Genius as a flagship innovation and solution.

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Aligning our brand identity across assets and go-to-market activities, including unifying POS businesses under the Genius brand.

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Divesting Heartland Payroll and returning $500 million of the proceeds to shareholders as part of our effort to accelerate value creation and emphasize the markets where we are best positioned to compete and win.

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Returning $1.5 billion of capital to shareholders through share repurchases and dividends.

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Strengthening our governance through board refreshment.

2 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Throughout 2025 we maintained our vision, culture, and values, which provided the critical foundation needed to remain focused on achieving our objective: To build a new Global Payments — one that is better positioned to compete, innovate, and achieve our strategic aspiration of becoming the worldwide partner of choice for commerce solutions.

Market leader at the center of software and payments + **Delivering innovative commerce solutions that leverage best-in-class technology**

100% of our board of director nominees have industry knowledge and experience

Delivering commerce enablement solutions globally to expand our leading position as a sales-driven, product-led company

100% of our board of director nominees have global business experience

Enabling frictionless, best-in-class customer experiences, creating longer-term relationships

100% of our board of director nominees have leadership and senior management experience

Streamlining, simplifying and unifying our organization and pursuing portfolio actions to unlock value

100% of our board of director nominees have strategic planning and mergers and acquisitions experience

Nurturing our culture and values to continue to attract, retain, develop and advance a qualified, skilled, diverse, and inclusive workforce that contributes to our mission

83% of our board of director nominees have human capital management experience

GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 3

Board and Corporate Governance Highlights
2026 Director Nominees Overview
In accordance with the Company’s charter and bylaws, members of our board stand for election each year. On September 24, 2025, the Board of Directors of the Company increased the size of our board from ten to twelve directors and appointed Patricia “Patty” Watson and Archana “Archie” Deskus as new directors of the Company. On February 16, 2026, the Board of Directors of the Company increased the size of our board from twelve to thirteen directors and appointed Vivek Sankaran as a new director of the Company. Mr. Sankaran’s appointment was effective February 19, 2026. As determined by our board and consistent with the recommendation of our Governance and Nominating Committee, twelve directors will stand for election at the 2026 annual meeting. Mr. Baldwin will continue as a director through the 2026 annual meeting, when his current term expires. Our board thanks Mr. Baldwin for his years of service and dedication to our board and for his many contributions to the Company. Our board approved a reduction in the number of directors constituting our board from thirteen to twelve members to take effect immediately following the closing of the polls for the election of directors at the 2026 annual meeting.
Name	Tenure	Principal Occupation	Non- Employee
M. Troy Woods	6.5 Years	Independent Chair of the Board	Yes
Cameron M. Bready	3 Years	Chief Executive Officer, Global Payments Inc.	No
F. Thaddeus Arroyo	6.5 Years	Former Chief Strategy & Development Officer, AT&T, Inc.	Yes
John G. Bruno	12 Years	Chief Executive Officer, National Veterinary Associates	Yes
Archana Deskus	0.5 Years	Former Chief Information Officer, Paypal Holdings, Inc.	Yes
Joia M. Johnson	6.5 Years	Former Chief Administrative Officer, Hanesbrands Inc.	Yes
4 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Name	Tenure	Principal Occupation	Non- Employee
Kirsten M. Kliphouse	2.5 Years	Former President of Google Cloud Americas	Yes
Connie D. McDaniel	6.5 Years	Chair of the Board, Virtus Mutual Fund Family	Yes
Joseph H. Osnoss	3.5 Years	Managing Partner, Silver Lake	Yes
William B. Plummer	9 Years	Former Chief Financial Officer, United Rentals Inc.	Yes
Vivek Sankaran	< 0.5 Years	Former President and Chief Executive Officer, Albertsons Companies, Inc.	Yes
Patricia A. Watson	0.5 Years	Former Chief Information and Technology Officer, NCR Atleos	Yes
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 5

Director Nominee Committee Composition
◦  Member      •  Chair
	Audit	Compensation	Governance	Technology	Integration
Troy Woods					◦
Cameron Bready					•
Thaddeus Arroyo			◦	•
John Bruno		•		◦
Archana Deskus				◦	◦
Joia Johnson		◦	◦
Kirsten Kliphouse			◦	◦
Connie McDaniel	◦		•
Joe Osnoss		◦			◦
William Plummer	•
Vivek Sankaran	◦	◦
Patricia Watson	◦				◦
6 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Director Nominee Demographics
*
Represents independent director nominees

GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 7

Active Board Refreshment Highlights

2021

Connie McDanieil named chair of the Governance and Nominating Committee

2022

Joseph Osnoss appointed to the board and added to Compensation Committee and Technology Committee; Thaddeus Arroyo added to Governance and Nominating Committee

William Jacobs concluded his service with the board

2023

Kirsten Kliphouse appointed to the board and added to Technology Committee

Kriss Cloninger concluded his service with the board

2024

Joia Johnson added to Governance and Nominating Committee

2025

Archana Deskus and Patricia Watson appointed to the board and added to Technology Committee and Audit Committee, respectively

Kirsten Kliphouse added to Governance and Nominating Committee

Ruth Ann Marshall and John T. Turner concluded their service with the board

2026

Vivek Sankaran appointed to the board and added to Audit Committee and Compensation Committee

Formation of new Integration Committee chaired by Cameron Bready and including Archana Deskus, Joseph Osnoss, Patricia Watson, and Troy Woods

Robert H.B Baldwin, Jr. concluded his service with the board

8 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Director Qualifications
Our board annually reviews directors’ skills and expertise to ensure our board represents a diverse skill set oriented to the historical and emerging needs of the business. Our board has identified the following key qualifications and experiences that are important to be represented on our board as a whole. Information regarding each nominee’s skills and qualifications can be found both below and more specifically as it relates to each director in their individual biographies on pages 27-38.
Indicates representation of the qualification for director nominees
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 9

Skills Definitions:
Core Competencies
Leadership and Senior Management Experience Demonstrated breadth and depth of management and executive leadership experience
Public Company Experience Experience with public company reporting responsibilities and the issues commonly faced by public companies
Accounting and Finance Experience in corporate finance, financial accounting or financial management
Risk Management Experience identifying, managing and mitigating enterprise risk
Strategic Planning and Mergers and Acquisitions Experience in strategic planning, business development and mergers and acquisitions and ability to evaluate operational integration plans

Global Business Experience
International experience (such as living and working or having responsibilities for businesses outside of the United States) and understanding of the culture of countries outside of the United States

Human Capital Management
Experience in recruitment, retention, succession planning for key roles, and development and compensation matters for employees, including those with diverse skills and backgrounds

Key Experience

Industry Knowledge and Experience
Extensive knowledge of the Company’s business and/or industry experience from payments and processing services, financial services or from the consumer commerce space (retail, restaurant, hospitality, etc.)

Cybersecurity and Information Security Experience with cybersecurity and/or information security including in the global risk management context
Technology, Digital Transformation and Innovation Significant background working in technology, resulting in knowledge of how to anticipate technological trends and/or generate disruptive innovation

Regulatory Compliance
Experience with navigating complex legal and regulatory issues, compliance obligations, governmental policies, and sustainability matters in multiple jurisdictions, including engagement with legislators and regulatory bodies

10 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Board and Corporate Governance Highlights
We have adopted leading governance practices that establish strong independent leadership in our boardroom and provide our shareholders with meaningful rights.
BOARD STRUCTURE AND INDEPENDENCE

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An independent Chair of the board, separate from our CEO, oversees our board’s activity, including leading board meetings, fostering board cohesion and participation, and working with the CEO to create board agendas

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Eleven out of twelve director nominees are independent

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Annual election of directors

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Three new independent directors have been added to our board since 2025 and five since 2022

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Independent directors meet without management and non-independent directors present

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Each director attended 75% or more of the meetings of our board and the committees on which he or she served

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Fully independent Audit, Compensation, Governance and Nominating, and Technology Committees

SHAREHOLDER RIGHTS
• Proxy access for shareholders • Majority voting for directors in uncontested elections	• No supermajority voting requirements • 15% threshold for shareholders to call a special meeting
BOARD OVERSIGHT

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Board and its committees exercise oversight of the Company’s global risk management (GRM) program

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Dedicated regular board meeting focused on Company strategy

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Open access to senior management and information

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Proactive and strategic board and senior management succession planning

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Our Audit Committee oversees the integrity of the Company’s financial statements and legal and regulatory compliance

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Our Governance and Nominating Committee oversees sustainability matters, which include environmental, social and corporate responsibility issues

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Our Compensation Committee assists our board in its oversight of human capital management

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Formation of an ad hoc Integration Committee to oversee the objectives for the integration of Worldpay into the Company

SIGNIFICANT TECHNOLOGY, CYBER-SECURITY AND PRIVACY OVERSIGHT

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Our Technology Committee oversees the Company’s Information Security program and global risk exposure associated with our technology and cyber-security practices

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Chief Information Security Officer (CISO) reports directly to our Technology Committee

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Centralized Privacy Office, led by our Chief Privacy Officer, provides world-wide compliance support to project and technology teams with detailed privacy analysis

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The Company’s Internal Privacy Policy, together with associated standards and procedures, provides a comprehensive compliance framework to inform and guide the handling of personal data within the organization, as well as external sharing and data transfer

•
Cyber-risk insurance policy aligns with our business objectives and customer expectations

•
For a description of our cyber-security practices, see the 2025 Form 10-K

GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 11

STRONG CORPORATE GOVERNANCE PRACTICES

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Annual robust board and committee self-evaluations, including Chair interviews of board members and management

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Over-boarding restrictions

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Significant stock ownership requirements for our NEOs, other members of senior management and directors

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Director renomination limited to directors under the age of 75

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Robust Code of Business Conduct and Ethics for employees and directors and Code of Ethics for Senior Financial Officers

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Director orientation program to complement the recruitment process

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Annual Global Responsibility Report disclosing our performance, progress and strategy on key sustainability and governance topics, including net zero carbon emissions commitment by 2040

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Political Activity Policy outlining the rationale and ethical framework for how we participate in the political and public policy process

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Proactive and strategic board succession planning

12 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Shareholder Outreach
We believe in providing transparent and timely information to our investors. Our senior management, as well as professionals in our Investor Relations team, routinely provide information to and receive feedback from our investors in a wide variety of formats. To the extent we receive shareholder proposals in connection with a given year’s annual meeting of shareholders, we also typically include a discussion of those proposal topics in our engagements for the following year.
Feedback received through management’s discussions with investors, as well as engagement with proxy advisory firms that represent the interests of a wide array of shareholders, is reported to and discussed with our board. In addition, many of the changes to our governance, sustainability, and compensation programs implemented over the last several years have been directly informed by views and insights gathered through our prior engagement efforts and our review of current market practices.

Who We Engage:
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Institutional shareholders

•
Sell-side analysts

•
Retail shareholders and shareholder advocates

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Fixed income investors

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Proxy advisory firms

•
Governance and sustainability thought leaders

How We Engage: • Quarterly earnings calls • Investor conferences • Annual shareholder meetings • Investor roadshows, on-site visits and virtual meetings • One-on-one meetings	How We Communicate: • Annual report • Proxy statement • SEC filings • Press releases • Company website • Investor presentations • Global Responsibility Report

Commitment to Transparency
•
Our board is provided with our shareholders’ feedback for consideration

•
Our website disclosures address critical matters of interest to our stakeholders

◦
Political activity/political spending

◦
Global Responsibility Report

◦
Sustainability

◦
EE0-1 Report

GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 13

2025 Shareholder Engagement
As part of our 2025 shareholder engagement program we conducted shareholder outreach covering a number of areas, including the following, and incorporated such feedback into discussions with our board:
•
the strategic rationale for the Worldpay acquisition, which closed in January 2026;

•
financial performance and capital allocation considerations; and

•
governance and executive compensation matters.

In addition, we provided shareholders with detailed information in our 2025 proxy on executive compensation, director overboarding, political spending and other matters.
14 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Compensation Philosophy
Our executive compensation program is designed not only to retain and attract highly qualified and effective executives, but also to motivate them to substantially contribute to Global Payments’ future success for the long-term benefit of shareholders and team members and reward such executives for doing so. Accordingly, our board and Compensation Committee believe that there should be a strong relationship between pay and corporate performance (both financial results and stock price), and our executive compensation program reflects this belief.
Compensation Practices
What We Do	What We Don’t Do

☑
Tie pay to financial and share price performance

☑
Employ robust goal-setting process to align goals with Company strategy

☑
Retain an independent compensation consultant

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Benchmark against our peer group

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Conduct an annual say-on-pay vote

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Adjust performance metrics under our short-term incentive plan to reflect acquisition and disposition impacts

☑
Require Compensation Committee certification of performance results for purposes of NEOs’ compensation

☑
Payouts under our short-term incentive plan and long-term PSUs are capped at 200% of target

☑
Employ “double-trigger” change-in-control compensation

☑
Maintain a comprehensive clawback policy that requires the Company to recover incentive compensation in the event of an accounting restatement

☑
Impose minimum stock ownership thresholds as a percentage of base salary (CEO, 600%; all other NEOs, 400%) and holding periods until such thresholds are met

☑
Engage with our shareholders on executive compensation and communicate feedback to our board

☒
Provide for excise tax gross-ups

☒
Permit hedging or pledging of our stock

☒
Re-price or backdate stock options or issue discounted stock options or SARs

☒
Permit liberal share recycling or “net share counting” upon exercise of stock options or SARs

☒
Pay dividend equivalent rights on PSUs

☒
Provide excessive perquisites, benefits or severance benefits

☒
Count unexercised options (vested or unvested) and unearned PSUs towards satisfaction of stock ownership guidelines

GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 15

How our Compensation Program Supports our Business Strategy
	Core Component	Objective Features	Page
Salary	Base Salary	Base salaries are intended to provide compensation consistent with our NEOs’ responsibilities, experience and performance in relation to the marketplace.	68
Short-Term Cash Incentives	Annual Cash Incentives	Our annual short-term performance plan rewards short-term Company performance, while aligning the interests of our NEOs with those of our shareholders. Our annual cash incentives are based on annual financial performance objectives established by our Compensation Committee. Final payout is based on our Compensation Committee’s analysis and certification of the Company’s performance against the pre-established goals.	68
Long-Term Equity Incentives	Performance Stock Units (PSUs)	PSUs vest after a three-year performance period, based on EPS and relative total shareholder return (TSR) results. PSUs incentivize the achievement of long-term performance objectives and share price performance to align our NEOs’ economic interests with those of our shareholders.	72
	Stock Options	Stock options vest in equal installments on each of the first three anniversaries of the grant date. Stock options are intended to provide a strong incentive for creation of long-term shareholder value, as stock options may be exercised for a profit only to the extent the price of our stock appreciates after the grant date.	73
	Restricted Stock	Restricted stock granted as part of our annual compensation program vests in equal installments on each of the first three anniversaries of the grant date. Time-based restricted stock provides a retentive element to our compensation program, while tying the value of the award to the performance of our stock.	73
2025 Compensation Highlights
The following charts show the mix of total target compensation in 2025 for Mr. Bready and the average of our other continuing NEOs, as well as the portion of compensation that is subject to forfeiture (“at risk”) or performance-based.
16 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Commitment to Corporate Responsibility and Sustainability
Global Payments recognizes its responsibility as a global corporate citizen to operate in a responsible and sustainable manner. We prioritize transparency in our actions and reporting, including reporting sustainability information using the Sustainability Accounting Standards (SASB) and Task Force on Climate-Related Financing Disclosures (TCFD) frameworks in our Global Responsibility Report.
In 2025, we published our annual Global Responsibility Report (which is not incorporated into this proxy statement), which sets forth our four Global Responsibility Pillars of Culture & Values, Environmental Sustainability, Community Impact, and Corporate Responsibility. The following reflects a summary of these policies and recent initiatives.
Corporate Responsibility and Sustainability Oversight
Our board oversees our integrated sustainability strategy and activities at both the full board and committee levels, with our Governance and Nominating Committee having formal oversight of these matters, as reflected in the committee’s charter.
To advance our sustainability initiatives, our management steering committee, which is comprised of Company leaders from a variety of interested business functions, reports to our Governance and Nominating Committee on sustainability matters. This management steering committee serves as a central coordinating body, facilitating our integrated sustainability strategy and reporting efforts. In addition, our Compensation Committee oversees our strategies and policies related to human capital management and assists our full board with oversight with respect to our People, Access, and Belonging efforts.
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 17

2025 Corporate Responsibility and Sustainability Highlights
Throughout the year, we have made significant progress towards our objectives. Some highlights across these objectives include:
Human Capital Management and Culture
☑
Disclosed in our annual Global Responsibility Report voluntary team member attrition rate details.

☑
Followed our 2024 organizational health index survey with a 2025 Company-wide pulse survey to measure our progress and understand our current practices, organizational strengths, and highlight areas for improvement. Feedback from this survey helped us to better gauge core strengths and areas for improvement. It has also proven to be a valuable source of insights for our management and board in formulating strategies and initiatives aimed at addressing key areas identified.

☑
Routinely disclose our Company’s EEO-1 report statistics.

☑
Employee Resource Groups (ERGs) continue to grow. Our ERGs now consist of the Global Payments Ability Network, the Global Payments Somos Network, the Global Payments Pride Network, the Global Payments Onyx Network, the Global Payments Veterans Network, the Global Payments Lotus Network and the Global Payments Women’s Network. Participation in the Company’s ERGs is open to all employees.

Environmental Sustainability
☑
In 2025, we took steps to embed sustainability deeper into our corporate strategy and day-to-day operations with establishing our global Environmental Sustainability Committee, which is composed of senior and executive leadership and led by our newly appointed Director of Sustainability.

☑
Our annual Global Responsibility Report is aligned with SASB and TCFD, and documents our progress on our sustainability commitments and initiatives.

☑
Continued updates to Scope 1, 2, and 3 GHG emissions disclosure across 11 different categories.

☑
Continued our submissions to CDP, providing transparent and standardized disclosures on the Company’s climate impacts.

Third-Party Recognition of our Corporate Responsibility Leadership
Time: America’s Best Midsize Companies 2025 Newsweek: America’s Most Responsible Companies 2025 Forbes: World’s Best Employers 2025
We are proud to have been recognized by some of the most influential publications and organizations around the world with the above notable awards since the beginning of 2025.	Scored 100% on the Human Rights Campaign’s Corporate Equality Index, which is the national benchmarking tool on corporate policies and practices pertaining to LGBTQIA+ employees.
Leadership Development, Culture and Human Capital Management
Our overall workforce strategies are developed and managed by our Chief People, Culture and Change Officer, who reports directly to our CEO. More broadly, our board and our Compensation Committee provide oversight on certain culture and human capital management topics, including succession plans for critical talent.
We regularly engage with our team members through a variety of forums, including periodic surveys, to help us understand their perspectives related to workplace culture, engagement, talent management and well-being and to inform our human capital strategies and initiatives. The results of all of these different methods of interactions
18 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

are also leveraged to further develop our talent management initiatives. Moreover, our board also reviews this critical feedback and receives updates on management’s plans in response thereto.
To support the realization of our vision and demonstrate our commitment to our employees, we have established the following mission, vision, and values:

Our vision

To ignite business growth & enrich lives around the world.

Our mission

We make everyday commerce better.

Our aspiration

Become the worldwide partner of choice for commerce solutions.

...and the values that bring them to life.

Think like a client

Caring.
Curious.
Passionate.

Act like an owner.

Accountable.
Empowered.
Innovative.

Win as one team.

Connected.
Inclusive.
Determined.

Talent Management and Retention
We emphasize attracting and retaining highly skilled team members and having a workforce that is connected to the communities in which we work and live around the world. To that end, we have implemented programs and initiatives focused on enriching new hire experiences, developing team members through extensive training and professional development opportunities, including mentorship and leadership programs, promoting team members’ wellness and safety, and providing flexible work arrangements. Furthermore, we offer comprehensive and competitive pay and benefits packages, including paid parental leave, team member assistance, savings and retirement programs, and equity-based awards that vest over a period of time to support retention of key contributors. We also strive to celebrate and recognize the efforts of our team members through a combination of programs, including team appreciation activities and awards programs to honor top performers and notable contributors.
Health and Well-Being
The success of our business is connected to the well-being of our team members. Accordingly, we are committed to the health, safety and wellness of our team members worldwide, and we provide team members with various health and wellness programs and benefits, including employee education and assistance programs that focus on
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 19

physical, financial, family, social and emotional resources such as our Wellness Week, which is designed to support the holistic well-being of our team members through education, a series of virtual engagement opportunities, and one paid day off to prioritize self care.
Employee Growth and Development
Our strategy to develop and retain the best talent includes an emphasis on team member development and training. We provide a variety of training and development opportunities to team members globally, including our online training platform that contains a vast array of tools and application resources for all team members to build learning experiences and skills. In order to help our team members strengthen the skills and behaviors needed for career advancement, our performance management program enables team members to drive their development with a focus on growth, performance, and well-being through regular meetings with their leaders.
People, Access and Belonging
Our Chief People, Culture and Change Officer is charged with developing, implementing and enhancing our efforts to provide access and belonging to all employees, and leads a dedicated and specialized team to do so. Our Compensation Committee assists our board in overseeing the Company’s human capital initiatives, providing our board with regular updates.
Our human capital strategy is centered around a focus on People, Access, and Belonging, which reflects our holistic approach to fostering an inclusive and empowering workplace across our global organization. These pillars guide our policies, practices and initiatives as we continue shaping a workplace culture that prioritizes engagement, equity, and collaboration, empowering individuals across our global footprint.
Global Workforce Representation
Our Company has always prided itself on inclusiveness and embraces all of its team members across its geographic regions. We conduct business around the world, with approximately 26,000 team members living and working in 37 countries. As of December 31, 2025, approximately 50% of our workforce resided in the Americas, 22% in Europe and 28% in Asia Pacific. These team member statistics include Issuer Solutions, which is classified as a discontinued operation in our consolidated financial statements, but do not include Worldpay, which we acquired in January 2026. Many of our team members are highly skilled in technical areas specific to payment technology and software solutions. Additional information regarding our workforce, including the demographic data, can be found in our 2025 Global Responsibility Report, available on our investor relations website at https://investors.globalpayments.com/sustainability.
20 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Questions and Answers About Our 2026 Virtual Annual Meeting and this Proxy Statement
1.
Why did I receive these materials?

This proxy statement is being furnished to solicit proxies on behalf of our board of directors of our Company for use at the 2026 annual meeting of shareholders and at any adjournments or postponements thereof. The 2026 annual meeting will be held virtually on Thursday, April 30, 2026 at 9:00 a.m., Eastern Daylight Time.
2.
How to Join the Virtual Annual Meeting?

Shareholders can attend the virtual 2026 annual meeting at www.virtualshareholdermeeting.com/GPN2026 by entering the 16-digit control number included on their proxy card or notice that they previously received. If you hold your shares in street name and did not receive a 16-digit unique control number with your proxy materials, please contact your bank, broker, or other holder of record as soon as possible to obtain a valid legal proxy and for instructions on how to obtain a control number to be admitted to and to vote at the 2026 annual meeting. Online access to the webcast will open 15 minutes prior to the designated start time. Those who do not have a control number may attend as guests, but will not be able to vote shares or submit questions during the webcast. While voting during the virtual meeting will be permitted, Global Payments encourages shareholders to vote in advance of the meeting.
Once you are admitted to the meeting as a shareholder, you may vote during the meeting and also submit questions by following the instructions available on the virtual meeting website during the meeting. Questions submitted must comply with the rules of conduct for the meeting, which will be available to shareholders on the virtual website. We reserve the right to exclude questions about topics that are not relevant to the meeting or the Company, or that do not comply with the rules of conduct for the meeting.

The meeting webcast will begin promptly at 9:00 a.m., Eastern Daylight Time, on Thursday, April 30, 2026. We encourage you to access the meeting prior to the start time, as check-in will begin at 8:45 a.m., Eastern Daylight Time. If you experience technical difficulties during the check-in process or during the meeting, please call the technical support number that will be posted on the virtual annual meeting log-in page for assistance.

3.
What am I voting on and how does the board of directors recommend that I vote?

Our board of directors recommends that you vote FOR proposals 1 through 3 and AGAINST proposal 4.
•
Proposal 1:   Election of each of the twelve directors nominated by our board

•
Proposal 2:   Approval, on an advisory basis, of the compensation of the NEOs for 2025. This proposal is referred to as the “say-on-pay” proposal

•
Proposal 3:   Ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2026

•
Proposal 4:   Advisory vote on a shareholder proposal regarding shareholder right to act by written consent

4.
Could other matters be decided at the 2026 annual meeting?

Yes. The shareholders may transact any other business that may properly come before the 2026 annual meeting or any adjournments or postponements thereof. If any other matter properly comes before the meeting and you have submitted your proxy, the proxy holders will vote as recommended by our board or, if no recommendation is made, in their own discretion.
5.
Why did I receive a mailed notice of internet availability of proxy materials instead of a full set of proxy materials?

As permitted by the SEC, we are making this proxy statement and the 2025 Form 10-K available to our shareholders electronically via the internet. The notice contains instructions on how to access this proxy statement
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 21

and the 2025 Form 10-K and how to vote online or submit your proxy over the internet or by telephone. You will not receive a printed copy of the proxy materials in the mail unless you request one, which you may do by following the instructions contained in the notice. We encourage you to take advantage of the electronic availability of proxy materials to help reduce the cost and environmental impact of the 2026 annual meeting.
6.
How do I vote?

If you received a notice of electronic availability, that notice provides instructions on how to vote by internet, by telephone or by requesting and returning a paper proxy card. You may submit your proxy voting instructions via the internet or telephone by following the instructions provided in the notice. The internet and telephone voting procedures are designed to authenticate your identity, to allow you to vote your shares, and to confirm that your voting instructions are properly recorded. If your shares are held in the name of a bank or a broker, the availability of internet and telephone voting will depend on the voting processes of the bank or broker. Therefore, we recommend that you follow the instructions on the form you receive. If you received a printed version of the proxy materials by mail, you may vote by following the instructions provided with your proxy materials and on your proxy card.
7.
What if I change my mind after I vote?

Your submission of a proxy via the internet, by telephone or by mail does not affect your right to attend virtually the 2026 annual meeting. You may revoke your proxy before it is exercised in any of the following ways:
•
Deliver written notice of revocation to our Corporate Secretary at 3550 Lenox Road, Suite 3000, Atlanta, Georgia 30326, or submit to us a duly executed proxy card bearing a later date. To be effective, your notice of revocation or new proxy card must be received by our Corporate Secretary, Dara Steele-Belkin, at or before the start of the 2026 annual meeting.

•
Change your vote via the internet or by telephone at a later date. To be effective, your vote must be received before 11:59 p.m., Eastern Daylight Time, on April 29, 2026, the day before the 2026 annual meeting.

•
Change your vote at the meeting by logging into www.virtualshareholdermeeting.com/GPN2026.

8.
Who is entitled to vote?

All shareholders who own shares of our common stock at the close of business on March 9, 2026 are entitled to vote at the 2026 annual meeting. On that date, there were 275,243,013 shares of common stock issued and outstanding, held by approximately 10,434 shareholders of record. Shareholders are entitled to one vote per share.
9.
How many votes must be present to hold the 2026 annual meeting?

In order for any business to be conducted, a majority of votes entitled to be cast at the 2026 annual meeting must be represented either in person by logging into the virtual meeting at www.virtualshareholdermeeting.com/GPN2026 or by proxy. This is referred to as a “quorum.” Abstentions and broker non-votes (described below) will be treated as present for purposes of establishing a quorum. If a quorum is not present, the 2026 annual meeting may be adjourned by the holders of a majority of the shares represented at the 2026 annual meeting. The 2026 annual meeting may be rescheduled at the time of the adjournment with no further notice of the reconvened meeting if the date, time and place of the reconvened meeting are announced at the adjourned meeting before its adjournment; provided, however, that if a new record date is or must be fixed, notice of the reconvened meeting must be given to the shareholders of record as of the new record date. An adjournment will have no effect on the business to be conducted at the meeting.
10.
What are the voting standards for the proposals?

The following table provides information about the votes needed to approve each proposal. A “majority of votes cast” means the number of shares voted “FOR” the proposal exceeds the number of shares voted “AGAINST” the proposal.
22 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Item of Business	Board Recommendation	Voting Approval Standard	Effect of Abstention	Effect of Broker Non-Vote
1: Election of directors	FOR each director nominee	Majority of votes cast	None	None
2: Say-on-pay	FOR	Majority of votes cast	None	None
3: Ratification of the appointment of Deloitte as our independent registered public accounting firm	FOR	Majority of votes cast	None	N/A
4: Shareholder Proposal	AGAINST	Majority of votes cast	None	None

11.
What is the difference between a “shareholder of record” and a “beneficial owner of shares held in street name?”

Shareholders of record.   If your shares are registered directly in your name with our transfer agent, Computershare, you are the shareholder of record with respect to those shares, and we sent the notice of electronic availability directly to you. If you request copies of the proxy materials by mail, you will receive a proxy card.
Beneficial owners of shares held in street name.   If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the notice of electronic availability was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the 2026 annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you request copies of the proxy materials by mail, you will receive a voting instruction form.
12.
What happens if I do not return a proxy or do not give specific voting instructions?

Shareholders of record.   If you are a shareholder of record and you do not vote via the internet, by telephone or by mail, your shares will not be voted unless you vote during the virtual meeting. If you are a shareholder of record and you sign and return a proxy card without giving specific voting instructions, then your shares will be voted in the manner recommended by our board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the 2026 annual meeting.
Beneficial owners of shares held in street name.   If you hold your shares in street name and do not provide voting instructions to your broker, your broker will have the discretionary authority to vote your shares only on proposals that are considered “routine.” The only proposal at the 2026 annual meeting that is considered routine is the ratification of the appointment of our independent registered public accounting firm. All of the other proposals are considered “non-routine,” which means that your broker will not have the discretionary authority to vote your shares with respect to such proposals. Shares for which you do not provide voting instructions and a broker lacks discretionary voting authority are referred to as “broker non-votes.” Broker non-votes are counted as present for the purpose of establishing a quorum.
13.
What should I do if I receive more than one proxy or voting instruction card?

Shareholders may receive more than one set of voting materials, including multiple copies of the notice of electronic availability, these proxy materials and proxy cards or voting instruction cards. For example, shareholders who hold shares in more than one brokerage account may receive separate notices for each brokerage account in which shares are held. Shareholders of record whose shares are registered in more than one name will also receive more than one notice. You should vote in accordance with all of the notices you receive to ensure that all of your shares are counted.
14.
Who pays the cost of proxy solicitation?

The cost of soliciting proxies will be borne by us. However, shareholders voting electronically (via phone or the internet) should understand that there may be costs associated with electronic access, such as usage charges from
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 23

internet service providers or telephone companies. In addition to solicitation of shareholders of record by mail, telephone or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their principals, and we may reimburse them for mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of common stock.
15.
May I propose actions for consideration at next year’s annual shareholder meeting?

Proposals for Inclusion in Next Year’s Proxy Statement (Rule 14a-8):   SEC rules permit shareholders to submit proposals for inclusion in our proxy statement if the shareholder and the proposal meet the requirements specified in Rule 14a-8 of the Securities Exchange Act of 1934, or the Exchange Act. Proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy statement for the 2027 annual shareholder meeting must be received by our Corporate Secretary no later than close of business on November 17, 2026, which is 120 days before the one-year anniversary of the mailing of this proxy statement.
Director Nominees for Inclusion in Next Year’s Proxy Statement (Proxy Access):   Our bylaws permit a shareholder (or a group of no more than 20 shareholders) owning 3% or more of the voting power of all shares of our issued and outstanding common stock continuously for at least three years to nominate up to an aggregate limit of two candidates or 20% of our board (whichever is greater) for inclusion in our proxy statement. Notice of such nominees must be received no earlier than October 18, 2026 and no later than close of business on November 17, 2026.
Other Business Proposals/Director Nominees:   Our bylaws also set forth the procedures that a shareholder must follow to nominate a candidate for election as a director or to propose other business for consideration at shareholder meetings, in each case, not submitted for inclusion in next year’s proxy statement (either under proxy access or Rule 14a-8), but instead to be presented directly at shareholder meetings. In each case, director nominations or proposals for other business for consideration at the 2027 annual shareholder meeting submitted under these bylaw provisions must be received by our Corporate Secretary between October 18, 2026 and November 17, 2026. Special notice provisions apply under our bylaws if the date of the annual meeting is more than 30 days before or 60 days after the anniversary date.
Universal Proxy Rules:   In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for consideration at the 2027 annual shareholder meeting must provide notice that sets forth the information acquired by Rule 14a-19 under the Exchange Act no later than November 17, 2026, which is 120 days before the one year anniversary of the mailing of this proxy statement.
Our Corporate Secretary address is: 3550 Lenox Road, Suite 3000, Atlanta, GA 30326. Notice must include the information required by our bylaws, which are available without charge upon written request to our Corporate Secretary.
Cautionary Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking statements as defined in the Exchange Act and is subject to the safe harbors created therein. The forward-looking statements contained herein are generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “committed,” “ensure,” or the negative of these terms or other similar expressions. Forward-looking statements are based on the beliefs and assumptions of our management and on currently available information. Accordingly, our future plans and expectations may not be achieved, and our results could differ materially from those anticipated in our forward-looking statements as a result of many known and unknown factors, many of which are beyond our ability to predict or control. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the 2025 Form 10-K and in other documents that we file with the SEC. We undertake no responsibility to publicly update or revise any forward-looking statement, except as required by law.
24 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Proposal One: Election of Directors for a
One-Year Term
2026 Nominees for Directors
In accordance with the Company’s charter and bylaws, members of our Board stand for election each year. On September 24, 2025, the board increased the size of our board from ten to twelve directors and appointed Patricia “Patty” Watson and Archana “Archie” Deskus as new directors of the Company. On February 16, 2026, the board increased the size of our board from twelve to thirteen directors and appointed Vivek Sankaran as a new director of the Company. Mr. Sankaran’s appointment was effective February 19, 2026. As determined by our board and consistent with the recommendation of our Governance and Nominating Committee, twelve directors will stand for election at the 2026 annual meeting. Mr. Baldwin will continue as a director through the 2026 annual meeting, when his current term expires. Our board has approved a reduction in the number of directors constituting our board from thirteen to twelve members, effective immediately following the closing of the polls for the election of directors at the 2026 annual meeting. Proxies cannot be voted for a greater number of persons than the nominees named.
Our board believes that the skills, experience, and personal qualities of the director nominees, as described below, will continue to contribute to an effective and well-functioning board. Included in each director nominee’s biography is a description of select key qualifications and experiences that led our board to conclude that each nominee is qualified to serve as a member of our board. All biographical information below is as of the date hereof. For information on the factors our board considers when evaluating candidates for nomination, see “Board and Corporate Governance — Board Membership Criteria” on page 42.
Election Process
The Company has a majority of the votes cast standard to elect directors in uncontested elections of directors, such as this election. Under the Company’s bylaws, a nominee must receive a greater number of votes “FOR” than “AGAINST” his or her election. If an uncontested nominee who is already a director receives more “AGAINST” votes than “FOR” votes, that director will continue to serve as a “holdover director,” but is required to tender his or her resignation to our board. If the tendered resignation does not expressly require acceptance by our board, the resignation will become effective immediately, or upon the date set forth in the resignation, and there will be a vacancy on our board upon the effective date of the resignation. If the tendered resignation specifies that it is not effective until accepted by our board, our board has the discretion to accept or reject the resignation. In such a case, our Governance and Nominating Committee will promptly consider the tendered resignation and recommend to our board whether to accept or reject the tendered resignation. The Company will publicly disclose our board’s decision within 90 days from the date of the certification of the election results.
In each case, the director nominee, if elected, will serve a shorter term in the event of his or her resignation, retirement, disqualification, or removal from office or death. In the event that any of the nominees is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for such other person(s) as they may select, subject to the guidelines set forth above. If a choice is specified on the proxy card by a shareholder, the shares will be voted as specified. If no specification is made, the shares will be voted “FOR” each of the nominees.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR.
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 25

Director Nominee Biographies
M. Troy Woods Independent Chair of the Board
Age: 751	Committee(s): • Integration	Current Public Company Directorship(s): • None
Director Since: 2019
Prior Public Company Directorship(s) in the Past Five Years:
•
None

Select Professional and Community Contributions:
•
Member, board of directors of the YMCA of Metropolitan Columbus, GA, a non-profit youth organization that offers programs to support youth development

•
Member, Business Roundtable, a non-profit association of executives of major US companies

•
Member, board of trustees, Mercer University

Top Skills and Qualifications:
•
Industry Knowledge and Experience.   Mr. Woods brings extensive knowledge and expertise in payments and financial services through a 30-year career at Total System Services, Inc. (TSYS), which merged with Global Payments in 2019. As former CEO of TSYS, Mr. Woods brings a deep understanding of public company leadership and the business and operations of the payment technology industry.

•
Leadership and Senior Management Experience.   Mr. Woods has significant experience leading and managing large corporations having served in executive-level positions, including CEO, at TSYS prior to its merger with Global Payments.

•
Strategic Planning and Mergers and Acquisitions.   Mr. Woods has extensive and valuable core business knowledge and experience in strategic planning, business development and mergers and acquisitions, with a strong ability to evaluate integration plans, which he gained from successfully overseeing global strategy, expansion efforts, and performance at TSYS.

Career Highlights:
•
Former Chair, President and Chief Executive Officer of TSYS (2014 – 2019); President and Chief Operating Officer (2003 – 2014); Executive Vice President (1995 – 2003); Vice President (1987 – 1995)

1
Mr. Woods was nominated by our board prior to his 75th birthday, in accordance with the Company’s Corporate Governance Guidelines.

26 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Cameron M. Bready Chief Executive Officer
Age: 54	Committee(s): • Integration (Chair)	Current Public Company Directorship(s): • Crawford & Company
Director Since: 2023
Prior Public Company Directorship(s) in the Past Five Years:
•
None

Select Professional and Community Contributions:
•
Member of the board of directors of The Electronic Transaction Association (since 2018, and formerly President of the Board)

•
Member of the Metro Atlanta Chamber of Commerce (since 2021)

•
Member of the board of trustees of Woodruff Arts Center (since 2024)

•
Member of the board of trustees of Pace Academy (since 2019, and formerly Vice Chairman)

•
Member of the Business Roundtable (since 2023)

Top Skills and Qualifications:
•
Leadership and Senior Management Experience.   Mr. Bready brings a demonstrated breadth and depth of management and leadership experience, providing a deep understanding of market dynamics and organizational management, having led at the highest levels as a senior executive at Global Payments and ITC Holdings Corp.

•
Accounting and Finance.   In addition to his strategic vision, Mr. Bready has significant background in accounting and finance having previously served as Chief Financial Officer of ITC Holdings Corp. and Global Payments. While serving as CFO of Global Payments, Mr. Bready was recognized for his financial leadership, vision and execution.

•
Industry Knowledge and Experience.   Mr. Bready provides extensive knowledge of the payments and financial services industries, as well as a deep and comprehensive understanding of the Company’s customers and service offerings, derived from his extensive experience in current and former financial, operational and strategic roles. A noted leader in the payments industry, Mr. Bready has served as a member of the board of the directors of the Electronic Transaction Association, including as President of the Board.

Career Highlights:
•
Chief Executive Officer of Global Payments (since June 2023)

•
Former President and Chief Operating Officer of Global Payments, overseeing the Company’s worldwide merchant solutions businesses across North America, Europe, Asia Pacific and Latin America, along with worldwide operations, risk management, product and real estate (2019 – 2023)

•
Former Senior Executive Vice President and Chief Financial Officer of Global Payments (2014 – 2019)

•
Former Executive Vice President and Chief Financial Officer, ITC Holdings Corp., a publicly-traded independent electric transmission company (2012 – 2014)

GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 27

F. Thaddeus Arroyo Independent Director
Age: 62	Committee(s): • Technology (Chair) • Governance and Nominating	Current Public Company Directorship(s): • None
Director Since: 2019
Prior Public Company Directorship(s) in the Past Five Years:
•
None

Select Professional and Community Contributions:
•
Member, board of directors of the National Center for Women & Information Technology, a non-profit organization that works to increase participation of women in computing

•
Member, executive advisory board, SMU Cox School of Business

Top Skills and Qualifications:
•
Cybersecurity and Information Security.   Mr. Arroyo brings substantial experience managing information security, cybersecurity, and technology-related risks as a former CIO. As a former executive at AT&T, Mr. Arroyo brings a thoughtful approach balancing global risk management while leading technological initiatives.

•
Technology, Digital Transformation and Innovation.   Mr. Arroyo brings significant experience in technology and digital innovation. Having served as both CIO and Chief Strategy and Development Officer at AT&T, Mr. Arroyo has expertise in transforming technology strategy and leading digital innovation.

•
Strategic Planning and Mergers and Acquisitions.   Mr. Arroyo brings substantial expertise in developing and executing business strategies, strategic planning and mergers and acquisitions. In his service as Chief Strategy and Development Officer at AT&T, Mr. Arroyo led business development plans and strategic integration projects to foster growth and development.

Career Highlights:
•
Former Chief Strategy and Development Officer of AT&T, Inc., a Fortune 100 company and leading global telecommunications company, where he oversaw corporate strategy, corporate development, venture investments and business development (2022 – 2026)

•
Former Chief Executive Officer of AT&T Consumer, the consumer internet, video entertainment and mobility business of AT&T (2019 – 2022); Chief Executive Officer of AT&T Business, the integrated global Business Solutions organization of AT&T (2017 – 2019); Chief Executive Officer of AT&T Mexico, LLC (2015 – 2016); President-Technology Development of AT&T (2014 – 2015); Chief Information Officer of AT&T (2007 – 2014)

28 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

John G. Bruno Independent Director
Age: 61	Committee(s): • Compensation (Chair) • Technology	Current Public Company Directorship(s): • Xerox Holdings Corp.
Director Since: 2014	Prior Public Company Directorships in the Past Five Year(s): • Valor Latitude Acquisition Corp.

Top Skills and Qualifications:
•
Leadership and Senior Management Experience.   Mr. Bruno brings extensive experience leading large corporations and multinational businesses. In his current role as CEO of National Veterinary Associates and across his prior roles as President and COO at Xerox, CEO of Storm Ventures, and COO at Aon, Mr. Bruno has driven growth and development, built and realized strategic plans, and optimized shareholder value.

•
Human Capital Management.   A forward-looking and strategic executive, Mr. Bruno brings substantial experience leading teams of employees, recruiting and retaining talent, and developing strategies to identify and compensate leaders. Mr. Bruno provides an experienced approach to talent management to our Compensation Committee.

•
Technology, Digital Transformation and Innovation.   Mr. Bruno brings significant experience leading complex technology and business transformations and pursuing innovation in digital environments. In his roles at Xerox and Aon, Mr Bruno led strategic technology initiatives to drive growth and innovation and chaired the Integration Committee (Xerox).

Career Highlights:
•
Chief Executive Officer, National Veterinary Associates (2025 – present)

•
Former President and Chief Operating Officer, Xerox Holdings Corp., a Fortune 500 company (2022 – 2025)

•
Former CEO and Managing Partner of Storm Ventures, LLC, a privately-held expert advisory management consulting firm (2021 – 2022)

•
Former Chief Operating Officer and Chief Executive Officer of the Data & Analytics Services business unit of Aon, plc, a publicly-traded global risk management service provider (2019 – 2021); Chief Operations Officer (2017 – 2019); Executive Vice President of Enterprise Innovation and Chief Information Officer (2014 – 2017)

•
Former President, Industry Solutions and Field Operations, NCR Corporation, a publicly traded technology company (2013 – 2014), where Mr. Bruno chaired the company’s Enterprise Risk Management Committee; Executive Vice President of Corporate Development and Chief Technology Officer (2008 – 2013)

GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 29

Archana Deskus Independent Director
Age: 60	Committee(s): • Technology • Integration	Current Public Company Directorship(s): • Cognizant
Director Since: 2025
Prior Public Company Directorships in the Past Five Year(s):
•
None

•
Select Professional and Community Contributions:

•
Director, East West Bank (Oct. 2019 – Present)

•
Director, East West Bancorp, Inc., (Oct. 2019 – Present)

•
Former Director, Datastax (Aug. 2022 – May 2025)

•
Board member for the non-profit Junior Achievement of Southeast Texas

•
Advisory board member for the Data Science Institute of the University of Houston

Top Skills and Qualifications:
•
Technology, Digital Transformation and Innovation.   Ms. Deskus has significant experience working in technology, anticipating technological trends and generating disruptive innovation, having led enterprise-wide technology digital transformation initiatives to accelerate growth, operational excellence, and productivity at multiple companies including Paypal, Intel, Hewlett Packard, and Baker Hughes.

•
Cybersecurity and Information Security.   Ms. Deskus brings extensive experience identifying and managing cybersecurity and information security risks. As the former Chief Information Officer or Chief Technology Officer at Paypal, Intel, Hewlett Packard and Baker Hughes, Ms. Deskus has led global risk management teams in mitigating technology security risks.

•
Public Company Experience.   Ms. Deskus brings a developed understanding of the financial, technological and operational issues that are unique to public companies. Having served in executive roles at multiple public companies, including Paypal, Intel, and Hewlett Packard, she brings deep experience advancing public companies’ growth and development.

Career Highlights:
•
Former EVP, Chief Technology Officer (2023 – 2024); EVP, Chief Information Officer, Paypal (2022 – 2023)

•
Former SVP, Chief Information Officer, Intel Corporation (2020 – 2022)

•
Former SVP, Chief Information Officer, Hewlett Packard Enterprise (2017 – 2020)

•
Former VP, Chief Information Officer, Baker Hughes (2013 – 2017)

30 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Joia M. Johnson Independent Director
Age: 66	Committee(s): • Compensation • Governance and Nominating	Current Public Company Directorship(s): • Regions Financial Corporation • Sylvamo Corporation • Brown & Brown, Inc.
Director Since: 2019
Prior Public Company Directorship(s) in the Past Five Year(s):
•
None

Select Professional and Community Contributions:
•
Board member and past Chair of the American Arbitration Association, the world’s largest provider of alternative dispute resolution services

•
Board member and Chair of the Atlanta Historical Society, Inc.

•
Board member, Treasurer and Chair of the Finance Committee of the Atlanta Symphony Orchestra

•
Board member and Executive Committee member of the Atlantic Council, a foreign policy think tank

•
Board member of Grady Memorial Hospital Corporation

Top Skills and Qualifications:
•
Risk Management.   Ms. Johnson brings extensive experience identifying and navigating complex legal, regulatory and operational risks. As a former General Counsel and legal executive, Ms. Johnson provides a balanced approach and focuses on managing enterprise risks while pursuing innovation.

•
Human Capital Management.   Ms. Johnson brings substantial human capital management experience encompassing recruitment, retention, succession planning for key roles, and development and compensation matters for employees, including for employees with diverse skills and backgrounds, which she gained through her leadership roles as Chief Administrative Officer and General Counsel for Hanesbrands and the General Counsel for RARE Hospitality International, Inc.

•
Regulatory Compliance.   Ms. Johnson brings extensive experience navigating complex legal and regulatory landscapes and managing regulatory compliance obligations. As a former General Counsel of publicly traded companies, Ms. Johnson brings focus to legislative and regulatory trends, and understands the importance of a corporate culture that has a compliance-focused mindset.

Career Highlights:
•
Former Chief Administrative Officer (2016 – 2021) and General Counsel and Secretary (2007 – 2021), Hanesbrands, Inc., a publicly traded marketer of innerwear and activewear apparel

•
Former Executive Vice President, General Counsel and Corporate Secretary, RARE Hospitality International, Inc., a publicly traded restaurant franchise owner and operator (2001 – 2007)

•
Member of the board of directors of Novant Health, a private network of clinics, outpatient services and hospitals

GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 31

Kirsten M. Kliphouse Independent Director
Age: 59	Committee(s): • Governance & Nominating • Technology	Current Public Company Directorship(s): • Labcorp Holdings Inc. (LabCorp.)
Director Since: 2023
Prior Public Company Directorship(s) in the Past Five Years:
•
Dun & Bradstreet (2023 – 2025)

•
Vimeo, Inc. (2025)

Select Professional and Community Contributions:
•
Recipient of the Founders Award for superior leadership and contributions to Microsoft, Inc.

Top Skills and Qualifications:
•
Cybersecurity and Information Security.   Ms. Kliphouse brings strong cybersecurity, global incident response, and information technology experience gained through her role as President of Google Cloud Americas, as well as her prior executive roles at Red Hat, Inc., and Microsoft. Ms. Kliphouse is a leader in the field of cybersecurity oversight and is certified by the National Association of Corporate Directors.

•
Technology, Digital Transformation and Innovation.   Ms. Kliphouse brings significant experience working in technology, resulting in deep knowledge of how to anticipate technological trends and generate disruptive innovation, having delivered growth, digital transformation and innovation to several of the world’s largest global organizations, including Google and Microsoft.

•
Global Business Experience.   Ms. Kliphouse has a strong depth and breadth of international experience and a keen understanding of the cultures of countries outside the United States, especially within the technology sector and in the context of multinational expansion, executing mergers and acquisitions and business development plans, which she gained through her leadership roles as President of Google Cloud Americas, Senior Vice President and General Manager of Red Hat, CEO of Yardarm Technologies, and Corporate Vice President of Microsoft.

Career Highlights:
•
Former President of Google Cloud Americas (2022 – 2023)

•
Former President of Google Cloud North America (2019 – 2022)

•
Former Senior Vice President and General Manager of Red Hat, Inc., a subsidiary of International Business Machines Corporation (2018 – 2019)

•
Former CEO of Yardarm Technologies, a hardware and software solutions company (2017 – 2017)

•
Former Corporate Vice President for customer services, support and success of Microsoft (1991 – 2016)

32 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Connie D. McDaniel Independent Director Former Lead Independent Director
Age: 67	Committee(s): • Governance and Nominating (Chair) • Audit	Current Public Company Directorship(s): • None
Director Since: 2019
Prior Public Company Directorship(s) in the Past Five Years:
•
None

Select Professional and Community Contributions:
•
Member, board of directors of the North Florida Land Trust, a non-profit organization focused on land preservation

•
Received the Service to Georgia State University’s J. Mack Robinson College of Business Award (2010) and the Georgia State University Distinguished Alumni Award (2016)

•
Named by Treasury & Risk Magazine as one of the Top 100 Most Influential People in Finance (2007)

Notable Skills and Qualifications:
•
Accounting and Finance.   Ms. McDaniel brings extensive experience in corporate finance, financial accounting, and financial management, having served as Vice President, Global Finance Transformation and Vice President, Controller at The Coca-Cola Company. Across her career, she has led initiatives to elevate global financial capabilities, strengthen financial integrity and enhance operational efficiencies.

•
Public Company Experience.   Ms. McDaniel brings significant understanding of the financial and reporting requirements of public companies and experience navigating the strategic and operational challenges that are unique to public companies. Across her career as a finance and audit executive at The Coca-Cola Company, she led with a focus on promoting and protecting the company’s public image, reputation and brand.

•
Regulatory Compliance.   Ms. McDaniel brings strong experience navigating complex legal and regulatory issues, compliance obligations, and governmental policies in multiple jurisdictions, including while serving as the Chief of Internal Audit at The Coca-Cola Company where she led global risk assessments and audit oversight, while navigating financial, legal, and regulatory risks.

Career Highlights:
•
Chair of the board of the Virtus Mutual Funds Board (since 2025, member of the board since 2017)

•
Former Vice President and Chief of Internal Audit, The Coca-Cola Company (2009 – 2013) and its Vice President, Global Finance Transformation (2007 – 2009) and Vice President and Controller (1999 – 2007)

GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 33

Joseph H. Osnoss Independent Director
Age: 48	Committee(s): • Compensation • Integration	Current Public Company Directorship(s): • EverCommerce Inc. • First Advantage Corporation (Chair of the Board)
Director Since: 2022
Prior Public Company Directorship(s) in the Past Five Years:
•
Global Blue Group Holding AG

•
Sabre Corporation

•
Far Point Acquisition Corporation

•
Cornerstone OnDemand, Inc.

•
Zuora, Inc.

Select Professional and Community Contributions:
•
Visiting Professor in Practice at the London School of Economics

•
Participant in The Polsky Center Private Equity Council at the University of Chicago

•
Member of the Advisory Board at Stanford University Research Initiative on Long-Term Investing

•
Trustee of Brunswick School

Top Skills and Qualifications:
•
Public Company Experience.   Mr. Osnoss brings significant experience navigating the issues commonly faced by public companies. As a current and former director of numerous public companies including EverCommerce Inc., First Advantage Corporation, and Global Blue Group Holding AG, Mr. Osnoss brings a breadth of experience to anticipating and navigating the financial, operational and strategic considerations unique to public companies.

•
Strategic Planning and Mergers and Acquisitions.   Mr. Osnoss brings substantial experience in planning and executing mergers and acquisitions and in realizing the benefits of transactions through well-developed strategy and integration planning. In his executive-level roles at Silver Lake and his prior experience at Goldman, Sachs & Co., he has optimized business development opportunities through strategic planning and vision.

•
Technology, Digital Transformation and Innovation.   Mr. Osnoss also brings a background and experience working in technology and understands how to anticipate technological trends and generate disruptive innovation, which he gained through his executive-level roles at Silver Lake and his prior experience at Goldman Sachs. As a leader of a global technology investment firm, he brings substantial expertise in identifying opportunities for technological growth, investment and innovation.

Career Highlights:
•
Managing Partner, Silver Lake, a global technology investment firm (since 2019), and other roles since 2002

•
Former Investment Banker, Goldman, Sachs & Co.

34 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

William B. Plummer Independent Director
Age: 67	Committee(s): • Audit (Chair)	Current Public Company Directorship(s): • Waste Management Inc.
Director Since: 2017
Prior Public Company Directorship(s) in the Past Five Years:
•
Custom Truck One Source, Inc. (f/k/a Nesco Holdings, Inc.)

•
Mason Industrial Technology

Select Professional and Community Contributions:
•
Recognized as one of the U.S. Best CFOs by Institutional Investor Magazine and one of the 100 Most Powerful Executives in corporate America by Black Enterprise Magazine

Top Skills and Qualifications:
•
Accounting and Finance.   Mr. Plummer has extensive financial and accounting expertise, with significant experience in corporate finance, financial accounting, and financial management, which he acquired through his service as Chief Financial Officer of United Rentals, Inc. and Dow Jones & Company, and enables him to provide strong leadership and informed oversight of the Company’s operational performance, financial reporting processes, and strategic development initiatives.

•
Public Company Experience.   Mr. Plummer brings significant experience managing the financial responsibilities, reporting requirements and audit framework of public companies, which he developed through his service as Chief Financial Officer of United Rentals and Dow Jones & Company.

•
Risk Management.   Mr. Plummer has extensive experience managing and mitigating financial and operational risks. As a former CFO of Dow Jones & Company and United Rentals Inc., he brings a keen understanding of the importance of global risk management to our Audit Committee.

Career Highlights:
•
Director of Imperial Bag & Paper (dba Imperial Date), Inc., a privately held food service distribution company (since 2024)

•
Director of Venture Metals, Inc., a privately held metal recycling company (since 2019)

•
Former Chairman of the board of Cisco Equipment, a privately held equipment solutions provider and rental company (2019 – 2021)

•
Former Senior advisor to United Rentals Inc., a publicly traded equipment rental company (2018 – 2019), and Executive Vice President and Chief Financial Officer (2008 – 2018)

•
Former Chief Financial Officer, Dow Jones & Company, Inc. (2006 – 2007)

GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 35

Vivek Sankaran Independent Director
Age: 63	Committee(s): • Audit • Compensation	Current Public Company Directorship(s): • None
Director Since: 2026
Prior Public Company Directorship(s) in the Past Five Years:
•
Albertsons Companies, Inc. (2019 – 2025)

Select Professional and Community Contributions:
•
Serves on the board of Guardian Life Insurance Company of America, a mutual insurance company offering a comprehensive range of protection and financial wellness products

Top Skills and Qualifications:
•
Leadership and Senior Management Experience.   Mr. Sankaran brings extensive breadth and depth of management experience through his roles as CEO at Albertsons Companies and Frito-Lay North America and his other executive-level roles at PepsiCo and Frito-Lay. Mr. Sankaran provides a seasoned approach to guiding and driving growth within large corporations.

•
Global Business Experience.   Mr. Sankaran has significant experience with multinational businesses in international markets gained as an executive at PepsiCo and as a partner at McKinsey & Co. Mr. Sankaran understands the challenges and opportunities of leading corporations that operate across different corporate cultures.

•
Human Capital Management.   Mr. Sankaran has strong experience managing employee workforces, and as a former chief executive officer, he understands the critical role of recruiting, compensating, and retaining talent in an organization.

Career Highlights:
•
Former President and Chief Executive Officer, Albertsons Companies, Inc. (2019 – 2025)

•
Former Chief Executive Officer, PepsiCo Foods N.A. (2019 – 2019)

•
Former President and Chief Operating Officer, Frito Lay N.A. (2016 – 2019)

•
Former Chief Commercial Officer, PepsiCo N.A. (2014 – 2016)

•
Former Chief Customer Officer, Frito-Lay N.A. (2012 – 2014)

•
Former Senior Vice President, South Division, Frito-Lay N.A. (2011 – 2012)

•
Former Chief Strategy Officer, Global, PepsiCo (2009 – 2011)

•
Former Partner, North American Retail Practice Leadership and Co-Lead, Purchasing & Supply Management Practice, N.A., McKinsey & Company Inc. (1993 – 2008)

36 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Patricia A. Watson Independent Director
Age: 59	Committee(s): • Audit • Integration	Current Public Company Directorship(s): • Southwest Airlines • Rockwell Automation
Director Since: 2025
Prior Public Company Directorship(s) in the Past Five Years:
•
Texas Capital Bancshares

Select Professional and Community Contributions:
•
Served on the boards of USAA Federal Savings Bank and Texas Capital Bancshares

•
Captain, U.S. Air Force, serving as a contracting and acquisition officer, delivering aircraft technology systems, Flight Commander, and as a director of operations

Top Skills and Qualifications:
•
Industry Experience.   Ms. Watson has extensive experience leading payments and financial services companies as a former executive at NCR Atleos, NCR Corporation, Total System Services (TSYS) and Bank of America. Ms. Watson brings deep knowledge and understanding of payment processing and its position within financial services and consumer commerce.

•
Risk Management.   Ms. Watson brings extensive experience identifying and managing technology and security risks. Across her roles as Chief Information Officer at TSYS and NCR, Ms. Watson has overseen the monitoring and management of global risks that can impact organizations.

•
Cybersecurity and Information Security.   Ms. Watson brings a wealth of experience and knowledge in cybersecurity and information security, including in the area of global risk management, which she gained while serving in numerous senior technology roles, including as Chief Information Officer of NCR Corporation, President of Cloud Collaboration and Enterprise Collaboration at Intrado Corporation, Global Chief Information Officer at Total Systems Services, and Chief Information Officer at The Brink’s Company.

Career Highlights:
•
Former EVP, Chief Information and Technology Officer at NCR Alteos Corporation (2023 – 2024)

•
Former Chief Information Officer of NCR Corporation (2022 – 2023)

•
Former President of Cloud Collaboration and Enterprise Collaboration, Intrado Corporation (2020 – 2022)

•
Former Global Chief Information Officer at Total System Services (TSYS) (2015 – 2019)

•
Held senior technology leadership roles at Bank of America and served as CIO of The Brink’s Company

GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 37

Board of Directors, its Committees, Meetings
and Functions
Corporate Governance
Effective Board Leadership Structure
Our Chair and Chief Executive Officer roles have been separated since 2013, a structure that, in the board’s current view, allows our Chief Executive Officer to focus his time and energy on strategy and operations. At the same time, given his experience in the industry and prior roles at TSYS, our independent Chair is an effective liaison between the board and senior management and leads the board in its oversight responsibilities. The board views this current configuration as enabling seamless communication and collaboration between management and the board, promoting effective governance. Although the board believes this structure is in the Company’s best interest at the present time, the board may combine these positions in the future should circumstances change.
The board does not have a policy that addresses whether the roles of Chair and Chief Executive Officer should be separate or combined. The Company’s corporate governance guidelines provide that, if the Chair of the board is not an independent director, then the board shall appoint a lead director, who shall be an independent director. In connection with the board’s determination that the Chair is independent, the board has eliminated the role of lead independent director.
Taking all of this into account, the board believes that our current structure and the below outlined authority and responsibilities, as detailed further in our corporate governance guidelines, continue to allow the board to focus on key strategic, policy, and operational issues and provide critical and effective leadership.
38 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

M. Troy Woods Independent Chair	Cameron M. Bready Chief Executive Officer

✓
Presiding at all meetings of the board (including executive sessions)

✓
Conferring with the CEO on the Company’s strategy and strategic plan

✓
Engaging with the CEO and the Company’s executive leadership team between board meetings on business developments

✓
Generally approving information provided to the board, board meeting agendas and meeting schedules to ensure there is sufficient time for discussion of all agenda items

✓
Leading board self-assessment interviews with all directors

✓
Presiding over shareholder meetings

✓
Representing the board in communications with major shareholders and other stakeholders, as needed

✓
Creating and implementing the Company’s vision and mission

✓
Leading the development of the Company’s strategies — both short and long-term

✓
Setting meaningful and measurable operating and strategic goals for the Company

✓
Establishing a strong performance management culture

✓
Assessing and managing the Company’s exposure to risk

✓
Serving as the primary interface between management and the board

✓
Reviewing organizational structure needs and developing ongoing management succession plans

✓
Representing the face of the Company to stakeholders

✓
Providing regular updates and information to the board on all key issues and business developments and status of operations

GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 39

Board Independence
At least a majority of our directors, and all of the members of our Audit Committee, Compensation Committee, and Governance and Nominating Committee, must be “independent” based on the listing standards of the New York Stock Exchange (NYSE). Each year, our board of directors reviews the independence of our directors and considers, among other things, relationships and transactions during the past three years between each director or any member of his or her immediate family, on the one hand, and our Company and our subsidiaries and affiliates, on the other hand.
The purpose of the review is to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent as defined under the NYSE listing standards.
The NYSE listing standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, our board of directors must affirmatively determine that a director has no material relationship with our Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our Company). Additional independence requirements established by the SEC and the NYSE apply to members of our Audit Committee and our Compensation Committee.
Using these standards for determining the independence of its members, the board determined that the following director nominees are independent:
F. Thaddeus Arroyo	Kirsten M. Kliphouse	Vivek Sankaran
John G. Bruno	Connie D. McDaniel	Patricia A. Watson
Archana Deskus	Joseph H. Osnoss	M. Troy Woods
Joia M. Johnson	William B. Plummer
There is no family relationship between any of our NEOs or directors. Other than as described elsewhere in this proxy statement or arrangements or understandings with the directors solely in their capacities as such, there are no arrangements or understandings between any of our directors and any other person pursuant to which any of them was elected as a director.
40 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Board Membership Criteria
Our Governance and Nominating Committee assesses potential candidates based on their history of achievement, the breadth of their business experiences, whether they bring specific skills or expertise in areas that the committee has identified as desired, and whether they possess the personal attributes and experiences that will contribute to the sound functioning of our board. Our corporate governance guidelines embody these principles and set forth the following non-exclusive criteria for directors:
✓ Experience — Particular skills and leadership experience that are relevant to the Company’s strategic vision.
✓ Board Contribution — Integrity, business judgment, and commitment.

✓
Diversity — The board and Governance and Nominating Committee value diverse perspectives among our directors and believe that diversity on our board should be a priority, and therefore actively seek diverse candidates with regard to background and other attributes and skills.

✓ Age and Tenure — The age and board tenure of each incumbent director.

✓
Board Size — Our Governance and Nominating Committee periodically evaluates whether a larger or smaller board would be preferable, depending on the board’s needs and the availability of qualified candidates.

✓ Board Independence — Independence of candidates for director nominees, including the appearance of any conflict in serving as a director.
✓ Other Public Company Service — The number of other public company boards on which a director may serve.
✓ Director Commitment — The director’s ability to devote sufficient time to his/her role as a director and any committee service.
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 41

Process for Identifying and Adding New Directors; Continuing Education
Our board routinely engages in succession planning and adds new members on an opportunistic basis when it identifies candidates whom it believes have experience, skill sets and other characteristics that will enhance board effectiveness. We have a mandatory retirement age and our board engages in recruitment as appropriate to support its refreshment efforts.
Our Governance and Nominating Committee identifies and adds new directors using the following process:
1	2	3
Collect Candidate Pool	Holistic Candidate Review	Recommendation to the Board
• Independent search firms • Director recommendations • Shareholder recommendations
•
Governance and Nominating Committee focuses on candidates with skills that align to the Company’s long-term corporate strategy as well as areas of current and future anticipated needs most critical to the board

•
Prior to a vote as to whether a potential nominee is recommended, the candidates that emerge from the process are interviewed by members of the committee and other board members, including the Chair

•
Extensive due diligence is conducted by the Company and/or third parties, including soliciting feedback from our other directors and applicable persons outside the Company

		• Our Governance and Nominating Committee presents qualified candidates to the board for review, consideration and approval
Directors are encouraged to participate in education programs as they see fit to stay informed about corporate governance developments, industry trends, and best practices relevant to their overall board contributions and specific committee roles. The Company provides educational opportunities for directors during regularly scheduled board meetings and provides access to third-party educational programs. The Company maintains a subscription for board members to the National Association of Corporate Directors (NACD), a recognized authority focused on advancing board leadership and establishing boardroom practices.
Board Refreshment
We periodically review our board’s composition to ensure that we continue to have the right mix of skills, background and tenure necessary to promote and support the Company’s long-term strategy. The board currently believes that an appropriate size is seven to twelve members, allowing, however, for changing circumstances that may warrant a higher or a lower number as evidenced by the increase to thirteen directors to allow for the appointment of Mr. Sankaran. However, our board has approved a reduction in the number of directors constituting the board from thirteen to twelve members, effective immediately following the closing of the polls for the election of directors at the 2026 annual meeting. The board also believes that directors develop an understanding of the Company and an ability to work effectively as a group over time that provides substantial value, and therefore a significant degree of continuity year-over-year is beneficial to shareholders and generally should be expected. In addition, our board believes that a mix of tenures is important in order to provide for both fresh perspectives and deep experience and knowledge of the Company.
In furtherance of the board’s active role in board succession planning, our board has appointed three new independent directors since 2025, and six of our twelve nominated directors have joined our board within the last 4 years — bringing fresh perspectives, diverse experiences, and new insights to enhance the effective oversight of our business.
These changes are consistent with our board’s long-term strategy to refresh its composition to best position our Company for the future.
42 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Commitment to Diverse Perspectives and Inclusion
Our board believes that having a diverse set of directors with a range of skills, backgrounds, experiences, perspectives and expertise best ensures effective oversight, allows us to represent the interests of our shareholders, and provides guidance and oversight with respect to the Company’s strategy and operations.
Limitation on other Board and Audit Committee Service
As part of the annual board evaluation process, and as required by our corporate governance guidelines, our Governance and Nominating Committee evaluates the nature of and amount of time involved in a director’s service on other boards in evaluating the suitability of individual directors, their ability to devote a sufficient amount of time to serving on the board and making director nominations.
Our corporate governance guidelines establish the following limits on our directors serving on publicly-traded company boards and audit committees. Our Governance and Nominating Committee may grant exceptions to the limits on a case-by-case basis after taking into consideration the facts and circumstances of the request.
Director Category	Limit on publicly-traded board and audit committee service, including Global Payments
All directors	4 boards
Director who is a CEO of Global Payments	2 boards
Directors who serve on Audit Committee	3 audit committees
All directors are within the Company’s guidelines for outside board service.
Attendance at Board, Committee, and Annual Shareholder Meetings
Our full board of directors met twelve times during 2025. Each of our directors attended at least 75% of the meetings of the board held during their membership, including meetings of the committees on which he or she served during 2025. Pursuant to our corporate governance guidelines, all of our directors are expected to attend the 2026 annual meeting of shareholders, and all directors attended the 2025 annual meeting.
Board and Committee Membership
Our board has four standing committees that assist our board in carrying out its responsibilities: an Audit Committee, a Compensation Committee, a Technology Committee, and a Governance and Nominating Committee. Each standing committee is composed entirely of independent directors.
In addition to the standing committees described above, from time to time, our Board may create “ad hoc” committees for specific projects or transactions. In January 2026, we acquired Worldpay. In connection with this acquisition, our board formed an ad hoc Integration Committee consisting of both independent directors and our CEO, an employee-director, to oversee the Worldpay integration activities.
Each committee reports any activities, discussions, recommendations and approvals to our board at each regularly scheduled board meeting and operates under a charter approved by our board and reviewed annually by the respective committee and our board. Our corporate governance guidelines and the committee charter for each standing committee are available in the Investor Relations section of our website, https://investors.globalpayments.com/.
Board and committee leadership and membership is reviewed annually by our board, upon recommendation of our Governance and Nominating Committee. Upon recommendation of our Governance and Nominating Committee, our board considers committee composition on an annual basis, believing that, while the Company benefits from having a level of consistency in our committee composition and committee chairs, fresh perspectives likewise facilitate enhanced board and committee performance. The current membership of our Audit Committee,
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 43

Compensation Committee, Technology Committee, Governance and Nominating Committee, and Integration Committee is set forth in the table below:
◦  Member      •  Chair
	Audit	Compensation	Governance	Technology	Integration
Troy Woods					◦
Cameron Bready					•
Thaddeus Arroyo			◦	•
Robert Baldwin	◦	◦
John Bruno		•		◦
Archana Deskus				◦	◦
Joia Johnson		◦	◦
Kirsten Kliphouse			◦	◦
Connie McDaniel	◦		•
Joe Osnoss		◦			◦
William Plummer	•
Vivek Sankaran	◦	◦
Patricia Watson	◦				◦
Investment Agreement
Pursuant to the terms of an investment agreement (Investment Agreement) among the Company and certain affiliates of Silver Lake Group, L.L.C. (Silver Lake), Silver Lake is entitled to designate one individual to our board as long as Silver Lake or its affiliates beneficially own at least 50% of the aggregate principal amount of the Company’s 1.00% convertible senior notes due 2029 (including the amount of such notes converted into shares of our common stock) issued to Silver Lake. In accordance with the terms of the Investment Agreement, in October 2022, Silver Lake designated, and our board appointed, Joseph H. Osnoss to our board.
44 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

A description of our committees is set forth below.
Audit Committee

William B. Plummer (Chair)	Members: William B. Plummer (Chair)*, Robert H.B. Baldwin, Jr., Connie D. McDaniel, Vivek Sankaran1, and Patricia A. Watson	6 meetings in 2025 All members are independent
Key Objectives:
•
Assists our board in its oversight responsibilities relating to the quality and integrity of our financial reporting and disclosure obligations.

•
Appoints, retains and approves the compensation of the Company’s independent auditor.

•
Oversees, monitors and evaluates the qualifications, performance and independence of the independent auditor.

•
Approves the scope of the annual audit activity (including reviewing the proposed audit plan and the integration of the independent and internal audit efforts).

•
Oversees the Company’s internal audit function and is responsible for the appointment of the head of the Internal Audit department.

•
Oversees the Company’s Global Risk Management (“GRM”) program, as well as vendor risk management, insurance, and physical security, and the internal controls designated to mitigate risks related to these topics.

•
Receives regular reports from the Chief Risk Officer concerning the status of the Company’s GRM program.

•
Assists our board in overseeing the Company’s ethics and compliance program and confidential whistleblower process.

•
Receives regular reports from the Chief Legal Officer on litigation, regulatory and compliance topics.

•
Reviews and approves related party transactions.

•
Meets independently with each of the Chief Financial Officer, Chief Audit Executive, Chief Legal Officer, and independent auditor.

Risk Oversight Role:
•
Oversees the Company’s performance to ensure alignment with the risk assessments and tolerance levels prescribed in the GRM program with respect to the Company’s major financial risk and enterprise exposure.

•
Oversees the Company’s internal controls and financial reporting.

1
Mr. Sankaran was appointed to our Audit Committee effective February 19, 2026.

GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 45

Audit Committee Financial Experts:
William B. Plummer	Robert H. B. Baldwin, Jr.	Connie D. McDaniel
Our board has determined that Mr. Plummer, Mr. Baldwin, and Ms. McDaniel each qualify as audit committee financial experts, as defined in the applicable SEC rules, and that all Audit Committee members are financially literate.
46 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Governance and Nominating Committee

Connie D. McDaniel (Chair)	Members: Connie D. McDaniel (Chair), F. Thaddeus Arroyo; Joia M. Johnson; and Kirsten M. Kliphouse	5 meetings in 2025 All members are independent
Key Objectives:
•
Establishes and evaluates qualifications for our directors to ensure our full board and its committees continue to operate functionally and with an appropriate degree of independence from management.

•
Evaluates and recommends director nominees for election at annual meetings of shareholders or to fill vacancies, and manages our board and committees refreshment process.

•
Reviews and recommends our board’s committee structure and composition.

•
Oversees the Company’s sustainability and governance activities, including the activities of the management steering committee and the Company’s periodic corporate responsibility reports.

•
Oversees the Company’s corporate governance guidelines, including procedures for shareholders and other parties to communicate with our board.

•
Administers our board’s policy on related party transactions and recommends any revisions to it.

•
Oversees retention and compensation of search firms to be used to identify director candidates.

•
Leads the annual assessment of effectiveness of our board and committees.

•
Identifies and considers emerging corporate governance issues and trends.

•
Receives periodic reports on government relations issues pertaining to the Company.

•
Reviews the Company’s political activities, contributions and expenditures, and political activity policy.

•
Reviews shareholder proposals and recommends to our board actions to be taken in response to each proposal.

Risk Oversight Role:
•
Oversees our risk management activities with respect to our corporate governance structure at our board and senior management level and sustainability issues, trends and policies.

•
Promotes a risk-aware culture by, for example, reviewing our Code of Conduct and Ethics, and the Code of Ethics for Senior Financial Officers.

GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 47

Compensation Committee

John G. Bruno (Chair)	Members: John G. Bruno (Chair), Robert H.B. Baldwin, Jr., Joia M. Johnson, Joseph H. Osnoss, and Vivek Sankaran1	5 meetings in 2025 All members are independent
Key Objectives:
•
Establishes and reviews the objectives of our executive compensation program.

•
Oversees our management succession plan.

•
Reviews and approves the Company’s strategies and policies related to human capital management and assists our board in the oversight of the Company’s People, Access, and Belonging efforts.

•
Reviews and approves the financial goals and objectives relevant to our CEO’s compensation.

•
Evaluates the performance of the CEO and determines his compensation level.

•
Reviews and approves the annual base salaries and annual incentive opportunities of the other NEOs.

•
Oversees the administration of the Company’s equity-based incentive compensation plans and the executive non-equity (cash) annual performance plan.

•
Oversees the Company’s clawback policy.

•
Assists our board in setting the form and amount of non-employee director compensation.

•
Responsible for the appointment, compensation and oversight of any compensation consultant or advisor.

•
Sets the Company’s stock ownership and retention and holding periods applicable to executives and directors.

•
Reviews the results of any shareholder advisory votes on executive compensation or other feedback on this subject that may be garnered through the Company’s shareholder engagement.

•
Reviews and approves the Company’s Compensation Discussion and Analysis and Compensation Committee Report for inclusion in the proxy statement.

Risk Oversight Role:
•
Oversees our risk management activities with respect to our compensation policies and practices for our directors and NEOs.

•
Considers our executive compensation programs from a risk perspective, conducting reviews and risk assessments of our compensation policies and practices, and monitors the compensation consultants, including their independence.

1
Mr. Sankaran was appointed to our Compensation Committee effective February 19, 2026.

48 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Technology Committee

F. Thaddeus Arroyo (Chair)	Members: F. Thaddeus Arroyo (Chair), John G. Bruno, Archana Deskus, and Kirsten M. Kliphouse	4 meetings in 2025 All members are independent
Key Objectives:
•
Reviews the Company’s key initiatives and practices relating to information security, cyber-security, disaster recovery, business continuity, and data privacy and data governance, and monitors compliance with regulatory requirements and industry standards.

•
Provides board-level oversight with regard to significant technology and information security practices and cyber-risk profile.

•
Serves as a liaison between our board and the CISO with regard to our technology and information security practices and cyber-risk profile.

•
Monitors the Company’s compliance with technology-related regulatory requirements and industry standards.

•
Receives quarterly reports from the CISO concerning the status of the Company’s information security program, cyber-risk profile, and related matters.

•
Receives quarterly reports from the Chief Risk Officer concerning the status of the Company’s GRM program.

•
Responsible for the oversight of the appointment, activities, organizational structure, qualifications and budget of the CISO.

•
Meets independently with each of the Chief Technology Officer (CTO) and the CISO.

Risk Oversight Role:
•
Ensures that the Company’s strategic business goals are aligned with its technology strategy and infrastructure and that management has adequate support for the Company’s technology and information security needs.

•
Oversees the Company’s risk management related to technology, information security practices and artificial intelligence.

GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 49

Integration Committee

Cameron M. Bready (Chair)	Members: Cameron M. Bready (Chair), Archana Deskus, Joseph H. Osnoss, and Patricia A. Watson, M. Troy Woods	All members except Mr. Bready are independent
Key Objectives:
•
Works with management to review plans to achieve the objectives for the integration of Worldpay into the Company.

•
Reviews progress made against the integration plans, including execution of corporate integration initiatives such as commercial activities, technology, cybersecurity, finance, supply chain, and marketing related initiatives.

•
Reviews progress made against the execution of growth and synergy initiatives and related value capture.

•
Reviews integration budget with management and the allocation of resources to achieve integration goals.

•
Reviews any material risk associated with the integration process and of management’s efforts to mitigate such risks.

•
Provides our board with regular updates regarding the status of integration and any material risks.

•
Makes recommendations to our Board regarding any of the foregoing matters and plans to achieve the objectives for the integration of Worldpay into the Company.

Risk Oversight Role:
•
Ensures that the Company’s integration goals are aligned to achieve the objectives for the integration of Worldpay into the Company.

•
Oversees the Company’s progress and execution against the integration plans, and assesses risks associated with the integration process and management’s efforts to mitigate any risks.

50 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Board Oversight
Our board is responsible for the oversight of management. In that regard, the primary responsibilities of our board include, but are not limited to, oversight of the Company’s business plan and the Company’s development of its strategy and risk management, including the oversight of the Company’s determination of risk appetite. In addition, our board receives regular reports on risk management activities from each of its committees to provide more in-depth oversight of specific key risk exposures. Please see pages 45-50 for additional information about the oversight responsibilities of each of our committees.
Management reports to the full board or appropriate board
committee on the management of significant risks to the enterprise.
Selected Areas of Board Oversight
Board’s Role in Overseeing Global Risk Management
Our board of directors views the oversight of risk management as one of its key functions. While management is responsible for assessing and managing risk, our board is responsible for promoting an appropriate culture of risk management within the Company and setting the right “tone at the top”. Our board oversees management’s implementation of the GRM program, including reviewing our global risk portfolio and engaging directly with management to set high-level policy and ensure the long-term interests of the Company and its shareholders are being served.
At least annually, our board, acting directly or through its committees, discusses with management the appropriate level of risk relative to our strategy and objectives, identifies potential emerging risks, and reviews with management our existing risk management processes and their effectiveness. For certain risks, upon assessing potential impacts to our business and strategy, we may apply a longer-term view to monitoring and mitigation activities.
Each committee reports to our board at least quarterly regarding its designated areas of risk oversight in order to ensure alignment. The committees meet regularly in executive sessions with our Chief Financial Officer, Chief Legal Officer, CTO, CISO, Chief Audit Executive and other members of senior management, during which the applicable committee examines our risk management processes, controls and procedures, talent and capabilities. These discussions ensure that management is properly focused on risk by, among other things, reviewing and discussing with our board the performance of senior management and business units of the Company.
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 51

In 2025, key areas of focus included updates on the Company’s strategic transformation, M&A activity, technology, cyber-security, information security, privacy and data governance, vendor due diligence and management, geopolitical threats, Federal Banking Agency examination program and outcomes, global risk management, artificial intelligence, and legal and regulatory risks and oversight.
The Management Risk Committee is the executive-level management committee administered by our Chief Risk Officer and chaired by our Chief Executive Officer. Our GRM program is designed to work across the Company to assess, govern and manage risks identified by management in the short-, intermediate- and long-term and oversee the Company’s response to those risks. In order to fulfill its responsibilities, the Management Risk Committee identifies, assesses, monitors, and seeks to mitigate the Company’s enterprise-wide key risks. From time to time, we also utilize industry information sources, such as professional services firms or subscription resources, to examine risk trends and changes, and benchmark our risk mitigation strategies against those of our peers. Our GRM program also works in tandem with our accounting and financial reporting groups to align the risk identification and assessment process with our existing disclosure controls and procedures.
Our board believes that the practices described above and our current leadership structure described in the “Corporate Governance — Effective Board Leadership Structure” section facilitate effective board oversight of risk management because they allow the board, working through its committees, to proactively participate in the oversight of management’s actions.
Board’s Role in Overseeing our Business Plan and Strategy
Our board has oversight responsibility for management’s establishment and execution of our corporate strategy. Elements of strategy are discussed at every regularly scheduled board meeting, guided by current Company-level priorities. In addition to quarterly and specially scheduled meetings, our board holds regular meetings specifically focused on the Company’s strategy.
Our board also regularly reviews the businesses’ strategic and operational priorities, the competitive environment, market challenges and economic trends, investments and partnerships, and integrations of recent acquisitions. At meetings occurring throughout the year, our board assesses capital allocation plans, the Company’s performance against the annual budget and against its peers, periodic examinations conducted by the Federal Banking Agencies, and potential mergers, acquisitions and dispositions for alignment with our strategic priorities. Additionally, our independent directors hold regularly scheduled executive sessions without management present, during which strategy is discussed.
In 2025, our board focused extensively on the Company’s strategic transformation activities, fostering organizational alignment, products and brand, and integration planning, to ensure the successful execution of these initiatives.
In 2026, our board formed a new ad hoc Integration Committee to achieve the objectives for the integration of Worldpay into the Company. Please see page 50 for additional information about the oversight responsibilities of our Integration Committee.
The Board’s Role in Overseeing Information Security and Cyber-Security Risk
Our board has delegated to our Technology Committee oversight of the Company’s cyber-risk and information security program. Specifically, subject to oversight by the full board, our Technology Committee, which is composed solely of independent directors, receives, at a minimum, quarterly reports from the CISO on the Company’s cyber-risk profile, information security initiatives, annual budget and emerging cyber-risks. Moreover, at every regular meeting of our Technology Committee, the CISO, who maintains a reporting line to our Technology Committee, provides the committee with updates and changes to the state, strategy and risks related to the information security program, as well as other security news and topics. Our Technology Committee and Audit Committee also receive quarterly reports from the Chief Risk Officer regarding our risk exposure related to significant information technology and information security risks, and our board regularly receives information about these topics from the Chair of our Technology Committee, the CTO, and management. Our board is apprised directly of security incidents as appropriate, pursuant to our security incident response practices.
The Company continues to prioritize the proper identification, assessment, mitigation and/or management of information security risks, as well as the role of our board in overseeing such activities. GRM has established information security as a top-tier corporate risk, and the CISO organization, which administers the Company’s
52 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

information security program, continually refines and improves the information security program to ensure responsiveness to the evolving risk landscape. In 2025, key actions included, without limitation, a review and refinement of the Company’s three-lines-of-defense model for the identification, assessment, and management of information security risks; the development of a new unit within the information security function dedicated to the investigation and remediation of insider threats, including a refresh of second-line function focused on technology risk and situated within the Global Risk Management function, and a variety of Company-wide security information awareness and training initiatives and communications.
Using the information provided to it through the mechanisms described above, our Technology Committee reviews our key initiatives and practices relating to information technology, information security, cyber-security, disaster recovery, business continuity, data privacy, artificial intelligence and data governance, and monitors compliance with regulatory requirements and industry standards. Our Technology Committee helps to ensure that our strategic business goals are aligned with our technology strategy and infrastructure and that management has adequate support for the Company’s internal technology and information security needs.
Refer to the 2025 Form 10-K for additional information on our cyber-security practices.
Board Oversight of Corporate Responsibility and Sustainability Issues
At the board level, our Governance and Nominating Committee has primary oversight responsibility for the Company’s corporate responsibility and sustainability strategy, activities and risks, reviewing at least annually our policies and activities regarding corporate responsibility and sustainability, and assessing our management of risks with respect thereto. Our Governance and Nominating Committee meets with management to review and discuss the Company’s sustainability and social initiatives, challenges, and opportunities, so that it can advise on key matters that affect all of the Company’s stakeholders, and also briefs our board on current and emerging topics and progress on implementing the Company’s corporate responsibility and sustainability priorities on a periodic basis. For instance, during 2025, our Governance and Nominating Committee reviewed and refreshed committee assignments, including recommendations to our board on director appointments for two new directors, as well as for the inaugural appointments to our Integration Committee, reviewed our Global Responsibility Report, which included descriptions of our continued focus on ethics and compliance, and our ongoing commitments to positive community impact.
Our Compensation Committee oversees the Company’s strategies and policies related to human capital management and assists our board with its oversight with respect to the Company’s People, Access and Belonging efforts. For instance, in 2025, our board and Compensation Committee focused on management’s progress in redesigning the organization to align with the Company’s new operating model, its forthcoming combination with Worldpay, and optimizing talent.
Additionally, each quarter our Audit Committee reviews and discusses with management the key risks on these topics identified from the GRM process, including their potential impact on our operations, our risk mitigation strategies, and related disclosure matters.
Board Oversight of Executive Compensation Program
Each year, our Compensation Committee, advised by its independent compensation consultant, undertakes a rigorous review of our executive compensation program and determines compensation in the context of our pay-for-performance philosophy. Our Compensation Committee reviews and approves the goals and objectives used to determine executive compensation, evaluates performance considering such goals and objectives, and determines and approves compensation levels based on that evaluation. Our Compensation Committee works closely with our CEO to establish performance goals that further our strategic objectives and to set compensation for the Company’s other NEOs.
Board Oversight of Political Contributions
We believe that the Company’s political activities and related spending, which are limited, reflect the interests of the Company and its shareholders and not those of any individual director, officer or team member. We are committed to being fully compliant with all federal, state, and local requirements associated with participating in the policy making and political process. Our Governance and Nominating Committee maintains oversight of the Company’s
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 53

political activities, contributions and expenditures. The head of our government relations team reports to our Governance and Nominating Committee on at least an annual basis. The committee conducts an annual review of political contributions, corporate political expenditures, and the Company’s political activity strategies and policies, reporting on the same to the full board.
Political Activity and Spending
Global Payments is committed to participating in the political and public policy process in a responsible and ethical way that serves the best interests of our shareholders, employees, customers and the communities in which we operate. The Global Payments Political Action Committee (PAC) makes political contributions on a bipartisan basis to political parties, political committees and candidates who understand the legislative and regulatory issues that are important to the Company and share our values and goals. Our head of Government Relations reports annually to our Governance and Nominating Activity on the PAC’s activities.
Additionally, we publicly disclose the following information on an annual basis:
•
Direct corporate political contributions made in the U.S.

•
Direct independent political expenditures.

•
Donations to 501(c)(4) entities where it was determined the contribution was used for election-related activities.

•
Memberships in U.S.- based national trade associations where non-deductible dues exceed $25,000, including the portion used for political purposes.

Evaluation of Board and Committee Effectiveness
Each year, our board and its standing committees conduct self-assessments to ensure they are performing effectively and to identify opportunities to improve board and committee performance. The self-assessment is conducted under the oversight of our Governance and Nominating Committee. Directors respond to a comprehensive questionnaire through an interview process with the chair of each committee, with the Chair of our board leading the discussion at the board level. The questionnaire asks directors to consider topics related to board and committee composition, structure, effectiveness and responsibilities, as well as the overall mix of director skills, experience, diverse perspectives and backgrounds. Our board also engages with senior management as part of the evaluation process, seeking their feedback on our board’s performance and effectiveness to ensure alignment with the Company’s strategic objectives.
Each standing committee, as well as our board as a whole, reviews and examines the responses from these assessments and makes appropriate recommendations to our board. The results of the assessments and any associated recommendations are then discussed by our board and the respective committees in executive session, with a view toward taking action to address any issues presented.
Codes of Conduct and Ethics
Global Payments has adopted a Code of Ethics for Senior Financial Officers that is applicable to the Chief Executive Officer and the Chief Financial Officer, and a Code of Conduct and Ethics that is applicable to all employees and directors of the Company. The codes deter wrongdoing and promote honest and ethical conduct, compliance with laws, rules and regulations and internal reporting of possible legal or ethics violations. The Code of Ethics for Senior Financial Officers and the Code of Conduct and Ethics are available on the Company’s website at: https://investors.globalpaymentsinc.com/governance/governance-documents.
Contacting Our Board of Directors
Any interested party may contact any individual director or independent directors as a group, or all of our directors by directing such communications to the applicable directors in care of the Corporate Secretary at our address at 3550 Lenox Road, Suite 3000, Atlanta, Georgia 30326. Any correspondence received by the Corporate Secretary in accordance with the foregoing will be forwarded to the applicable director or directors.
54 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Board of Directors Compensation
Our non-employee Director Compensation Plan is designed to attract, retain and compensate highly-qualified directors by providing them with competitive compensation and an equity interest in our Company in order to align their interests with those of our shareholders. In lieu of per-meeting fees, we pay our non-employee directors annual cash and stock retainers, which are payable in advance on the first business day after each annual meeting of shareholders (prorated for partial periods for new directors). We do not pay additional compensation to directors who are also our employees for their service as a director.
Our Compensation Committee periodically reviews our non-employee Director Compensation Plan and makes recommendations as necessary to our full board of directors.
Annual Director Compensation
There are three elements of our compensation program for non-employee directors: an annual cash retainer, an annual supplemental cash retainer (for certain board and committee leadership positions) and an annual stock retainer. The following table describes each applicable element of director compensation for the shareholder year beginning in April 2025.
Director	Annual Basic Cash Retainer	Annual Supplemental Cash Retainer	Annual Stock Retainer (FMV)
Independent Chair of the Board	$125,000	$100,000	$285,000
Chair of Audit Committee	$125,000	$40,000	$230,000
Chair of Other Committees	$125,000	$30,000	$230,000
All Other Non-Employee Directors	$125,000	N/A	$230,000
The number of fully-vested shares of our common stock granted as the annual stock retainer is based on the market price of our common stock on the grant date. Directors are also reimbursed for their out-of-pocket expenses incurred in connection with attendance at board and committee meetings.
All of the non-employee directors are eligible to participate in our Non-Qualified Deferred Compensation Plan described under “Board and Corporate Governance — Director Compensation — Non-Qualified Deferred Compensation Plan” below. None of our directors participated in our Non-Qualified Deferred Compensation Plan in 2025.
2025 Director Compensation Table
The following table summarizes the compensation of our independent directors during 2025.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total($)
F. Thaddeus Arroyo	$155,000	$229,979	$384,979
Robert H.B. Baldwin, Jr.	$125,000	$229,979	$354,979
John G. Bruno	$155,000	$229,979	$384,979
Archana Deskus(3)	$72,603	$114,985	$187,588
Joia M. Johnson	$125,000	$229,979	$354,979
Kirsten M. Kliphouse	$125,000	$229,979	$354,979
Connie D. McDaniel	$155,000	$229,979	$384,979
Joseph H. Osnoss	$125,000	$229,979	$354,979
William B. Plummer	$165,000	$229,979	$394,979
Patricia A. Watson(3)	$72,603	$114,985	$187,588
M. Troy Woods	$225,000	$284,991	$509,991
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 55

(1)
Represents basic and supplemental cash retainers earned during 2025. All annual cash retainers are payable in advance on the first business day after each annual meeting of shareholders (or on the day of a director’s appointment to our board, as applicable) and are considered fully earned when paid.

(2)
Represents the aggregate grant date fair value of awards of stock granted on April 30, 2025 (and, in the case of Archana Deskus and Patricia A. Watson, on the date of their appointment), all of which were fully-vested on the grant date, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, or FASB ASC Topic 718. The amount shown in this column is based on the closing price of our common stock on the applicable grant date. None of our independent directors had any unvested stock awards outstanding as of December 31, 2025.

(3)
Reflects prorated payments for partial year service based on Ms. Deskus’s and Ms. Watson’s appointment on September 24, 2025.

The following table reflects the stock options for each independent director that were outstanding as of December 31, 2025.
Independent Directors	Options Outstanding as of December 31, 2025
F. Thaddeus Arroyo	4,822
Robert H.B. Baldwin, Jr.	0
John G. Bruno	0
Archana Deskus	0
Joia M. Johnson	3,123
Kirsten M. Kliphouse	0
Connie D. McDaniel	0
Joseph H. Osnoss	0
William B. Plummer	0
Patricia A. Watson	0
M. Troy Woods	83,226
Non-Qualified Deferred Compensation Plan
The non-employee directors are eligible to participate in our Non-Qualified Deferred Compensation Plan, referenced herein as the deferred compensation plan. None of our directors participated in our Non-Qualified Deferred Compensation Plan in 2025. Pursuant to the deferred compensation plan, non-employee directors are permitted to elect to defer up to 100% of their annual cash retainer. Participant accounts are credited with earnings based on the participant’s investment allocation among a menu of investment options selected by the deferred compensation plan administrator. Participants are 100% vested in the participant deferrals and related earnings. We do not make contributions to the deferred compensation plan and do not guarantee any return on participant account balances. Participants may allocate their plan accounts into sub-accounts that are payable upon separation from service or on designated specified dates. Except in the case of death or disability, participants may elect in advance to have their various account balances pay out in a single lump sum or in installments over a period of two to ten years. In the event a participant separates from service by reason of death or disability, the participant or his or her designated beneficiary will receive the undistributed portion of his or her account balances in a lump-sum payment. Subject to approval by the deferred compensation plan administrator, in the event of an unforeseen financial emergency beyond the participant’s control, a participant may request a withdrawal from an account up to the amount necessary to satisfy the emergency (provided the participant does not have the financial resources to otherwise meet the hardship).
Target Stock Ownership Guidelines
Our board of directors has implemented stock ownership guidelines for our directors in order to foster equity ownership and align the interests of our directors with our shareholders. Within five years of becoming a director, each director is expected to beneficially own a number of shares of our common stock at least equal in value to 500% of the director’s annual cash retainer. All of our non-employee directors were in compliance with the stock ownership guidelines as of the record date.
56 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Common Stock Ownership
Common Stock Ownership by Management
The following table sets forth information as of February 26, 2026 with respect to the beneficial ownership of our common stock by (i) each of our current directors, (ii) each of our NEOs, and (iii) the 17 persons, as a group.
Name and Address of Beneficial Owner(1)	Shares Beneficially Owned with Sole Voting and/or Sole Investment Power(2)	Shares Beneficially Owned with Shared Voting or Shared Investment Power	Shares Issuable Upon Exercise of Stock Options(3)	Total	Percentage of Class
Named Executive Officers:
Cameron M. Bready	325,114		264,800	589,914	*
Robert Cortopassi	52,895		23,331	76,226	*
Josh J. Whipple	72,884		48,444	121,328	*
David L. Green	57,179		98,328	155,507	*
Ryan J. Loy	—		—	—	*
Independent Directors and Director Nominees:
F. Thaddeus Arroyo	13,093		4,822	17,915	*
Robert H.B. Baldwin, Jr.	45,911		—	45,911	*
John G. Bruno	18,670		—	18,670	*
Archana Deskus	1,320		—	1,320	*
Joia M. Johnson	16,567		3,123	19,690	*
Kirsten M. Kliphouse	5,897		—	5,897	*
Connie D. McDaniel	30,014		—	30,014	*
Joseph H. Osnoss	7,796(4)		—	7,796	*
William B. Plummer	15,506		—	15,506	*
Vivek Sankaran	239		—	239	*
Patricia A. Watson	2,651		—	2,651	*
M. Troy Woods	505,852		83,226	589,078	*
All Directors and Executive Officers as a Group(17)	1,144,805		431,469	1,576,274	*

*
Less than one percent.

(1)
The address of each of the directors and officers listed is c/o Global Payments Inc., 3550 Lenox Road, Atlanta, Georgia 30326.

(2)
Includes the number of shares of common stock the person “beneficially owns,” as defined by SEC rules, other than shares issuable upon the exercise of options that are currently vested or that will vest within 60 days of February 26, 2026. Unless otherwise indicated, each person listed in the table possesses sole voting and investment power with respect to the common shares reported in this column to be owned by such person.

(3)
Includes the number of shares that the person had a right to acquire as of, or within 60 days after, February 26, 2026, through the exercise of stock options.

(4)
Includes 7,723 shares held by Mr. Osnoss for the benefit of Silver Lake Technology Management, L.L.C., certain of its affiliates or certain of the funds they manage.

GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 57

Common Stock Ownership by Non-Management Shareholders
Below is information regarding the beneficial ownership of our securities by each person known to us to beneficially own more than 5% of any class of our securities as of the date reflected below:
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares
GTCR W Aggregator LP(1)	43,268,041	15.5%
The Vanguard Group(2)	24,946,644	8.9%
BlackRock, Inc.(3)	17,654,029	6.3%

(1)
This information is contained in a Schedule 13G filed by GTCR W Aggregator LP with the SEC on January 12, 2026. GTCR Aggregator is managed by GTCR Partners, its general partner, which is indirectly managed by GTCR Investment XIII and GTCR Investment XIV. GTCR Investment XIII and GTCR Investment XIV are each managed by a board of managers (respectively, the “GTCR XIII Board” and the “GTCR XIV Board” and the individual members thereof, the “Managers”), and no single person has voting or dispositive authority over the securities reported herein. Each of the Reporting Persons and Managers may be deemed to share beneficial ownership of the reported securities, provided that each Manager disclaims beneficial ownership of the reported securities. The address of GTCR W Aggregator is c/o GTRC LLC, 300 North LaSalle Street, Suite 5600, Chicago, IL 60654.

(2)
This information is contained in a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024. The Vanguard Group reported sole dispositive power for 23,843,982 shares, shared dispositive power for 1,102,662 shares, sole voting power for 0 shares, and shared voting power for 332,226 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
This information is contained in a Schedule 13G/A filed by Blackrock, Inc. with the SEC on January 26, 2024. Blackrock, Inc. reported sole dispositive power of 17,654,029 shares and sole voting power of 15,851,805 shares. The address of Blackrock, Inc. is 40 East 52nd Street, New York, NY 10022.

Equity Compensation Plan Information
The following table provides certain information as of December 31, 2025 concerning the shares of our common stock that may be issued under the 2025 Incentive Plan, as well as the 2011 Incentive Plan and plans assumed by the Company in connection with prior acquisitions (collectively, the “Assumed Plans”): Total System Services 2017 Omnibus Plan, Total System Services 2012 Omnibus Plan, Total System Services 2007 Omnibus Plan, and EVO Payments, Inc. Second Amended and Restated 2018 Omnibus Incentive Stock Plan.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)(3)
Equity compensation plans approved by security holders	1,790,670	$113.43	13,048,038(4)(5)
Equity compensation plans not approved by security holders	—	—	—
Total	1,790,670	$113.43	13,048,038

(1)
Reflects grants outstanding under the 2025 Incentive Plan, the 2011 Incentive Plan, and the Assumed Plans. The 2011 Incentive Plan and the Assumed Plans remain operative only to govern awards outstanding thereunder; no further grants or awards may be made under the 2011 Incentive Plan or the Assumed Plans.

(2)
Reflects the weighted-average exercise price of outstanding options and does not relate to outstanding performance units that convert to shares of common stock for no consideration.

(3)
We currently issue shares under the 2025 Incentive Plan and the 2025 ESPP Plan only.

(4)
Includes shares authorized for issuance under the 2025 Incentive Plan, all of which are available for issuance pursuant to grants of full-value stock awards.

(5)
Reflects 2,111,273 shares available for issuance under the 2025 ESPP Plan, but exclusive of 71,604 shares issued for the Q4 2025 offering period processed in January 2026, and an estimated 80,000 shares subject to purchase during the current offering period under the 2025 ESPP.

58 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Biographical Information About Executive Officers and Named Executive Officers
Biographical and other information about each of our executive officers and named executive officers is set forth below, except for Mr. Bready, our Chief Executive Officer, whose biographical information is provided above under “Director Nominees” beginning on page 27.
Name	Age	Current Position	Position with Global Payments and Other Principal Business Affiliations
Robert M. Cortopassi	50	President and Chief Operating Officer
President and Chief Operating Officer (Since July 2024); President, International Merchant Solutions and Vertical Markets (January 2022 – July 2024); President, Global Payments Integrated (October 2019 – January 2022); President, OpenEdge (October 2017 – October 2019); SVP and General Manager (April 2013 – October 2017)

Joshua J. Whipple	53	Senior Executive Vice President and Chief Financial Officer
Chief Financial Officer (since July 2022); Chief
Strategy and Enterprise Risk Officer of the
Company (March 2015 – July 2022); Investment
Banker at Bank of America Merrill Lynch
(June 2008 – February 2015)

Dara Steele-Belkin	51	Chief Legal Officer and Corporate Secretary
Chief Legal Officer (since January 2026);
General Counsel and Corporate Secretary
(July 2024 – January 2026); EVP and General
Counsel (June 2023 – July 2024); EVP, Assistant
General Counsel and Chief Privacy Officer
(February 2022 – June 2023); SVP, Assistant
General Counsel and Chief Privacy Officer
(June 2015 – February 2022); VP, Assistant
General Counsel (November 2013 – June 2015)

Stella Nichole Viviani	47	Chief People, Culture and Change Officer
Chief People, Culture and Change Officer (since
January 2026); Chief People, Culture and
Change Officer, Worldpay (October 2023 –
January 2026); Chief People and Culture Officer,
Prima Assicurazioni (January 2023 –
October 2023); and Chief People and Marketing
Officer, Xplor Technologies (May 2020 –
December 2022)

Ryan J. Loy	49	Chief Technology Officer(1)
Chief Technology Officer (2025 – 2025); Partner,
McKinsey & Company (2025 – 2022); Board
Advisor, Stellar Cyber (2020 – 2022); Chief
Information Officer, EBSCO Industries, Inc.
(2022 – 2018; Board Member, TechBridge, Inc.
(2022 – 2017)

GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 59

Name	Age	Current Position	Position with Global Payments and Other Principal Business Affiliations
David L. Green	58	Chief Administrative Officer(2)
Chief Administrative Officer (July 2024 – January 2026); Chief Administrative and Legal Officer and Corporate Secretary (June 2023 – July 2024); General Counsel and Corporate Secretary (November 2013 – June 2023)

(1)
Ryan Loy, the Company’s Chief Technology Officer, was hired as Chief Information Officer and appointed an executive officer of the Company, effective May 1, 2025. As of January 29, 2026, Mr. Loy remains at the Company as Chief Technology Officer, but is no longer an executive officer.

(2)
David Green, the Company’s Chief Administrative Officer, resigned from his position for good reason effective January 9, 2026.

There are no arrangements or understandings between any of our executive officers or named executive officers and any other person pursuant to which any of them was appointed an officer, other than arrangements, or understandings with our officers acting solely in their capacities as such.
60 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Proposal Two: Advisory Vote to Approve the
2025 Compensation of Our Named Executive
Officers
In accordance with Section 14A of the Exchange Act, our board is asking shareholders to approve an advisory resolution on executive compensation. The advisory vote is a non-binding vote to approve the compensation of our NEOs in 2025. The vote, which is known as a “say-on-pay” vote, is intended to give our shareholders the opportunity to express their views on our NEOs’ compensation. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. The text of the resolution is as follows:
RESOLVED, that the Company’s shareholders APPROVE, on an advisory basis, the compensation of the Company’s NEOs as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the Summary Compensation Table and related compensation tables and narrative discussion.
We urge you to read the Compensation Discussion and Analysis in this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. You should also read the Summary Compensation Table and other related compensation tables and narrative disclosure, which provide additional details about the compensation of our NEOs in 2025.
The vote regarding the compensation of the NEOs described in this Proposal No. 2 is advisory and therefore, is not binding on us or our board. Although non-binding, our board values the opinions that shareholders express in their votes and will review the voting results and take them into consideration as it deems appropriate when making future decisions regarding our executive compensation programs. Our board of directors has adopted a policy providing for an annual say-on-pay vote. Unless our board of directors modifies this policy, the next say-on-pay vote will be held at our next annual shareholder meeting in 2027.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE 2025 COMPENSATION OF OUR NEOs, AS DISCLOSED IN THIS PROXY STATEMENT.
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 61

Compensation Discussion and Analysis
62 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

2025 Executive Summary
2025 was a pivotal year for Global Payments, characterized by decisive strategic actions that strengthened our competitive position and accelerated our transformation into a focused merchant solutions leader. We achieved our financial targets for the year, as discussed in greater detail in the Compensation Discussion and Analysis under Performance Metrics for Short-Term Incentive, while also positioning our organization to execute on a simplified strategy to deliver long-term sustainable performance, including by:
•
Entering into, and completing in January 2026, definitive agreements to acquire Worldpay and divest Issuer Solutions, resulting in strengthened capabilities and scale across payment technology and software solutions for merchants of all sizes.

•
Launching our next-generation Genius platform, building exceptional market resonance and reinforcing Genius as a flagship innovation and platform.

•
Aligning our brand identity across assets and go-to-market activities, including unifying POS businesses under the Genius brand.

•
Divesting Heartland Payroll and returning $500 million of the proceeds to shareholders as part of our effort to accelerate value creation and emphasize the markets where we are best positioned to compete and win.

•
Returning $1.5 billion of capital to shareholders through share repurchases and dividends.

•
Expansion of our international reach through key international partnerships and joint ventures.

•
Operational cost optimization and margin expansion efforts.

•
Investing in AI-driven innovation in fraud prevention, customer experience, and unified commerce back-end integration for omnichannel experiences.

•
Strengthening our governance through board refreshment.

2025 Progress Against Our Strategic Priorities
During 2025, we were guided by delivering on our strategic priorities, which aligned with our significant transformation program that we undertook in 2024. As part of this program, we initiated a holistic review of our business to examine our strategy, our operational fitness, and our ability to deliver sustainable performance.
Our 2025 incentive program aligns payouts with financial performance and share price performance, including tying a substantial portion of our NEOs’ target annual compensation to the achievement of pre-established financial objectives that support our business strategy and priorities, with a mix that incorporates short- and long-term performance goals.
We believe that for 2025, our executive compensation programs aligned individual compensation with the short-term and long-term performance of our Company. This included our Compensation Committee adding a third financial metric to our short-term incentive plan based on the adjusted operating income benefit of our transformation, and resulting in the payouts described below in this Compensation Discussion & Analysis.
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 63

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes our executive compensation philosophy and program and compensation decisions made under the program for our NEOs for 2025.
Management Changes
We experienced changes in our executive management team during 2025 and early in 2026 in connection with the Worldpay closing that impacted the group comprising our executive officers:
Dara Steele-Belkin, the Company’s Chief Legal Officer, was appointed an executive officer of the Company, effective April 24, 2025.
Ryan Loy, the Company’s Chief Technology Officer, was appointed an executive officer of the Company, effective May 1, 2025. As of January 29, 2026, Mr. Loy remains at the Company as Chief Technology Officer, but is no longer an executive officer.
Nichole Viviani, the Company’s Chief People, Culture and Change Officer, was hired effective January 9, 2026, and became an executive officer of the Company effective January 29, 2026.
David Green, the Company’s Chief Administrative Officer, resigned from his position for good reason effective January 9, 2026.

64 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

2025 Executive Compensation Highlights
The following charts show the mix of total target compensation in 2025 for our Chief Executive Officer and the average of our continuing NEOs, as well as the portion of compensation that is subject to forfeiture (“at risk”) or performance-based.
* Performance units are reflected at target allocation.
	Core Component	Objective Features	Page
Salary	Base Salary	Base salaries are intended to provide compensation consistent with our NEOs’ responsibilities, experience and performance in relation to the marketplace.	68
Short-Term Cash Incentives	Annual Cash Incentives	Our annual short-term performance plan rewards short-term Company performance, while aligning the interests of our NEOs with those of our shareholders. Our annual cash incentives are based on annual financial performance objectives established by our Compensation Committee. Final payout is based on our Compensation Committee’s analysis and certification of the Company’s performance against the pre-established goals.	68
Long-Term Equity Incentives	Performance Stock Units (PSUs)	PSUs vest after a three-year performance period, based on EPS and relative total shareholder return (TSR) results. PSUs incentivize the achievement of long-term performance objectives and share price performance to align our NEOs’ economic interests with those of our shareholders.	72
	Stock Options	Stock options vest in equal installments on each of the first three anniversaries of the grant date. Stock options are intended to provide a strong incentive for creation of long-term shareholder value, as stock options may be exercised for a profit only to the extent the price of our stock appreciates after the grant date.	73
	Restricted Stock	Restricted stock granted as part of our annual compensation program vests in equal installments on each of the first three anniversaries of the grant date. Time-based restricted stock provides a retentive element to our compensation program, while tying the value of the award to the performance of our stock.	73
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 65

Compensation Practices and Policies
What We Do	What We Don’t Do

☑
Tie pay to financial and share price performance

☑
Employ robust goal-setting process to align goals with Company strategy

☑
Retain an independent compensation consultant

☑
Benchmark against our peer group

☑
Conduct an annual say-on-pay vote

☑
Adjust performance metrics under our short-term incentive plan to reflect acquisition and disposition impacts

☑
Require Compensation Committee certification of performance results for purposes of NEOs’ compensation

☑
Payouts under our short-term incentive plan and long-term PSUs are capped at 200% of target

☑
Employ “double-trigger” change-in-control compensation

☑
Maintain a comprehensive clawback policy that requires the Company to recover incentive compensation in the event of an accounting restatement

☑
Impose minimum stock ownership thresholds as a percentage of base salary (CEO, 600%; all other NEOs, 400%) and holding periods until such thresholds are met

☑
Engage with our shareholders on executive compensation and communicate feedback to our board

☒
Provide for excise tax gross-ups

☒
Permit hedging or pledging of our stock

☒
Re-price or backdate stock options or issue discounted stock options or SARs

☒
Permit liberal share recycling or “net share counting” upon exercise of stock options or SARs

☒
Pay dividend equivalent rights on PSUs

☒
Provide excessive perquisites, benefits or severance benefits

☒
Count unexercised options (vested or unvested) and unearned PSUs towards satisfaction of stock ownership guidelines

66 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Evolution of our Executive Compensation Program

2022

- Extensive engagement with shareholders in response to the advisory vote on executive compensation
- Refreshed composition of the Compensation Committee with two new independent directors

2023

- Compensation Committee stated its intention to not make future one-time incremental awards to our NEOS
- Enhanced proxy disclosure of annual and long-term incentive compensation design
- Eliminated adjusted EPS as duplicate metric in the annual and long-term incentives
- Reduced maximum payout opportunity for PSUs from 400% to 200% of target
- Adopted new clawback policy

2025

2026

- Adding a non-financial metric to our short-term incentive plan (for each NEO other than the CEO) based on key individual strategic objectives resulting in the following weighting: Adjusted Net Revenue (30%); Adjusted Operating Margin (30%); Integration/Transformation Adjusted Operating Income Benefit (20%); and Individual Objectives (20%)
- Eliminating stock options as part of the long-term incentive awards offering resulting in the following mix: PSUs (50%); Time-Based Restricted Shares of Common Stock (50%)

Effect of Most Recent Shareholder Say-On Pay Advisory Vote on Executive Compensation
At the 2025 annual meeting of shareholders, approximately 85% of the votes cast on our say-on-pay proposal supported our 2024 NEO compensation program. We believe these results reflect investor support for our overall compensation philosophy and decisions. Nevertheless, our Compensation Committee regularly reviews the NEO compensation program to ensure it remains competitive and aligned with our shareholders’ interests.
In 2025, the Committee added a third financial metric to our short-term incentive plan based on the adjusted operating income benefit of the significant transformation initiative we undertook in 2024 and continued through 2025. Our short-term incentive plan for 2025 included financial performance goals related to adjusted net revenue (40%), adjusted operating margin (40%), and transformation adjusted operating income benefit (20%).
Our Compensation Committee regularly seeks to review the compensation program with key stakeholders.
Compensation Philosophy and Objectives
Our executive compensation program is designed not only to retain and attract highly qualified and effective executives, but also to motivate them to substantially contribute to Global Payments’ future success for the long-term benefit of shareholders and reward them for doing so. Accordingly, our board and Compensation Committee believe that there should be a strong relationship between pay and corporate performance (both financial results and stock price), and our executive compensation program reflects this belief.
Accordingly, we tie a substantial portion of our NEOs’ target annual compensation to the achievement of pre-established financial objectives that support our business strategy, with a mix that incorporates short- and long-term performance goals. We believe that for 2025, our executive compensation program aligned individual compensation with the short-term and long-term performance of our Company.
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 67

Summary of 2025 Base Salary and Incentive Compensation
The table below reflects the compensation components for each NEO for 2025 at target levels. With the exception of base salary and time-based restricted stock awards, all target compensation is performance-based.
Name	Base Salary	% of Total	Target Short- Term Cash Incentive	% of Total	Target Long- Term Equity Incentives(1)	% of Total	Total
Cameron M. Bready	$1,100,000	7%	$2,200,000	11%	$16,000,000	82%	$19,300,000
Robert M. Cortopassi	$775,000	10%	$968,750	13%	$5,750,000	77%	$7,493,750
Joshua J. Whipple	$750,000	11%	$900,000	13%	$5,350,000	76%	$7,000,000
Ryan J. Loy(2)	$625,000	13%	$625,000	13%	$3,500,000	74%	$4,750,000
David L. Green	$695,000	12%	$834,000	15%	$4,050,000	73%	$5,579,000

(1)
The target long-term equity incentives include target levels of (i) performance units; (ii) restricted stock awards; and (iii) stock options.

(2)
Mr. Loy was appointed an executive officer, effective May 1, 2025.This table reflects Mr. Loy’s target compensation on an annualized basis and excludes his one-time sign-on awards connected to his hiring. See the Summary Compensation Table on page 80 for more details.

The annual compensation program also includes other benefits, including limited perquisites and non-qualified deferred compensation, as described below.
Base Salary
Base salary provides our NEOs with a level of compensation consistent with their responsibilities, experience and performance in relation to comparable positions in the marketplace. Our Compensation Committee reviews the base salaries of our NEOs annually and may do so more frequently upon a change in circumstances. Our Compensation Committee does not use a specific formula for evaluating the individual performance of each NEO.
Base salary represented 7% of Mr. Bready’s total compensation target and an average of 11% of the total compensation target for our other continuing NEOs. It is the one component of target compensation that does not fluctuate with either our Company’s performance and/or the value of our stock.
During its review of base salaries for our NEOs for 2025, our Compensation Committee considered the competitiveness of each NEO’s pay opportunity relative to comparable positions in the Company’s peer group, the quality and effectiveness of each NEO’s leadership and their respective contributions to the Company’s financial and operational success, as well as the totality of the executive’s performance.
In consultation with its independent consultant, our Compensation Committee decided to increase the base salary only of the CEO for 2025 as set out below.
Name	2025	2024	% Change
Cameron M. Bready(1)	$1,100,000	$1,000,000	10%
Robert M. Cortopassi	$775,000	$775,000	—
Joshua J. Whipple	$750,000	$750,000	—
Ryan J. Loy(2)	$625,000	—	—
David L. Green	$695,000	$695,000	—

(1)
Effective July 1, 2025.

(2)
Mr. Loy was appointed an executive officer, effective May 1, 2025. Accordingly, his salary for 2024 is not reflected in this table. This table reflects Mr. Loy’s target base salary on an annualized basis. This table does not reflect Mr. Loy’s one time sign-on cash award connected to his hiring, which is not part of Mr. Loy’s ongoing target bonus opportunity.

Short-Term Incentive Plan
Under our short-term incentive plan, we provide our NEOs with short-term incentive opportunities to motivate and reward them for the achievement of our defined business goals and objectives. Our short-term incentive plan (STI) provides an opportunity for NEOs to earn variable at-risk cash.
68 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Target Bonus Opportunities
In 2025, our Compensation Committee, in consultation with its independent consultant, approved the following target bonus opportunities for each of the NEOs, expressed as a percentage of base salary. Our Compensation Committee considers adjustments to target bonus opportunities on an annual basis and may do so more frequently upon a change in circumstances. Our Compensation Committee did not make any adjustments to the NEOs’ bonus targets for 2025.
	2025 Annual Target Bonus Opportunity	2025 Target % of Base Salary	2024 Target % of Base Salary
Cameron M. Bready(1)	$2,200,000	200%	200%
Robert M. Cortopassi	$968,750	125%	125%
Joshua J. Whipple	$900,000	120%	120%
Ryan J. Loy(2)	$625,000	100%	—
David L. Green	$834,000	120%	120%

(1)
Mr. Bready received a base salary increase effective July 1, 2025. This table reflects Mr. Bready’s target bonus opportunity on an annualized basis.

(2)
Mr. Loy was appointed an executive officer, effective May 1, 2025. Accordingly, his target bonus opportunity for 2024 is not reflected in this table. This table reflects Mr. Loy’s target bonus opportunity on an annualized basis.

Performance Metrics for Short-Term Incentive
In 2024, the Company undertook a significant transformation initiative, initiating a holistic review of our business to examine our strategy, our operational fitness, and our ability to deliver sustainable performance. Accordingly, for 2025, the Committee added a third financial metric to our short-term incentive plan based on the adjusted operating income benefit of our transformation. Our short-term incentive plan for 2025 thus included financial performance goals related to adjusted net revenue (40%), adjusted operating margin (40%), and transformation adjusted operating income benefit (20%). We chose these measures because we believe they motivate our executives to drive Company growth and profitability consistent with our strategic objectives.
For each of these separately calculated performance metrics, each NEO could earn from 0% to 200% of the target opportunity. See Appendix A to this proxy statement for a description of the calculation of these measures. Because these performance metrics are calculated for the sole purpose of determining compensation, they may differ from similar non-GAAP financial measures reported elsewhere in Company filings.
Metric / Weighting	Rationale	Threshold	Target	Maximum
Adjusted Net Revenue (40%)	Key component of annual operating plan	50%	100%	200%
Adjusted Operating Margin (40%)	Key measurement of overall profitability	50%	100%	200%
Transformation Adjusted Operating Income Benefit (20%)	Key strategic financial metric	50%	100%	200%
Our Compensation Committee set 2025 targets that exceeded the Company’s 2024 performance levels on a pro forma basis and, in the case of Transformation Adjusted Operating Income Benefit, reflects strategic and financial goals set at the outset of the transformation. Our Compensation Committee believed these performance goals were achievable, but appropriately challenging, based on market climate and internal budgeting and forecasting.
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 69

The following table sets forth the range of goals for the performance measures for 2025, our actual performance results and the actual performance payout results for 2025 as compared to 2024.
	2025 Performance and Targets			2024 Performance and Targets
Performance / Payout	Adjusted Net Revenue (millions)	Adjusted Operating Margin	Transformation Adjusted Operating Income (millions)	Adjusted Net Revenue (millions)	Adjusted Operating Margin
Performance thresholds:
Threshold	$8,613	43.3%	$125	$8,780	44.5%
Target	$9,066	43.8%	$150	$9,242	45.0%
Maximum	$9,339	44.2%	$175	$9,519	45.4%
Actual Performance	$9,015	44.0%	$226	$9,188	45.0%
Actual Performance Payout Results	94.3%	151.3%	200.0%	94.2%	100.0%
2025 Pro Forma Performance Targets
In December 2024, the Company completed its divestiture of its AdvancedMD (AMD) business and, in August 2025, closed the sale of its payroll business. Each of these transactions had the result of reducing adjusted net revenue for all or part of 2025 when compared to 2024 results. As noted on page 70, the Committee adjusts performance metrics under our STI plan to reflect acquisition and disposition impacts.
Further, in 2025, the Company began including share-based compensation (SBC) expense in our adjusted earnings results to better align our convention with our peers. This additional expense had a negative impact on adjusted operating margin for 2025 when compared to 2024 results.
On a pro forma basis considering these changes from 2024 to 2025, the Target adjusted net revenue goal for 2025 under the STI plan exceeded 2024 results by approximately 6% and the Target adjusted operating margin goal was 50 basis points higher compared to 2024 results.
Payouts for Short-Term Incentive Plan
The following table summarizes the final short-term incentive plan payouts for each NEO based on performance in 2025 for each performance metric and actual payout.
Name	Adjusted Net Revenue	Adjusted Operating Margin	Transformation Adjusted Operating Income Benefit	Total Payout	Payout %(1)
Cameron M. Bready	$792,532	$1,271,021	$840,000	$2,903,553	138.3%
Robert M. Cortopassi	$365,602	$586,334	$387,500	$1,339,436	138.3%
Joshua J. Whipple	$339,656	$544,723	$360,000	$1,244,379	138.3%
Ryan J. Loy(2)	$157,248	$252,187	$166,667	$576,101	138.3%
David L. Green	$314,748	$504,777	$333,600	$1,153,125	138.3%

(1)
Each of our NEOs who are remaining in their positions with the Company elected to receive 10% of their short-term incentive payout in equity rather than cash and our Compensation Committee used its discretion to pay such amounts in restricted stock awards having a grant date fair value equal to 10% of the 2025 payout under the short-term incentive plan, that vest one-year from the time of grant.

(2)
The short-term incentive payout for 2025 for Mr. Loy reflected above represents the proration based on actual performance for the months following his hiring and appointment as an executive officer.

70 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

2026 Performance Metrics for Short-Term Incentive Plan
In 2024, we initiated a comprehensive review of our business, which led to an updated strategy focused on directing our resources, efforts, and investments toward the areas with most promising growth opportunities. As a result, in 2025, our Compensation Committee approved the addition of a financial strategic component for the short-term incentive plan related to this transformation initiative.
In 2026, our Compensation Committee maintained this strategic component, but expanded it to also include integration initiatives, while also approving the addition of an individualized objectives metric (for each NEO other than the CEO) (the “Individual Objectives”) to provide a more direct linkage between individual NEO performance and pay under the STI plan. This component aligns the Company’s STI plan with its peers and promotes individual accountability for strategic objectives, while allowing for differentiation among the NEOs. The CEO will recommend to our Compensation Committee the Individual Objectives payout for each NEO (other than himself).
The weightings for each metric for 2026 are provided below.
Metric / Weighting(1)	Rationale	Threshold	Target	Maximum
Adjusted Net Revenue (30%)	Key component of annual operating plan	50%	100%	200%
Adjusted Operating Margin (30%)	Key measurement of overall profitability	50%	100%	200%
Transformation/Integration Adjusted Operating Income Benefit (20%)	Key measurement of profitability related to transformation efforts	50%	100%	200%
Individual Objectives (20%)	Key non-financial strategic objectives	0% – 200%

(1)
For Mr. Bready, the weightings for each STI metric for 2026 will remain the same as they were for 2025 — adjusted net revenue (40%), adjusted operating margin (40%), and transformation adjusted operating income benefit (20%).

For each of these separately calculated performance metrics, each NEO (other than Mr. Bready with respect to the Individual Objectives metric) could earn from 0% to 200% of the target opportunity. Because the financial performance metrics are calculated for the sole purpose of determining compensation, they may differ from similar non-GAAP financial measures reported elsewhere in Company filings.
Long-Term Incentive Plan
Each year, we grant long-term incentive awards, which we refer to as LTIs, to our NEOs and other key employees throughout the Company. LTI grants for the NEOs for 2025 were made pursuant to our 2011 Amended and Restated Incentive Plan, or the 2011 Incentive Plan, which was approved at our 2016 annual shareholders meeting, with the exception of Mr. Loy’s grants. At the April 2025 annual shareholders meeting we presented a new plan, the 2025 Incentive Plan, which was approved by shareholders, and Mr. Loy’s LTI grants were made pursuant to the 2025 Incentive Plan. All grants of LTIs to our NEOs were approved by our Compensation Committee and are based on target values consistent with each NEO’s responsibilities, relative to comparable positions in the marketplace. LTI awards align the NEOs’ interests with those of the shareholders by linking their compensation to our share price.
In determining the LTI awards for each NEO, our Compensation Committee considered the market data for LTI awards and target total direct compensation opportunities for comparable positions within our peer group, as reflected in the annual report provided by FW Cook (“FWC”), our Compensation Committee’s general assessment of the Chief Executive Officer, and the Chief Executive Officer’s assessment and recommendations with respect to the other NEOs. Our Compensation Committee does not use a specific formula for evaluating the individual performance of each NEO. Our Compensation Committee makes each assessment, taking into consideration the quality and effectiveness of each NEO’s leadership and their respective contribution to the Company’s financial and operational success, as well as the totality of the executive’s performance and tenure.
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 71

After considering all of these factors, in February 2025, our Compensation Committee increased the target opportunities for our NEOs as follows:
Name	2025 Total	2024 Total	% Change
Cameron M. Bready	$16,000,000	$13,750,000	16%
Robert M. Cortopassi	$5,750,000	$5,000,000	15%
Joshua J. Whipple	$5,350,000	$4,600,000	16%
Ryan J. Loy(1)	$3,500,000	—	—
David L. Green	$4,050,000	$3,300,000	23%

(1)
Mr. Loy was appointed an executive officer, effective May 1, 2025. Accordingly, his target LTI opportunity for 2024 is not reflected in this table. Mr. Loy’s sign-on grant of restricted shares is not reflected in this table because it is a one-time award in connection with his hiring and not part of Mr. Loy’s ongoing target LTI opportunity.

Approximately half of the target allocation of LTIs granted to our NEOs in 2025 was in the form of PSUs (expressed at target), approximately 25% was in the form of stock options, and approximately 25% was in the form of time-based restricted shares of common stock. In determining the appropriate mix of LTI awards, our Compensation Committee took into account competitive market practices of peer group companies, its belief that a blend of equity awards has both an incentive and retention effect, and its belief that granting multiple types of LTI awards mitigates compensation risk that may be associated with the use of a single LTI vehicle.
2025 Performance Units Design
In 2025, our Compensation Committee granted approximately 50% of the target 2025 LTI awards to our NEOs in performance units. The performance units granted to our NEOs in 2025 may be earned based on the growth of our annual adjusted EPS, as modified at the end of the three-year performance period by the TSR modifier. The maximum payout is two times the target number of the performance units. The minimum payout is zero.
Metric	Rationale	TSR Performance Multiplier
Adjusted EPS	Provides a strong incentive for sustained growth over the long-term with full vesting at the end of three years, while also including a modifier based on three-year relative TSR performance.	+/- 25% multiplier based on the Company’s total shareholder return rank relative to the S&P 500 index over the three-year performance period
The 2025 PSUs have a three-year performance period and may be earned based on the sustained year-over-year growth in our annual adjusted EPS, subject to downward or upward adjustment of 25% based on relative TSR (up to the 200% of target maximum). At the beginning of the performance period, both the threshold, target and maximum annual adjusted EPS growth rates and the TSR modifier are set by our Compensation Committee for the entire performance period. The threshold, target and maximum adjusted EPS growth goal for each of the three years in the performance period is determined as a percentage increase over the actual results from the prior year, assuming constant currencies. As a result, payouts for the second and third year of the performance period require sustained growth over the three-year period. Because growth rates are calculated separately for each year in the performance period and are not aggregated over the three-year performance period, the plan allows for a long-term growth goal while recalibrating to actual performance on an annual basis.
The TSR modifier is determined based on the Company’s total shareholder return performance rank relative to the S&P 500 index over the entire three-year performance period. This design rewards our NEOs for strong adjusted EPS growth and relative total shareholder return performance.
In determining the targets for the PSUs, our Compensation Committee balances the consideration of the likelihood of achievement for these performance targets with the effectiveness of such targets in incentivizing performance. Our Compensation Committee aims to set performance targets that are expected to be possible, but not easy, to achieve with meaningful effort.
Earned performance units will convert into unrestricted shares following the third anniversary of the performance unit grant date, provided that our Compensation Committee has certified the performance results described above. As a result, there is no payout of the award until the end of the three-year performance period.
72 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

The following table summarizes the grant value and target number of performance units to each of the NEOs in 2025.
Name	Target Allocation to Performance Units	Number of Performance Units Granted(1)
Cameron M. Bready	$8,000,000	75,988
Robert M. Cortopassi	$2,875,000	27,309
Joshua J. Whipple	$2,675,000	25,409
Ryan J. Loy	$1,750,000	21,994
David L. Green	$2,025,000	19,235

(1)
The number of units was calculated by dividing the dollar value by the share price as of the grant date on February 28, 2025 ($105.28), and, for Mr. Loy, as of the grant date on May 8, 2025 ($79.57), rounding up to the next whole share.

Stock Options
In 2025, our Compensation Committee granted approximately 25% of the target 2025 LTI awards to our NEOs in stock options. Our Compensation Committee views stock options as a strong incentive for creation of long-term shareholder value, as stock options may be exercised for a profit only to the extent the price of the Company’s stock appreciates after the grant date. The exercise price is the closing price of the stock on the grant date. We do not grant discounted options or re-price previously granted options. The stock options vest in equal installments on each of the first three anniversaries of the grant date.
During 2025, our Compensation Committee approved the following stock option grants to the NEOs:
Name	Target Allocation to Stock Options	Number of Stock Options Granted(1)
Cameron M. Bready	$4,000,000	89,366
Robert M. Cortopassi	$1,437,500	32,116
Joshua J. Whipple	$1,337,500	29,882
Ryan J. Loy	$875,000	27,761
David L. Green	$1,012,500	22,621

(1)
The number of stock options was calculated using the Black-Scholes model on the grant date February 28, 2025, and, for Mr. Loy, on the grant date May 8, 2025. Figures in the tables under “Compensation of Named Executive Officers” beginning on page 74 may be slightly different as they reflect specific accounting methodologies required for table reporting as described therein.

Time-Based Restricted Stock
In 2025, our Compensation Committee granted approximately 25% of the target 2025 LTI awards to our NEOs in time-based restricted stock. Our Compensation Committee believes restricted stock provides a retentive element to the long-term incentive program while still maintaining alignment with the long-term interests of our shareholders by tying the value of the awards to the value of our share price. The restricted shares vest in equal installments on each of the first three anniversaries of the grant date.
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 73

Our NEOs received the following number of restricted shares in 2025:
Name	Target Allocation to Restricted Stock	Number of Restricted Shares Granted(1)
Cameron M. Bready	$4,000,000	37,994
Robert M. Cortopassi	$1,437,500	13,655
Joshua J. Whipple	$1,337,500	12,705
Ryan J. Loy(2)	$875,000	10,997
David L. Green	$1,012,500	9,618

(1)
The number of shares was calculated by dividing the dollar value by the share price as of the close of market on the grant date on February 28, 2025 ($105.28) and, for Mr. Loy’s annual target grant upon his hiring, May 8, 2025 ($79.57), rounding up to the next whole share.

(2)
In addition, Mr. Loy received a one-time sign-on award of $1,500,000, or 18,852 restricted shares, in 2025 in connection with his hiring.

Changes to 2026 LTI Plan
In 2026, the Committee examined market data, including our peer group, with regards to the LTI mix of our executive compensation program. Following its consideration of such data, the Committee determined to modify the mix for 2026 by removing stock options as an element of the plan and allocating approximately 50% of LTI awards in each of PSUs (with the same design) and restricted stock. The Committee believes that this change will align the LTI plan to the prevailing market and the Company’s peers, reduce volatility and share dilution in the LTI program, and enhance retention through greater use of restricted stock in the annual LTI program, while retaining the correct incentives to motivate the NEOs to achieve results in selected metrics that help drive growth and share price performance.
Payout of 2023 Performance Units
The 2023 PSUs could be earned between 0% and 200% of target based on achievement of annual adjusted EPS growth rates, subject to a relative TSR modifier. The percentage increase goals for threshold, target, and maximum are set at the beginning of the three year period and do not change throughout. The actual adjusted EPS growth goals for each of the three years in the performance period are then determined as a percentage increase over the actual results from the prior year using the growth rates set at the beginning of the three year period, assuming constant currencies, with payouts determined based on straight line interpolation. As a result, payouts for the second and third year of the performance period required sustained growth over the three-year period.
Actual 2023 Adjusted EPS Growth Results
Performance Year	Actual Annual Adjusted EPS Growth	Annual Multiple	Actual EPS Performance Multiplier(1)
2023	15.6%	190.0%	157.5%
2024	13.9%	147.5%
2025	13.4%	135.0%

(1)
Reflects the average of the resulting Annual Multiples for each of 2023, 2024 and 2025.

Action	Company’s TSR Percentile Rank vs. S&P 500 (01/01/2023 – 12/31/2025)	TSR Modifier	Actual TSR Performance and Relative TSR Modifier
Reduction	25th percentile or below	−25%	In the period ended 12/31/2025, our TSR ranked below the 25th percentile relative to companies in the S&P 500 index, and therefore, the final performance payout was reduced by 25%.
No change	Between 25th and 75th percentile	—
Enhancement	Above 75th percentile	+25%
74 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Final Payout Determination for 2023 Performance Units
The 2023 performance units were earned at 118.1% of target, as follows:
Name	Target Number of Shares Granted	Shares Earned at End of Performance Period	Value When Earned(1)
Cameron M. Bready	61,367	72,476	$5,609,643
Robert M. Cortopassi(2)	—	—	—
Joshua J. Whipple	20,333	24,014	1,858,684
Ryan J. Loy(2)	—	—	—
David L. Green	13,703	16,184	1,252,642

(1)
Reflects the total value based upon the closing share price of $77.40 on December 31, 2025.

(2)
Mr. Cortopassi and Mr. Loy were not NEOs in 2023 at the time of the PSU grant. Refer to the “Outstanding Equity Awards” table on page 85 for additional information on the 2023 PSUs earned by Mr. Cortopassi.

One-Time Sign-on Awards for Mr. Loy
In connection with Mr. Loy’s commencement of employment with the Company, our Compensation Committee approved the following one-time sign-on awards: (i) a sign-on cash award of $500,000, which must be repaid to the Company on a pro-rated basis if Mr. Loy voluntarily resigns from the Company within one year of his hire date; and (ii) a restricted stock award of $1,500,000, or 18,852 shares.
Other Benefits
Other perquisites are provided to help our NEOs be more productive and efficient and as a competitive compensation measure. They are limited in amount and the Company maintains a strict policy regarding the eligibility and use of these benefits, which include financial planning, corporate housing, relocation costs, access to an executive health program, and limited personal use of the Company airplane. Annual NEO personal use of the plane is capped at 50 hours of flight time for the Chief Executive Officer, and 15 hours for all other NEOs. To the extent an NEO or other employee uses the Company’s plane for personal travel without reimbursement to the Company, they are imputed compensation for tax purposes based on the Standard Industry Fare Level rates that are published by the IRS.
In addition, we may ask our NEOs and some of their spouses to participate in President’s Club trips offered as rewards to certain other employees for excellent sales or other performance. We treat the expenses of spouses as taxable income to the executives. Because spousal participation is at our request and can be disruptive to other plans they may have, we provide a gross-up on that taxable income.
Our NEOs are eligible to participate in our non-qualified deferred compensation plan, pursuant to which they may elect to defer up to 100% of their base salary and other eligible forms of compensation. In 2025, no NEO made elections to contribute into the deferred compensation plan and Mr. Whipple was the only NEO who made withdrawals from the deferred compensation plan. In addition, the NEOs are eligible for a 401(k) restoration program in which a participant will continue to receive a company match once they contribute annually 5% of eligible pay up to the IRS income limit. The restoration Company match, which is contributed into the non-qualified deferred compensation plan, vests immediately after three years of service. See “Compensation of Named Executive Officers — Non-Qualified Deferred Compensation Plan” on page 87 for more detail regarding the plan.
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 75

Employment Agreements
We are party to an employment agreement with each of our continuing NEOs. These employment agreements provide benefits to our Company that, we believe, are necessary in order to attract and retain highly-qualified executives. Each NEO has agreed not to disclose confidential information or compete with us, and not to solicit our customers or recruit our employees, for a period of generally 24 months following the termination of his or her employment. In exchange, we offer limited income and benefit protections to the NEO, but we do not provide for any excise tax gross-ups.
How Compensation Decisions Are Made
Objectives of Compensation Policies
The primary goal of our executive compensation program is to achieve results in selected metrics that help drive growth and share price performance, thereby creating value for our shareholders. Our compensation programs are grounded on the concept of paying for performance and intended to foster a high-performance culture, aligning the interests of our executive team with those of our shareholders.
Our Compensation Committee designs and, at least annually, reviews our compensation program with a view of retaining and attracting executive leadership of a caliber and level of experience necessary to manage our complex, growth-oriented and global businesses. Our Compensation Committee considers market data, as more fully described below, as a component for determining NEO compensation. Our Compensation Committee also considers and assesses potential risk and risk mitigation factors in our compensation program. For 2025, our Compensation Committee concluded that our compensation practices are balanced, do not encourage excessive risk taking by our NEOs, and are not reasonably likely to have a material adverse effect on our Company.
Role of the Independent Compensation Consultant
Our Compensation Committee has retained FWC as its independent compensation consultant. Our Compensation Committee assessed the independence of FWC and whether its work raised any conflict of interest, taking into consideration the independence factors set forth in applicable SEC and NYSE rules, and determined that FWC is independent. FWC took guidance from and reported directly to our Compensation Committee. FWC advised our Compensation Committee on current and future trends and issues in executive compensation and on the competitiveness of the compensation structure and levels of our NEOs during 2025. At the request of our Compensation Committee and to provide context for our Compensation Committee’s compensation decisions made for 2025, FWC performed the following services:
•
Conducted market reviews and analyses for our NEOs to determine whether their total targeted compensation opportunities were competitive with positions of a similar scope in similarly-sized companies in similar industries;

•
Conducted a peer group review of our executive compensation peer group and provided recommendations based on market practices;

•
Reviewed the compensation programs with management to assess whether the policies and programs encourage behaviors that would create material adverse effect for the Company;

•
Assessed the overall retention value of outstanding equity for our NEOs, as well as the Chief Executive Officer’s pay relative to Company performance;

•
Advised on the framework of our long-term incentive plan;

•
Advised on the non-employee director compensation plan; and

•
Attended Compensation Committee meetings, as requested by the committee, to discuss these items.

All services performed for us by FWC during 2025 were related to executive compensation and non-employee director compensation.
76 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Peer Group
Our Compensation Committee considers the compensation programs and practices and resulting NEO compensation opportunities and levels of selected other companies to assist it in setting our NEOs’ compensation to ensure that such compensation remains competitive. The companies in the peer group were chosen, in consultation with FWC, because (i) each company in the peer group is in the technology industry; (ii) each company in the peer group is publicly traded; (iii) at the time the peer group was constructed, our revenues and market cap were near the median of the group as a whole; and (iv) we compete for talent with many of these companies. There were no changes to the companies in the peer group from 2024 to 2025.
•
Adobe Inc.

•
Alliance Data Systems Corporation

•
Automatic Data Processing, Inc.

•
Broadridge Financial Solutions, Inc.

•
Cognizant Technology Solutions Corporation

•
Equifax Inc.

•
Fidelity National Information Services, Inc.

•
Fiserv, Inc.

•
Corpay, Inc. (f/k/a FleetCor Technologies, Inc.)

•
Intercontinental Exchange, Inc.

•
Intuit, Inc.

•
Mastercard Inc.

•
Paychex, Inc.

•
PayPal Holdings, Inc.

•
Salesforce.com, Inc.

•
TransUnion LLC

•
Verisk Analytics, Inc.

•
Workday, Inc.

In connection with our Compensation Committee setting NEO compensation for 2025, FWC collected and analyzed comprehensive market data. FWC presented market figures representing competitive ranges for base salary, target short-term incentive opportunity, and long-term incentive opportunity.
Role of Named Executive Officers
In 2025, our Chief Executive Officer developed compensation recommendations for the NEOs based on market data supplied by FWC, our Company’s performance relative to goals approved by our Compensation Committee and other individual contributions to our performance. FWC examined market data from our peer group and analyzed compensation for comparable positions to those of our NEOs. Our Compensation Committee considered the Chief Executive Officer’s recommendations, other than for himself, in conjunction with the counsel of FWC and the market data, in determining the compensation elements for these NEOs. In considering the FWC report, our Compensation Committee primarily considered and reviewed compensation within the peer group. In setting actual compensation levels for our NEOs, however, our Compensation Committee did not target any element of compensation at a particular percentile or percentile range of the peer group data. Rather, our Compensation Committee uses this information as one input in its decision-making process. Our Compensation Committee determined all aspects of Mr. Bready’s compensation as the Chief Executive Officer in consultation with FWC. Mr. Bready did not participate in our Compensation Committee’s determination of his compensation.
Policies and Practices Regarding Timing of Equity Grants
Our Compensation Committee, in its discretion, typically makes the annual grant to all eligible employees at least two business days after the public disclosure of either the Company’s fourth quarter earnings release or the filing of the Company’s annual report, based upon the closing price of our common stock on the grant date. From time to time, our Compensation Committee may approve supplemental or other non-recurring grants outside of our annual compensation program.
While we do not have a formal written policy in place with regard to the timing of awards of equity in relation to the disclosure of material nonpublic information, our Compensation Committee does not seek to time equity grants to take advantage of information, either positive or negative, about our Company that has not been publicly disclosed.
Anti-Hedging Policy; Insider Trading Policy
We have adopted an insider trading policy containing policies and procedures governing the purchase, sale and/or other dispositions of our securities by officers, directors and employees, or by the Company. Such policies and
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 77

procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. Our insider trading policy has been filed with the 2025 Form 10-K as required by the rules and regulations of the SEC. Our insider trading policy prohibits directors and employees from engaging in any transaction in which they profit if the value of our common stock declines.
Clawback Policy
Our Compensation Committee has adopted a comprehensive Incentive Compensation Recovery Policy (Clawback Policy) in compliance with the mandatory provisions regarding incentive compensation as required by the NYSE rules. In addition, as provided in our equity award agreements, Our Compensation Committee is authorized to recover additional types of compensation, including time-based restricted stock units and stock options, paid to all current and former executive officers in the event of an accounting restatement.
Target Stock Ownership Guidelines
Our Compensation Committee has implemented stock ownership guidelines for our NEOs and other members of senior management to foster equity ownership and align the interests of our management team with our shareholders. More specifically, within five years of his or her initial appointment to the position, the executive is expected to beneficially own at least the number of shares as follows:
•
For the Chief Executive Officer: equal to 600% of his or her base salary;

•
For all other NEOs: equal to 400% of his or her base salary;

•
For other select members of senior management: equal to 100% – 400% of his or her base salary.

Additionally, covered persons must retain 50% of their shares until such person has met the applicable ownership guideline. Shares that count towards satisfaction of the stock ownership guidelines include the following: owned stock, unvested restricted stock units, shares held in retirement savings accounts and unvested deferred shares. Unexercised stock options (whether vested or unvested) and unearned PSUs do not count towards satisfaction of the guidelines.
Each of our NEOs was in compliance with the stock ownership guidelines as of the record date.
When making equity award decisions, we do not consider existing equity ownership because we do not want to discourage executive officers from holding significant amounts of our common stock. We also do not review realized compensation from prior equity awards when making current compensation decisions.
Compensation Committee Report
The members of our Compensation Committee have reviewed and discussed the foregoing section entitled “Compensation Discussion and Analysis” with management. Based on such review and discussion, our Compensation Committee members, as of February 12, 2026, recommended to our board of directors that our Compensation Discussion and Analysis be included in this proxy statement, which is to be incorporated by reference into the 2025 Form 10-K. Mr. Sankaran joined our Compensation Committee following the approval of this report.
COMPENSATION COMMITTEE MEMBERS
John G. Bruno (Chair)
Robert H.B. Baldwin, Jr.
Joia M. Johnson
Joseph H. Osnoss
78 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Compensation of Named Executive Officers
Summary Compensation Table
The following table presents certain summary information concerning compensation that we paid or accrued for services rendered in all capacities during 2025, 2024, and 2023.
Name and Principal Position	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(5)	Total
Cameron M. Bready Chief Executive Officer	$1,050,000	—	$12,129,964	$4,002,022	$2,903,553	$223,853	$20,307,392
	$1,000,000	—	$10,606,595	$3,437,548	$1,942,000	$189,552	$17,175,695
	$958,333	—	$10,193,616	$3,250,060	$1,412,778	$185,696	$16,000,483
Robert M. Cortopassi President and Chief Operating Officer	$775,000	—	$4,359,388	$1,437,512	$1,339,436	$233,019	$8,144,355
	$702,083	—	$3,742,596	$1,250,025	$791,466	$129,664	$6,615,834
	$—	—	—	—	—	—	—
Joshua J. Whipple Chief Financial Officer	$750,000	—	$4,056,091	$1,337,518	$1,244,379	$133,207	$7,521,195
	$737,500	—	$3,548,554	$1,150,003	$859,335	$102,110	$6,397,502
	$725,000	—	$3,645,763	$1,150,027	$734,715	$124,307	$6,379,812
Ryan J. Loy Chief Technology Officer	$416,667	$500,000	$4,006,820	$875,027	$576,102	$78,026	$6,452,642
	—	—	—	—	—	—	—
	—	—	—	—	—	—	—
David L. Green Chief Administrative Officer	$695,000	—	$3,070,536	$1,012,516	$1,153,125	$102,472	$6,033,649
	$685,000	—	$2,545,616	$825,007	$798,162	$114,064	$4,967,849
	$675,000	—	$2,457,004	$775,029	$684,045	$119,183	$4,710,261

(1)
For 2025, Mr. Loy’s salary reflects a partial year of service as Chief Technology Officer.

For 2024, Mr. Cortopassi’s salary reflects a partial year of service as (i) President, International and Vertical Markets of the Company and President and Chief Operating Officer.
For 2023, Mr. Bready’s salary reflects a partial year of service as (i) President and Chief Operating Officer of the Company and (ii) President and Chief Executive Officer.
(2)
Mr. Loy received a sign-on cash award of $500,000 in connection with his hiring. Mr. Loy is obligated to return a pro-rated portion of the award if he voluntarily resigns from the Company within one year of his hire date.

(3)
This column reflects the aggregate grant date fair value of (i) awards of time-based restricted shares of our common stock and (ii) awards of PSUs at target.

For 2025, Mr. Loy’s amount reflects (i) a grant of 21,994 PSUs and 10,997 shares of restricted stock, reflecting his target annual grant and (ii) 18,852 shares of restricted stock, which was granted in connection with his hiring.
For 2024, Mr. Cortopassi’s amount reflects (i) a grant of 10,186 PSUs and 5,093 shares of restricted stock, which was granted in connection with his service as President, International Merchant Solutions and Vertical Markets, and (ii) a grant of 11,292 PSUs and 5,646 shares of restricted stock, which was granted in connection with his appointment as President and Chief Operating Officer.
For 2023, Mr. Bready’s amount reflects (i) a grant of 30,433 PSUs and 15,217 shares of restricted stock, which was granted in connection with his service as President and Chief Operating Officer and (ii) a grant of 30,934 PSUs and 15,467 shares of restricted stock, which was granted in connection with his appointment as President and Chief Executive Officer.
The grant date fair value of the performance units granted in 2025, 2024 and 2023 was calculated using the Monte Carlo model. The calculation for the grant date fair value of the 2025 performance units incorporated the following assumptions:
Grant Date	Performance Period End Date	Expected Term (years)	Expected Volatility	Risk-Free Interest Rate	Expected Dividend Yield
2/28/2025	12/31/2027	2.84 years	33.12%	3.95%	0.95%
5/8/2025	12/31/2027	2.65 years	35.85%	3.83%	1.26%
The Company used its historical share prices as the basis for the volatility assumptions. The risk-free interest rates were based on U.S. Treasury rates in effect at the time of grant. The expected term was based on the time remaining in the performance period on the grant date.
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 79

The tables below set forth the target grant date fair value and the maximum grant date fair value, assuming that the highest levels of performance conditions were achieved, for all performance-based awards granted during 2025, 2024, and 2023, for which an amount less than the maximum is reflected in the table above.
	2025 Performance Units
Name	Grant Date Fair Value at Target	Grant Date Fair Value Assuming Highest Performance
Cameron M. Bready	$8,129,956	$16,259,912
Robert M. Cortopassi	$2,921,790	$5,843,580
Joshua J. Whipple	$2,718,509	$5,437,018
Ryan J. Loy	$1,631,735	$3,263,470
David L. Green	$2,057,953	$4,115,905
	2024 Performance Units
Name	Grant Date Fair Value at Target	Grant Date Fair Value Assuming Highest Performance
Cameron M. Bready	$7,168,967	$14,337,934
Robert M. Cortopassi	$1,110,794	$2,221,588
Joshua J. Whipple	$2,398,428	$4,796,855
David L. Green	$1,720,585	$3,441,169
	2023 Performance Units
Name	Grant Date Fair Value at Target	Grant Date Fair Value Assuming Highest Performance
Cameron M. Bready	$6,943,511	$13,887,023
Joshua J. Whipple	$2,495,672	$4,991,345
David L. Green	$1,681,906	$3,363,812

(4)
This column reflects the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The grant date fair values were calculated using the Black-Scholes valuation model. The assumptions used in determining the Black-Scholes value are provided in Note 14 of the Notes to the Consolidated Financial Statements in the 2024 Form 10-K.

For 2024, Mr. Cortopassi’s amount reflects (i) a grant of 12,174 options in connection with his service as President, International and Vertical Markets and (ii) a grant of 13,531 options in connection with his appointment as President and Chief Operating Officer.
For 2023, Mr. Bready’s amount reflects (i) a grant of 37,224 options in connection with his appointment as President and Chief Executive Officer and (ii) a grant of 36,514 options in connection with his service as President and Chief Operating Officer.
(5)
This column reflects payouts approved by our Compensation Committee under our short-term incentive plan.

For 2025, the amounts for Mr. Loy were prorated based on actual performance for the months following his hiring.
In connection with the 2025 payouts under the short-term incentive plan, each of our NEOs who are remaining in their positions with the Company elected to receive 10% of their short-term incentive payout in equity rather than cash and our Compensation Committee used its discretion to pay such amounts in restricted stock awards having a grant date fair value equal to 10% of the 2025 payout under the short-term incentive plan, that vest one-year from the time of grant.
For 2024, the amounts for Mr. Cortopassi were prorated based on actual performance for the months prior to and following his compensation changes in 2024 in connection with his appointment as President and Chief Operating Officer.
In connection with the 2024 payouts under the short-term incentive plan, each of our continuing NEOs elected to receive 50% of their short-term incentive payout in equity rather than cash and our Compensation Committee used its discretion to pay such amounts in restricted stock awards having a grant date fair value equal to 50% of the 2024 payout under the short-term incentive plan, that vest one-year from the time of grant.
80 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

For 2023, the amounts for Mr. Bready were prorated based on actual performance for the months prior to and following his compensation changes in 2023 in connection with his appointment as President and Chief Executive Officer.
In connection with the 2023 payouts under the short-term incentive plan, each of our then-continuing NEOs elected to receive 50% of their short-term incentive payout in equity rather than cash and our Compensation Committee used its discretion to pay such amounts in restricted stock awards having a grant date fair value equal to 50% of the 2023 payout under the short-term incentive plan, that vest one-year from the time of grant.
(6)
“All Other Compensation” consists of the following:

Name	Company Contributions to 401(K) Plans	Company Contributions to Non-Qualified Deferred Compensation Plan	Financial Planning Services	Other Perquisites and Personal Benefits(a)	Total
Cameron M. Bready	$17,500	$83,435	$24,690	$98,228	$223,853
Robert M. Cortopassi	$17,500	$41,037	—	$174,482	$233,019
Joshua J. Whipple	$17,500	$41,483	$19,900	$54,324	$133,207
Ryan J. Loy	$17,500	$27,572	—	$32,954	$78,026
David L. Green	$17,500	$37,204	$19,900	$27,868	$102,472

(a)
These perquisites and personal benefits consist of compensation related to personal usage of the Company airplane, Company-provided corporate housing, Company-sponsored executive health program, and attendance at Company-sponsored events for our NEOs. For Mr. Bready, $92,797 relates to personal plane usage. For Mr. Cortopassi, $151,651 relates to corporate housing and $20,871 relates to personal plane usage. For Messrs. Loy, Whipple, and Green, $31,389, $54,324, and $27,868, respectively, relates to personal plane usage.

The dollar amount of perquisites and personal benefits represents the cost we incurred to provide the perquisite or benefit. For compensation reporting purposes, we valued the incremental cost of the personal use of the aircraft based on the variable costs incurred by the Company, which include (i) landing, ramp and parking fees and expenses; (ii) crew travel expenses; (iii) supplies and catering, (iv) aircraft fuel and oil expense; (v) any customs, foreign permit and similar fees; (vi) crew travel; (vii) passenger ground transportation; and (viii) maintenance fees and expenses associated with the plane. The incremental cost of the use of the airplane does not include any costs that would have been incurred by the Company whether or not the personal trip was taken. For compensation reporting purposes, we valued the cost of rent, utilities, and other household expenses.
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 81

Grants of Plan-Based Awards in 2025
The following table sets forth information concerning grants of plan-based awards during 2025 to the NEOs, all of which were made pursuant to our 2011 Incentive Plan, with the exception of Mr. Loy’s awards, which were made pursuant to the 2025 Incentive Plan.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5)
		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Cameron M. Bready
Cash	1/1/2025	$1,100,000	$2,200,000	$4,400,000
Performance units	2/28/2025				37,994	75,988	151,976				$8,129,956
Restricted shares	2/28/2025							37,994			$4,000,008
Stock options	2/28/2025								89,366	$105.28	$4,000,022
Robert M. Cortopassi
Cash	1/1/2025	$484,375	$968,750	$1,937,500
Performance units	2/28/2025				13,655	27,309	54,618				$2,921,790
Restricted shares	2/28/2025							13,655			$1,437,598
Stock options	2/28/2025								32,116	$105.28	$1,437,512
Joshua J. Whipple
Cash	1/1/2025	$450,000	$900,000	$1,800,000
Performance units	2/28/2025				12,705	25,409	50,818				$2,718,509
Restricted shares	2/28/2025							12,705			$1,337,582
Stock options	2/28/2025								29,882	$105.28	$1,337,518
Ryan J. Loy
Cash	1/1/2025	$312,500	$625,000	$1,250,000
Performance units	5/8/2025				10,997	21,994	43,988				$1,631,735
Restricted shares	5/8/2025							29,849			$2,375,085
Stock options	5/8/2025								27,761	$79.57	$875,027
David L. Green
Cash	1/1/2025	$417,000	$834,000	$1,668,000
Performance units	2/28/2025				9,618	19,235	38,470				$2,057,953
Restricted shares	2/28/2025							9,618			$1,012,583
Stock options	2/28/2025								22,621	$105.28	$1,012,516

(1)
These columns reflect the threshold, target and maximum annual cash incentive opportunities under our short-term incentive plan. At the time of the filing of this proxy statement, the actual results of our short-term incentive plan were certified by our Compensation Committee, and our NEOs received the amounts set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Mr. Loy’s short-term incentive plan opportunities were established at the time of his hiring.

In connection with the 2025 payouts under the short-term incentive plan, each of our NEOs who are remaining in their position with the Company elected to receive 10% of their short-term incentive payout in equity rather than cash and our Compensation Committee used its discretion to pay such amounts in restricted stock awards having a grant date fair value equal to 10% of the 2025 payout under the short-term incentive plan, that vest one-year from the time of grant.
(2)
These columns reflect the number of estimated future payouts of performance units granted in 2025 based on threshold, target, and maximum award opportunities. The NEOs do not have the right to vote the underlying shares, and dividends are not payable or otherwise accrued to the NEOs until the units are converted into a stock grant at the end of the applicable performance period and committee certification. Once the stock grant is made, dividends are paid on such stock at the same rate as all of our other shareholders. The May 8, 2025 performance units granted to Mr. Loy were granted in connection with his hiring.

(3)
This column reflects the number of restricted shares granted in 2025, which includes the annual target allocation of restricted shares that will vest in equal installments on each of the first three anniversaries of the grant date. The May 8, 2025 restricted stock award of 10,997 shares granted to Mr. Loy was granted in connection with his hiring as part of his LTI target compensation. Mr. Loy also received a one-time restricted stock award of 18,852 shares on May 8, 2025 in connection with his hiring.

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(4)
This column represents the number of stock options granted in 2025 that will vest in equal installments on each of the first three anniversaries of the grant date. The May 8, 2025 stock options granted to Mr. Loy were granted in connection with his hiring.

(5)
This column represents the aggregate grant date fair value of equity awards granted in 2025, as further described in footnotes (2) and (3) to the Summary Compensation Table.

GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 83

Outstanding Equity Awards at December 31, 2025
The following table provides the outstanding equity awards at December 31, 2025 for each of the NEOs.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Cameron M. Bready	7/29/2016	9,703	—	$74.66	7/29/2026	—	—	—	—
	3/1/2017	16,270	—	$79.45	3/1/2027	—	—	—	—
	2/26/2018	13,038	—	$114.70	2/26/2028	—	—	—	—
	2/25/2019	20,518	—	$128.22	2/25/2029	—	—	—	—
	2/24/2020	23,929	—	$200.42	2/24/2030	—	—	—	—
	2/22/2021	20.136	—	$196.06	2/22/2031	—	—	—	—
	2/22/2022	27,977	—	$136.02	2/22/2032	—	—	—	—
	2/21/2023	24,342	12,172	$113.12	2/21/2033	—	—	—	—
	6/1/2023	24,816	12,408	$98.84	6/1/2033	—	—	—	—
	3/1/2024	21,055	42,112	$130.09	3/1/2034	—	—	—	—
	2/28/2025	—	89,366	$105.28	2/28/2035	—	—	—	—
	2/21/2023	—	—	—	—	5,073	$392,650	—	—
	6/1/2023	—	—	—	—	5,156	$399,074	—	—
	3/1/2024	—	—	—	—	17,617	$1,363,556	—	—
	2/28/2025	—	—	—	—	47,218	$3,654,674	—	—
	2/21/2023	—	—	—	—	35,942(4)	$2,781,911	—	—
	6/1/2023	—	—	—	—	36,534(4)	2,827,732	—	—
	3/1/2024	—	—	—	—	—	—	105,698(5)	$8,181,025
	2/28/2025	—	—	—	—	—	—	151,976(6)	$11,762,942
Total		201,784	156,058			147,540	$11,419,597	257,674	$19,943,967
Robert M. Cortopassi	3/1/2024	4,058	8,116	$130.09	3/1/2034	—	—	—	—
	8/8/2024	4,510	9,021	$104.06	8/8/2034	—	—	—	—
	2/28/2025	—	32,116	$105.28	2/28/2035	—	—	—	—
	2/21/2023	—	—	—	—	1,916	$148,298	—	—
	8/4/2023	—	—	—	—	6,745	$522,063	—	—
	3/1/2024	—	—	—	—	3,396	$262,850	—	—
	8/8/2024	—	—	—	—	3,764	$291,334	—	—
	2/28/2025	—	—	—	—	17,414	$1,347,844	—	—
	2/21/2023	—	—	—	—	8,288(4)	$641,491	—	—
	3/1/2024	—	—	—	—	—	—	20,372(5)	$1,576,793
	8/8/2024	—	—	—	—	—	—	22,584(5)	$1,748,002
	2/28/2025	—	—	—	—	—	—	54,618(6)	$4,227,433
Total		8,568	49,253			41,523	$3,213,880	97,574	$7,552,228
Joshua J. Whipple	2/21/2023	16,264	8,132	$113.12	2/21/2033	—	—	—	—
	3/1/2024	7,044	14,088	$130.09	3/1/2034	—	—	—	—
	2/28/2025	—	29,882	$105.28	2/28/2035	—	—	—	—
	2/21/2023	—	—	—	—	3,389	$262,309	—	—
	3/1/2024	—	—	—	—	5,894	$456,196	—	—
	2/28/2025	—	—	—	—	16,787	$1,299,314	—	—
	2/21/2023	—	—	—	—	24,014(4)	$1,858,684	—	—
	3/1/2024	—	—	—	—	—	—	35,362(5)	$2,737,019
	2/28/2025	—	—	—	—	—	—	50,818(6)	$3,933,313
Total		23,308	52,102			50,084	$3,876,503	86,180	$6,670,332
Ryan J. Loy	5/8/2025	—	27,761	$79.57	5/8/2035	—	—	—	—
	5/8/2025	—	—	—	—	29,849	$2,310,313	—	—
	5/8/2025	—	—	—	—	—	—	43,988(6)	$3,404,671
		—	27,761			29,849	$2,310,313	43,988	$3,404,671

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		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
David L. Green	7/29/2016	5,635	—	$74.66	7/29/2026	—	—	—	—
	3/1/2017	9,418	—	$79.45	3/1/2027	—	—	—	—
	2/26/2018	7,837	—	$114.70	2/26/2028	—	—	—	—
	2/25/2019	8,365	—	$128.22	2/25/2029	—	—	—	—
	2/24/2020	9,572	—	$200.42	2/24/2030	—	—	—	—
	2/22/2021	9,093	—	$196.06	2/22/2031	—	—	—	—
	2/22/2022	14,321	—	$136.02	2/22/2032	—	—	—	—
	2/21/2023	10,960	5,481	$113.12	2/21/2033	—	—	—	—
	3/1/2024	5,053	10,107	$130.09	3/1/2034	—	—	—	—
	2/28/2025	—	22,621	$105.28	2/28/2035	—	—	—	—
	2/21/2023	—	—	—	—	2,284	$176,782	—	—
	3/1/2024	—	—	—	—	4,228	$327,247	—	—
	2/28/2025	—	—	—	—	13,409	$1,037,856	—	—
	2/21/2023	—	—	—	—	16,184(4)	$1,252,642	—	—
	3/1/2024	—	—	—	—	—	—	25,368(5)	$1,963,483
	2/28/2025	—	—	—	—	—	—	38,470(6)	$2,977,578
Total		80,254	38,209			36,105	$2,794,527	$63,838	$4,941,061

(1)
All stock options granted to Mr. Bready, Mr. Cortopassi, Mr. Whipple, and Mr. Green were granted pursuant to our 2011 Incentive Plan and vest in equal installments on each of the first three anniversaries of the grant date. The stock options granted to Mr. Loy were made pursuant to our 2025 Incentive Plan and vest in equal installments on each of the first three anniversaries of the grant date.

(2)
Represents shares of restricted stock that vest in equal installments on each of the first three anniversaries of the grant date.

(3)
Market value is calculated based on the closing price of our common stock on December 31, 2025 of $77.40.

(4)
Represents performance units granted during 2023. These performance units were earned based on the growth of our annual adjusted EPS over each year (calculated separately) in the three year performance period ended December 31, 2025, as may be further adjusted based on the TSR modifier. The final percentage of performance units earned is determined as the average of each of the three annual adjusted EPS payout percentages (as a percentage of target) and then multiplied by the TSR modifier. The earned units converted into unrestricted shares on the third anniversary of the performance unit grant date, February 21, 2026, following our Compensation Committee’s certification of the performance results described above. In accordance with SEC rules, the number of performance units reflected in this table is based on actual achievement at the payout level of 118.1% based on actual adjusted EPS for 2023, 2024, and 2025, as modified based on actual TSR for the three year performance period. See the “Payout of 2023 Performance Units” section of the Compensation Discussion and Analysis on page 69 for additional information.

The performance units granted to Mr. Cortopassi in 2023 were granted prior to his appointment as an executive officer of the Company. These performance units are earned based on the same calculation as PSUs granted to the other NEOs, but have a maximum payout of 150% and no TSR modifier, with a performance period ending December 31, 2025. In accordance with SEC rules, the number of performance units reflected in the table is based on an actual achievement at the payout level of 144.2% based on actual adjusted EPS for 2023, 2024, and 2025.
(5)
Represents performance units granted during 2024. These performance units are earned based on the same calculation as the performance units granted in 2023, with a performance period ending December 31, 2026. In accordance with SEC rules, the number of performance units reflected in the table is based on an assumed achievement. Based on actual adjusted EPS for 2024 and 2025, the assumed achievement shown in the table is at the maximum payout level of 200%, assuming no TSR modifier is applied.

The performance units granted to Mr. Cortopassi in March 2024 were granted prior to his appointment as an executive officer of the Company and had the same terms and conditions.
(6)
Represents performance units granted during 2025. These performance units are earned based on the same calculation as the performance units granted in 2023, with a performance period ending December 31, 2027. In accordance with SEC rules, the number of performance units reflected in the table is based on an assumed achievement. Based on actual adjusted EPS for 2025, the assumed achievement shown in the table is at the maximum payout level of 200%, assuming no TSR modifier is applied.

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Stock Options Exercised and Stock Vested during 2025
The following table provides information on options exercised and stock awards that vested in 2025. The shares shown as acquired on exercise or on vesting represent shares of our common stock.
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Cameron M. Bready	3,780	84,646	42,016	$4,222,962
Robert M. Cortopassi	—	—	25,694	$2,453,128
Joshua J. Whipple	—	—	24,062	$2,412,979
Ryan J. Loy	—	—	—	—
David L. Green	—	—	16,011	$1,661,977

(1)
Represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the options.

(2)
Includes shares acquired on the vesting of (i) restricted stock awards and (ii) performance units granted in 2022, except with respect to Mr. Loy.

(3)
Represents the fair market value of the shares on the vesting date.

Non-Qualified Deferred Compensation Plan
Our NEOs are eligible to participate in our Non-Qualified Deferred Compensation Plan, referenced herein as the deferred compensation plan.
The following table provides information on deferred compensation under the deferred compensation plan for each NEO during 2025. In 2025, Mr. Whipple was the only NEO who made withdrawals from the deferred compensation plan. NEOs are eligible for the 401(k) restoration program in which a participant will continue to receive a company match once they have reached the IRS income limit and are contributing on average annually 5% to the 401(k) plan. The Company match is contributed into the non-qualified deferred compensation plan and vests immediately after three years of service. The Company match is included in the Summary Compensation Table above. Aggregate earnings (Iosses) are not includible in the Summary Compensation Table above because they were not above-market or preferential earnings. The aggregate balance includes amounts previously reported in the Summary Compensation Table above in the previous years when earned if the NEO’s compensation was required to be disclosed in a previous year.
Name	NEO Contributions in 2025	Company Contributions in 2025(1)	Aggregate Earnings (Losses) in 2025	Withdrawals in 2025	Aggregate Balance at December 31, 2025
Cameron M. Bready	—	$68,069	$60,125	—	$428,626
Robert M. Cortopassi	—	$56,005	$39,391	—	$242,188
Joshua J. Whipple	—	$37,969	$36,497	$36,854	$242,765
Ryan J. Loy	—	—	—	—	—
David L. Green	—	$34,082	$34,855	—	$267,225

(1)
The Company contribution was earned as of December 31, 2025, and will be deposited in the NEOs’ deferred compensation plan account in 2026. These contributions will be fully vested when deposited.

Pursuant to the deferred compensation plan, participants are permitted to elect to defer up to 100% of their base salary and other eligible forms of cash compensation (such as cash incentive bonus). Participant accounts are credited with earnings based on the participant’s investment allocation among a menu of investment options selected by the deferred compensation plan administrator. Participants are 100% vested in the participant deferrals and related earnings. We do not guarantee any return on participant account balances. Participants may allocate their plan accounts into sub-accounts that are payable upon separation from service or on designated specified dates. Except in the case of death or disability, participants may elect in advance to have their various account balances pay out in a single lump sum or in installments over a period of two to ten years. In the event a participant
86 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

separates from service by reason of death or disability, the participant or his or her designated beneficiary will receive the undistributed portion of his or her account balances in a lump-sum payment. Subject to approval by the deferred compensation plan administrator, in the event of an unforeseen financial emergency beyond the participant’s control, a participant may request a withdrawal from an account up to the amount necessary to satisfy the emergency (provided the participant does not have the financial resources to otherwise meet the hardship).
Pension Benefits
We maintain a noncontributory defined benefit pension plan covering our U.S. employees who have met the eligibility criteria. The retirement plan was closed to new participants beginning June 1, 1998, and none of our NEOs were hired before that date.
Potential Payments upon Termination, Retirement or Change in Control
This section describes the post-employment benefits that each of our NEOs would be entitled to receive in connection with various termination of employment and change-in-control scenarios.
Employment Agreements with Our Named Executive Officers
The employment agreements with each NEO are for an initial term of three years following the applicable effective date and are automatically extended for one additional year on the second anniversary of the effective date and each anniversary thereafter unless either party provides notice of non-renewal. Each of these agreements prohibits the NEO from disclosing our confidential information, competing with us, soliciting our customers or recruiting our employees for a period of 24 months following the separation date provided that, if the NEO’s employment is terminated by the Company without cause or the NEO for good reason, the non-competition period is for a period of 18 months. The non-compete does not apply if the NEO’s employment is terminated as a result of the Company’s decision not to extend the employment agreement.
The employment agreements with the NEOs may be terminated by us at any time for “cause” (as defined below) or for no reason or by the NEO with or without “good reason” (as defined below). The employment agreements will also terminate upon the NEO’s death, disability or retirement. Depending on the reason for the termination and when it occurs, the NEO will be entitled to certain severance benefits, as described below, which may be delayed for such time as may be necessary to avoid a violation of Section 409A of the Internal Revenue Code. “Cause,” as defined in the employment agreements, generally means (i) the failure by the NEO to perform substantially his responsibilities after delivery of notice and a cure period of ten business days, (ii) engagement in any fraud, misappropriation, embezzlement or similar dishonest or wrongful act, (iii) substance abuse that materially interferes with the NEO’s ability to perform or the use of illegal drugs, (iv) violation of laws or Company policies regarding employment discrimination, harassment, conflicts of interest, retaliation, competition with our Company, solicitation of our customers or employees on behalf of anyone other than us, improper use or disclosure of confidential or proprietary information, or (v) commission of or conviction for, or plea of guilty or nolo contendere to, a felony or a crime involving dishonesty or other moral turpitude. In the case of Mr. Bready, any determination of “Cause” requires a finding that such circumstances exist by not less than a majority (or, following a transaction constituting a change in control, not less than three-quarters) of the board.
“Good Reason,” as defined in the employment agreements, generally means (a) a material adverse reduction in position, duties or responsibilities, (b) in the case of Mr. Bready, a change such that he no longer reports directly and exclusively to the board, (c) a reduction of the NEO’s base salary, bonus opportunity (to a target below the minimum specified in the agreement), or in welfare benefits (in each case, unless such reduction is made to similarly situated senior executives), (d) a failure of our Company to require a successor-in-interest to agree to perform our obligations under the employment agreement, (e) required relocation of the executive to any location other than the Atlanta, Georgia metropolitan area, or (f) material breach by the Company of the employment agreement.
Termination Without Cause or Resignation for Good Reason When Not Related to a Change in Control.   If, prior to a change in control or on or after the second anniversary of a change in control, the NEO’s employment is terminated by us without cause or the NEO resigns for good reason, the NEO will be entitled to the following payments and benefits:
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 87

•
Accrued salary and benefits through the separation date.

•
Continued payments of the NEO’s base salary for 24 months (in the case of Mr. Bready) or 18 months (in the case of the other NEOs), in each case provided that the NEO does not violate any restrictive covenants.

•
A prorated annual incentive bonus for the year in which the termination occurs, based on actual performance against certified pre-established bonus targets.

•
An additional cash payment equal to 2x (in the case of Mr. Bready) or 1.5x (in the case of the other NEOs) the NEO’s target annual bonus opportunity, payable nine months after the separation date, provided that the NEO does not violate any restrictive covenants.

•
A lump sum cash payment equal to 18 months of the NEO’s COBRA premiums, payable within 60 days following separation.

•
All of the NEO’s stock options exercisable within 24 months as of the separation date and all of the NEO’s restricted stock will vest as of the separation date, with the options remaining exercisable for no more than 90 days from the separation date.

•
The NEO’s performance units will vest proportionately based on the number of days elapsed in the applicable performance cycle as of the date of separation based on (x) target performance (if termination occurs in the first year of the applicable performance cycle) or (y) actual performance (if termination occurs after the first year of the applicable performance cycle).

Termination Without Cause or Resignation for Good Reason When Related to a Change in Control.   If, within 24 months after a change in control, the NEO’s employment is terminated by us without cause or the NEO resigns for good reason, the NEO will be entitled to the following benefits:
•
Accrued salary and benefits through the separation date.

•
A cash payment equal to 3x (in the case of Mr. Bready) or 2x (in the case of the other NEOs) the amount of the NEO’s then-current base salary as a lump sum payment or payments, provided that the NEO does not violate any restrictive covenants.

•
A prorated annual incentive bonus for the year in which the termination occurs based on (a) the NEO’s then-current target bonus opportunity, if the separation date occurs before the end of the year in which the change of control occurred, or (b) the actual amount earned based on certified results, if the separation date occurs during a year that began after the change in control occurred.

•
A cash payment equal to 3x (in the case of Mr. Bready) or 2x (in the case of the other NEOs) of the amount of the NEO’s then-current target bonus opportunity, payable nine months after the separation date, provided that the NEO does not violate any restrictive covenants.

•
A lump sum cash payment equal to 18 months of the NEO’s COBRA premiums, payable within 60 days following separation.

•
All of the NEO’s restricted stock and stock options granted will vest as of the separation date, and the options will remain exercisable for no more than 90 days from the separation date.

•
The NEO’s performance units will vest in full based on target performance (if termination occurs in the first year of the applicable performance cycle) or actual performance (if termination occurs after the first year of the applicable performance cycle).

The NEO also will be eligible for comparable benefits if his employment is terminated without cause or if he resigns for good reason in anticipation of a change-in-control transaction. The employment agreements specify that a termination or resignation is considered to be in anticipation of a change-in-control transaction if the termination occurs following public announcement of a change-in-control transaction, which transaction is consummated within nine months.
Death or Disability.   Whether or not a change in control occurs, if the NEO’s employment is terminated by reason of death or disability, the NEO will be entitled to receive accrued salary and benefits through the separation date and any other benefits that may apply. All of the NEO’s performance units, restricted stock awards and stock options will vest (in the case of performance-based awards, based on target performance), and the options will remain exercisable for no more than 90 days from the separation date.
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Retirement.   Whether or not a change in control occurs, if the NEO’s employment is terminated by reason of his or her retirement, the NEO will be entitled to receive accrued salary and benefits through the separation date and any other benefits that may apply. All of the NEO’s performance units, restricted stock awards and stock options will vest (in the case of performance units, based on actual performance at the end of the applicable performance cycle), and the options will remain exercisable for no more than 90 days following retirement.
Termination for Cause or Resignation Without Good Reason.   If we terminate the NEO for cause, or if the NEO resigns without good reason, the NEO will be entitled to receive accrued salary and benefits through the separation date, but no additional severance amount will be payable under the terms of the employment agreement.
Change in Control Without Termination of Employment.   Our compensation arrangements with our NEOs are “double trigger,” meaning that in order for the NEO to receive severance payments and for the vesting of any of an NEO’s awards to accelerate upon a change in control, there must be a change-in-control transaction as well as a termination of employment without cause or resignation for good reason within 24 months after the change in control (or, as described above, a termination in anticipation of a change in control). In addition, except in the case of death or disability (and retirement in the cases of Messrs. Bready, Whipple and Green), receipt of severance payments and benefits, whether or not in connection with a change in control, requires the NEO to execute a release of claims in favor of the Company.
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Potential Payments Table
The following table sets forth quantitatively the potential post-employment payments that are described above for each of our NEOs. The potential payments to our NEOs are hypothetical situations only and assume that termination of employment and/or change-in-control occurred on December 31, 2025. The amounts shown in the table do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as accrued salary and distributions of plan balances under our tax-qualified 401(k) plan. The value of the acceleration of vesting of stock options, restricted stock and performance-based restricted stock units are calculated based on the $77.40 closing price on December 31, 2025. The value of healthcare continuation is based on COBRA rates.
Name and Form of Payment	Termination Without Cause; Resignation for Good Reason (No Change in Control)	Termination Without Cause or Resignation for Good Reason (Change in Control)(1)	Death or Disability	Retirement	Termination for Cause; Resignation Without Good Reason
Cameron M. Bready
Base salary severance	$2,200,000	$3,300,000	$—	$—	$—
Annual cash incentive bonus	2,903,553	2,200,000	—	—	—
Other cash severance	4,400,000	6,600,000	—	—	—
Restricted stock acceleration	5,809,954	5,809,954	5,809,954	5,809,954	—
Stock option acceleration(2)	—	—	—	—	—
Performance units	11,070,519(3)	16,739,298(3)	15,148,186(4)	18,697,905(5)	—
COBRA	41,045	41,045	—	—	—
Total	$26,425,070	$34,690,297	$20,958,140	$24,507,859	$—
Robert M. Cortopassi
Base salary severance	$1,162,500	$1,550,000	$—	$—	$—
Annual cash incentive bonus	1,339,436	968,750	—	—	—
Other cash severance	1,453,125	1,937,500	—	—	—
Restricted stock acceleration	2,572,389	2,572,389	2,572,389	2,572,389	—
Stock option acceleration(2)	—	—	—	—	—
Performance units	2,768,653(3)	4,888,120(3)	4,417,605(4)	5,591,995(5)	—
COBRA	41,219	41,129	—	—	—
Total	$9,337,322	$11,957,977	$6,989,994	$8,164,384	$—
Joshua J. Whipple
Base salary severance	$1,125,000	$1,500,000	$—	$—	$—
Annual cash incentive bonus	1,244,379	900,000	—	—	—
Other cash severance	1,350,000	1,800,000	—	—	—
Restricted stock acceleration	2,017,818	2,017,818	2,017,818	2,017,818	—
Stock option acceleration(2)	—	—	—	—	—
Performance units	3,685,316(5)	5,581,159(5)	5,193,850(5)	6,236,118(5)	—
COBRA	41,045	41,045	—	—	—
Total	$9,463,558	$11,840,022	$7,211,668	$8,253,936	$—
Ryan J. Loy
Base salary severance	$937,500	$1,250,000	$—	$—	$—
Annual cash incentive bonus	576,102	625,000	—	—	—
Other cash severance	937,500	1,250,000	—	—	—
Restricted stock acceleration	2,310,313	2,310,313	2,310,313	2,310,313	—
Stock option acceleration(2)	—	—	—	—	—
Performance units	567,445(5)	1,702,336(5)	2,269,291(5)	2,269,291(5)	—
COBRA	41,045	41,045	—	—	—
Total	$5,369,905	$7,178,693	$4,579,603	$4,579,603	$—
David L. Green
Base salary severance	$1,042,500	$1,390,000	$—	$—	$—
Annual cash incentive bonus	1,153,125	834,000	—	—	—
Other cash severance	1,251,000	1,668,000	—	—	—
Restricted stock acceleration	1,541,885	1,541,885	1,541,885	1,541,885	—
Stock option acceleration(2)	—	—	—	—	—
Performance units	4,496,863(4)	4,496,863(3)	4,496,863(4)	4,496,863(5)	—
COBRA	41,045	41,045	—	—	—
Total	$9,526,418	$9,971,793	$6,038,748	$6,038,748	$—

(1)
Assumes a change in control occurred on December 31, 2025, immediately followed by the NEO’s termination.

90 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

(2)
For the purpose of this calculation, outstanding unvested options having an exercise price greater than the closing price of our common stock on such date have a value of $0.

(3)
For Messrs. Bready, Cortopassi, Whipple and Loy (who are not yet eligible for retirement), the amounts reflect (i) the performance units granted in 2023, based on actual performance (including the TSR modifier for Messrs. Bready and Whipple), (ii) the performance units granted in 2024 pro rata, based on actual performance for the completed performance years and target performance for the performance year not completed (and no modification of such payout based on the TSR modifier for the three year performance period), and (iii) the performance units granted in 2025 pro rata based on target performance (and no modification of such payout based on the TSR modifier for the three year performance period).

(4)
For Messrs. Bready, Cortopassi, Whipple and Loy (who are not yet eligible for retirement), the amounts reflect the number of shares that would be issued based on actual performance including the TSR modifier for Mr. Bready and Mr. Whipple for performance units granted in 2023, and at target payout levels for the performance units granted in 2024 and 2025 (and no modification of such payout based on the TSR modifier for the three-year performance period).

(5)
Amount reflects the number of shares that would be issued based on actual performance, including the TSR modifier (if applicable), for the performance units granted in 2023 and for the performance units granted in 2024 and 2025, based on actual performance for the completed performance years and target performance for the performance years not completed (and no modification of such payout based on the TSR modifier for the three-year performance).

GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 91

Payments Made to Former Chief Administrative Officer
The compensation that Mr. Green will receive, as applicable, in connection with his resignation for good reason effective January 9, 2026, with his last day expected to be April 1, 2026, is limited to, and does not exceed, the compensation that he was entitled to receive for such resignation under his employment agreement, is conditioned upon his compliance with the restrictive covenants included in his employment agreement and his execution of a release, and includes the following:
•
Mr. Green will receive a cash payment of $1,042,500, representing his base salary multiplied by one and a half, $347,500 of which will be paid on or about October 1, 2026, and the remaining balance in equal installments over the twelve-month period beginning on November 1, 2026.

•
Mr. Green will receive a target bonus of $834,000 multiplied by one and a half and paid as a single lump sum on or about January 1, 2027.

•
Mr. Green will receive a pro rata bonus for the 2026 year upon the satisfaction and certification of the applicable performance targets, which will be paid in a single lump sum no later than two and one-half months after the end of the performance period.

•
All of the restricted shares of the Company’s common stock that Mr. Green owns as of April 1, 2026, will vest as of that day. As of March 5, 2026, Mr. Green owned 8,526 unvested restricted shares of our common stock. The value of these shares based on the closing price of our stock on March 5, 2026, was $667,501.

•
All of the stock options that Mr. Green owns as of April 1, 2026, and that would have become exercisable on or before April 1, 2028, will vest as of April 1, 2026. As of March 5, 2026, Mr. Green owned 20,135 stock options that would have vested on or before the day 24 months thereafter. The intrinsic value of these options as of March 5, 2026, based on the closing price of our stock on that date, was $20,455.

•
The PSUs Mr. Green received in 2024 and 2025 will remain outstanding and, after our Compensation Committee certifies the results at the end of the applicable performance period, Mr. Green will receive 100% of the number of shares that would have been earned and vested based on actual performance. Based on actual adjusted EPS for 2024 and 2025, the assumed achievement for the performance units granted to Mr. Green in 2024 and 2025 is at the payout level of 128.3% and 133.3%, respectively, assuming no TSR modifier is applied, and the performance units would convert into 16,274 and 25,640 unrestricted shares, respectively, valued at $1,274,100 and $2,007,400, respectively (based on the closing price of our stock on March 5, 2026).

•
The Company will pay Mr. Green a lump sum payment equal to 18 months of COBRA premiums for health care coverage.

92 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below.
Year (a)	Summary Compensation Table Total for First PEO (Sloan)(1) (b)	Summary Compensation Table Total for Second PEO (Bready)(1) (b)	Compensation Actually Paid to First PEO (Sloan)(1)(2)(3) (c)	Compensation Actually Paid to Second PEO (Bready)(1)(2)(3) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1) (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(1)(2)(3) (e)	Value of Initial Fixed $100 Investment Based on(4):		Net Income (h)	CSM: Adjusted EPS(5) (i)
							Company Total Shareholder Return (f)	Peer Group Total Shareholder Return (g)
2025	—	$20,307,392	—	$6,476,989	$7,037,960	$4,172,877	$37.54	$203.47	$1,456,047,000	$12.22
2024	—	$17,175,695	—	$10,007,218	$4,744,302	$3,553,124	$53.70	$176.89	$1,644,153,000	$11.55
2023	$22,021,748	$16,000,483	$28,581,988	$24,415,366	$4,617,351	$6,864,890	$60.31	$135.49	$1,028,823,000	$10.42
2022	$22,270,578	—	$14,220,443	—	$6,259,042	$2,727,411	$46.75	$120.81	$143,313,000	$9.32
2021	$23,318,393	—	$(5,868,325)	—	$6,816,632	$(1,131,883)	$63.09	$135.04	$987,864,000	$8.16
(1)
Jeffrey Sloan (First PEO) was our PEO for each year presented until June 1, 2023. Cameron Beady (Second PEO) was our PEO effective June 1, 2023. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024	2025
Jeffrey Sloan	Cameron Bready	Joshua Whipple	Robert Cortopassi	Robert Cortopassi
Cameron Bready	Paul Todd	David Green	Joshua Whipple	Joshua Whipple
Paul Todd	Joshua Whipple	Guido Sacchi	David Green	Ryan Loy
David Green	David Green	Andrea Carter	Andrea Carter	David Green
Guido Sacchi	Guido Sacchi		Shannon Johnston

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Second PEO	Exclusion of Stock Awards for Second PEO	Inclusion of Equity Values for Second PEO	Compensation Actually Paid to Second PEO
2025	$20,307,392	$(16,129,986)	$2,299,583	$6,476,989
Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Exclusion of Stock Awards for Non-PEO NEOs	Average Inclusion of Equity Values for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs
2025	$7,037,960	$(5,038,852)	$2,173,769	$4,172,877
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 93

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Second PEO	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Second PEO	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Second PEO	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Second PEO	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Second PEO	Value of Dividends Paid on Equity Awards Not Otherwise Included for Second PEO	Total — Inclusion of Equity Values for Second PEO
2025	$12,343,718	$(9,006,416)	—	$(1,114,072)	—	$76,353	$2,299,583
Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs	Average Value of Dividends Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs	Total — Average Inclusion of Equity Values for Non-PEO NEOs
2025	$4,225,892	$(1,773,284)	—	$(305,742)	—	$26,903	$2,173,769

(4)
The Peer Group TSR set forth in this table utilizes the S&P Financials Sector Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the S&P Financials Sector Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
Our company selected measure is adjusted EPS, which is a non-GAAP measure, that excludes (i) acquisition-related amortization expense, (ii) share-based compensation expense, (iii) acquisition, integration and separation expenses, (iv) goodwill impairment charges and gain or losses on business divestitures, (v) facilities exit charges, (vi) equity method investment earnings from the Company’s interest in a private equity investment fund, (vii) discrete tax items and (viii) certain other items specific to each reporting period.

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and non-PEO NEOs for 2025 to Company performance. The measures in this table are not ranked.
Most Important Performance Measures(1)
Adjusted EPS
Adjusted Net Revenue
Adjusted Operating Margin
Transformation Adjusted Operating Income Benefit

(1)
We use these financial performance metrics to set goals for, and to determine compensation paid to, our NEOs. See Appendix A to this proxy statement for a description of these non-GAAP financial measures.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, the cumulative TSR over the five most recently completed fiscal years for the Company, and the cumulative TSR for the S&P Financials Sector Index over the same period.
94 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

*
The line graph assumes the investment of $100 in our common stock and the peer group on December 31, 2020 and assumes reinvestment of all dividends.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the five most recently completed fiscal years.
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 95

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted EPS
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted EPS during the five most recently completed fiscal years.
96 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees (excluding the Chief Executive Officer) and the annual total compensation of Cameron M. Bready, our Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.
For 2025, our last completed year:
•
The annual total compensation of the median employee was $61,011, which includes $16,269 in employer-provided health and welfare benefits; and

•
The annual total compensation of our President and Chief Executive Officer, as reported in the Summary Compensation Table presented earlier in this proxy, was $20,307,392. For estimating our CEO pay ratio, the annual total compensation of our President and Chief Executive Officer was $20,338,768, which includes $31,376 in employer-provided health and welfare benefits.

Based on this information, for 2025, the ratio of the annual total compensation of the median employee to the annual total compensation of Mr. Bready, our President and Chief Executive Officer, was 1 to 333.
To determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used were as follows:
•
We selected November 1, 2025, as our determination date.

•
We determined that, as of November 1, 2025, we had approximately 25,916 employees working at the Company and its consolidated subsidiaries.

•
As is permitted under SEC rules, we eliminated 1,205 global employees (approximately 4.65% of our total population) from the data set. A list of the excluded employees and their country of residency is provided in the table below.

Country	# of Employees	Country	# of Employees	Country	# of Employees
Austria	29	Israel	22	Singapore	25
Bermuda	3	Italy	1	Slovakia	62
Chile	77	Macao	6	Sri Lanka	23
Croatia	22	Malaysia	97	Taiwan	75
Gibraltar	10	Malta	23	Turkey	45
Greece	165	Netherlands	181	United Arab Emirates	60
Hong Kong	192	New Zealand	12
Hungary	48	Romania	27

•
To determine our “median employee” from our adjusted employee population, we used “annual base pay” as our consistently applied compensation definition. We used a stratified statistical sampling methodology to provide a reasonable estimate of the median base pay for the remaining 24,711 employees considered. We then identified employees who were paid within a +/-5% range of that value, based on our assumptions that the median employee was likely to be within that group and that those within that group had substantially similar probabilities of being the median employee. We then analyzed taxable wages for this group to select a single median employee.

•
Using this methodology, we determined that the “median employee” was a full-time, hourly employee located in the United States

GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 97

Proposal Three: Ratification of the Appointment of Independent Registered Public Accounting Firm
We are asking you to ratify the appointment of Deloitte for the year ending December 31, 2026. Ratification of the selection of Deloitte as the Company’s independent registered public accounting firm is not required by the SEC or NYSE rules, Georgia law, the Company’s articles of incorporation or the Company’s bylaws. However, our board of directors is submitting the selection of Deloitte to shareholders for ratification as a matter of good corporate practice. If a majority of the votes cast fail to ratify the selection, our Audit Committee will consider the selection of other independent registered public accountants for the year ending December 31, 2026.
Our Board of Directors recommends that you vote FOR the following resolution:
RESOLVED, that the appointment by the Audit Committee of the Company’s board of directors of Deloitte as the independent registered public accounting firm for the Company, to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 2026, is ratified and approved.
Our Audit Committee selects our independent registered public accountants. Our Audit Committee has determined that it is in the best interest of our Company and its shareholders to continue to retain Deloitte, who served during 2025, to serve as our independent registered public accounting firm for the year ending December 31, 2026, and our board has ratified the selection. A representative of Deloitte is expected to be present at the annual meeting. The representative will be given the opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.
Report of the Audit Committee
In accordance with applicable SEC rules, our Audit Committee issued the following report on February 12, 2026. Our Audit Committee consisted of the following members as of such date: William B. Plummer (Chair), Robert H.B. Baldwin, Jr., Connie D. McDaniel and Patricia A. Watson, each of whom is independent under the listing standards of the NYSE and the applicable rules and regulations promulgated by the SEC. The duties and responsibilities of our Audit Committee are set forth in a written Audit Committee charter, which is available on the Investor Relations section of our website at www.globalpayments.com. Our Audit Committee reviews the charter annually and, when appropriate, recommends any changes to our board for approval.
The primary responsibility of our Audit Committee is to oversee our financial reporting process on behalf of our board and to report the results of our Audit Committee’s activities to our board. Management has the primary responsibility for the financial statements and reporting process, including the systems of internal control, and the independent registered public accounting firm (Deloitte) is responsible for auditing those financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or the PCAOB, and issuing a report thereon.
Our Audit Committee is directly responsible for the compensation, retention and oversight of the Company’s independent registered public accounting firm and meets with the Company’s internal auditors and independent registered public accounting firm, with and without management present (in person, by telephone or virtually), to discuss the scope, plan, status and results of their respective audits. In addition, our Audit Committee meets with management and the independent registered public accounting firm to review the Company’s financial results and earnings press releases related thereto prior to their issuance.
In 2025, our Audit Committee held six meetings. Meeting agendas are established by our Audit Committee Chair, based on input from the Chief Financial Officer and the Chief Accounting Officer. During 2025, among other things, our Audit Committee:
•
met with the senior members of the Company’s leadership and financial management teams at each regularly scheduled meeting;

98 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

•
held separate private sessions, during its regularly scheduled meetings, with each of the Company’s Chief Legal Officer, the independent registered public accounting firm, and the head of Internal Audit, at which candid discussions regarding financial management, legal, accounting, auditing and internal control matters took place;

•
received periodic updates on management’s processes to assess the adequacy of the Company’s internal controls over financial reporting and the framework used to make the assessment;

•
received periodic updates from management on the Company’s financial risk management practices and integration of recent acquisitions;

•
received quarterly reports from the Chief Risk Officer on key risk assessments and tolerance levels with respect to the Company’s major financial risk and enterprise exposure, including but not limited to cyber- security and data governance, privacy, business resiliency, vendor management, physical security and the Company’s environmental sustainability program;

•
reviewed and discussed with management and Deloitte the Company’s earnings releases and quarterly reports on Form 10-Q and the 2025 Form 10-K prior to filing with the SEC;

•
reviewed and approved the Company’s internal audit plan and internal audit methodology; and

•
participated, with representatives of management and Deloitte, in educational sessions about various relevant topics of interest to our Audit Committee.

Deloitte has served as the Company’s independent registered public accounting firm since 2002. Before retaining Deloitte for the year ending December 31, 2026, our Audit Committee evaluated Deloitte’s performance with respect to its services to the Company provided during 2025. In conducting this evaluation, our Audit Committee reviewed and discussed with management matters related to Deloitte’s independence, technical expertise and industry knowledge. Our Audit Committee also reviewed Deloitte’s communications with our Audit Committee during 2025 and considered Deloitte’s tenure. In addition, in order to ensure continuing auditor independence, our Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Our Audit Committee ensures that the mandated rotation of Deloitte’s personnel occurs routinely.
In keeping with its responsibilities and the performance of its oversight function, the members of our Audit Committee as of February 12, 2026, have reviewed and discussed with management and Deloitte our audited financial statements as of December 31, 2025, and for the twelve months then ended. Our Audit Committee has discussed with Deloitte the matters required to be discussed by PCAOB Auditing Standard No. 1301 (Communication with Audit Committees). Our Audit Committee has received and reviewed the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with our Audit Committee concerning independence and has discussed with Deloitte its independence. In addition, our Audit Committee has considered the compatibility of non-audit services with Deloitte’s independence. Based on the reviews and discussions referenced above, the members of our Audit Committee, as of February 12, 2026, recommended to our board that the audited financial statements referenced above be included in the 2025 Form 10-K. Mr. Sankaran joined our Audit Committee following the approval of this report.
AUDIT COMMITTEE
William B. Plummer (Chair)
Robert H.B. Baldwin, Jr.
Connie D. McDaniel
Patricia A. Watson
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 99

Auditor Fees
The following table presents the aggregate fees for professional services rendered by Deloitte during 2025 and 2024:
	2025	2024
Audit fees	$8,970,749	$8,457,005
Audit-related fees	$1,652,895	$267,366
Tax fees	$3,935,076	$4,457,128
All other fees	—	—
Total	$14,558,720	$13,181,499
Audit fees.   Audit fees represent fees for the audit of our annual financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, and the services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.
Audit-related fees.   Audit-related fees represent fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included under “Audit fees” disclosed above. Each period includes fees for reports provided on local regulatory requirements and other fees associated with various initiatives by the Company.
Tax fees.   Tax fees in each period represent fees for tax compliance, tax consulting, and advisory services.
Audit Committee Pre-approval Policies
Our Audit Committee must approve all audit services and permissible non-audit services provided by Deloitte prior to the commencement of the services, and is responsible for the audit fee negotiations associated with the engagement. In making its pre-approval determination, our Audit Committee considers whether providing the non-audit services is compatible with maintaining the auditor’s independence. To minimize relationships that could appear to impair the objectivity of the independent registered public accounting firm, it is generally our Audit Committee’s practice to restrict the non-audit services that may be provided to us by our independent registered public accounting firm to audit-related services, tax services and merger and acquisition due diligence and integration services, but other permissible non-audit services are approved on a case-by-case basis.
Our Audit Committee has delegated to the Chair of the Audit Committee the authority to approve non-audit services by the independent registered public accounting firm within the guidelines set forth above, provided that the fees associated with the applicable engagement are not anticipated to exceed $250,000. Any decision by the Chair to pre-approve non-audit services must be presented to the full Audit Committee for ratification at its next scheduled meeting. All of the services described above were approved by our Audit Committee in accordance with the foregoing policy.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
100 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Proposal Four: Advisory Vote on Shareholder Proposal Regarding Shareholder Right to Act by Written Consent
John Chevedden, whose address is 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, has requested that the following proposal be included in this proxy statement and has indicated that he intends to bring such proposal before the Annual Meeting. Mr. Chevedden has submitted documentation indicating that he is the beneficial owner of at least 25 shares of our common stock and has advised the Company that he intends to continue to hold the requisite amount of shares through the date of the Annual Meeting. In accordance with SEC rules, the proposed shareholder resolution and supporting statement are printed below verbatim from his submission. Our board disclaims any responsibility for the content of the proposal and the statement in support of the proposal.
The shareholder proposal may contain assertions about the Company or other matters that we believe are incorrect, but we have not attempted to refute all of those assertions.
THE BOARD RECOMMENDS A VOTE “AGAINST” SHAREHOLDER PROPOSAL No. 4 BASED ON THE REASONS SET FORTH IN THE BOARD’S STATEMENT IN OPPOSITION FOLLOWING THE SHAREHOLDER PROPOSAL.
Proposal 4 — Shareholder Right to Act by Written Consent
Shareholders request that the board of directors take the necessary steps to permit written consent by the shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting (without any discrimination or restriction based on length of stock ownership). This includes shareholder ability to initiate any appropriate topic for written consent.
Global Payments shareholders have a particular need for the right to act by written consent because it is considerably more difficult than necessary for GPN shareholders to call for a special shareholder meeting.
Delaware law considers it reasonable for 10% of shareholders to call a special meeting — yet GPN made the threshold 15% of shareholders based on all shares outstanding and then excluded all GPN shares that were not long-term shares, which excludes the Global Payments shares most likely to call for a special shareholder meeting.
Acting by written consent is hardly ever used by shareholders but the main point of having a right to act by written consent is that it gives shareholders greater standing to engage effectively with management when GPN is underperforming.
Now could be a ripe time for this proposal due to the long-term underperformance of GPN stock. GPN stock was at $215 in 2020 and at only $77 in late 2025 despite a robust stock market. If GPN directors and management know that GPN shareholders can act by written consent they will have a greater incentive to perform better.
Challenging news reports regarding GPN emerged in 2025:
Global Payments was among the worst-performing stocks in the S&P 500 at one point in 2025, with its share price significantly slumping after the announcement of the Worldpay acquisition and Issuer Solutions divestiture.
GPN’s large-scale acquisition of Worldpay and the divestiture of its Issuer Solutions business raised concerns among shareholders and analysts regarding the complexity and potential “execution risk” of these transactions.
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 101

Wall Street reacted negatively to these strategic changes, with several analysts downgrading GPN stock or reducing their price targets due to potential margin pressures and a perception that the deals did not convince the market of GPN’s sustainable long-term growth profile.
The acquisition of Worldpay also led to widespread organizational consolidation.
GPN faces challenges gaining mind share for its “Genius” platform against established competitors.
The payments industry is experiencing structural change and slower revenue growth due to macroeconomic factors and increased competition from new alternative payment systems like the internationalization of Pix and the rapid use of stablecoins.
Please vote yes:
Shareholder Right to Act by Written Consent — Proposal 4
THE BOARD RECOMMENDS A VOTE “AGAINST” SHAREHOLDER PROPOSAL No. 4 BASED ON THE REASONS SET FORTH IN THE BOARD’S STATEMENT IN OPPOSITION SET FORTH BELOW.
Statement of the Board in Opposition to Proposal 4
Our board recommends a vote AGAINST this proposal, which is identified as Proposal 4 on the proxy card, for the following reasons:
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This proposal was previously rejected by our shareholders.

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Action by written consent by less than a unanimous vote will allow shareholders to act without prior notice to other shareholders and can create substantial confusion and disruption in a widely held public company.

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Our bylaws already allow shareholders who own 15% of the outstanding shares of common stock for a one-year period to call a special meeting of shareholders.

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Our existing corporate governance practices, including our shareholder outreach, empower shareholders and promote board and management accountability.

Global Payments has long demonstrated its commitment to sound principles of corporate governance, working to ensure that its practices protect and further the interests of its shareholders. We are committed to effective corporate governance practices that promote long-term value and strengthen board and management accountability to our shareholders, customers and other stakeholders. As discussed below, our board believes that this proposal does not appropriately balance enhancing shareholder rights and adequately protecting shareholder interests, and is unnecessary in light of our existing governance practices and policies, including the ability of our shareholders’ right to call a special meeting.
We believe that matters requiring shareholder approval should be presented to, and voted on by, all shareholders. The proposal would permit action to be taken by written consent by a group of shareholders without all of our shareholders being made aware of or having the opportunity to discuss and understand the proposed actions, as they would in a shareholder meeting called by shareholders as permitted by the Company’s bylaws. Georgia law does not require a communication to all shareholders about the matter in question when shareholders act by written consent. As a result, if an action is taken by less than all of the shareholders entitled to vote on the action, shareholders may be denied prior notice of such action and the ability to consider, deliberate, and vote on shareholder actions that may have important ramifications for the Company and all shareholders. Rather than seeking input from all shareholders, a shareholder seeking to act by written consent may attempt to solicit the fewest possible shareholders required to act and may rely on consents obtained from some shareholders before other shareholders have had the ability to evaluate a proposal, express their views, and vote. Action by written consent by less than a unanimous vote thereby can disenfranchise shareholders who are not given the opportunity to vote and permit a small group of shareholders to act on interests that are not shared by other shareholders. In contrast, when shareholders take action at a special or annual meeting of shareholders, all shareholders receive
102 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

advance notice of the meeting and have clearly established times during which they can evaluate the issues, engage with management and other shareholders, communicate their views and vote.
Permitting shareholder action by written consent by less than a unanimous vote could also create substantial confusion and disruption in a widely held public company. Multiple groups of shareholders would be able to solicit written consents at any time and as frequently as they choose on a range of issues, some of which may be quite significant and may raise duplicative or conflicting viewpoints. This could lead to a chaotic state of corporate affairs and would impose significant administrative and financial burdens on the Company while providing little or no corresponding benefit to shareholders.
Shareholders have the ability to raise matters and act outside the annual meeting cycle. In addition to the ability to present matters at annual meetings, the right of shareholders to call a special meeting, along with the Company’s established shareholder communication and engagement practices, provides shareholders with meaningful opportunities to raise important matters and, if necessary, pursue actions for shareholder consideration outside the annual meeting process. This transparency and fairness allows all shareholders to consider, discuss, and vote on pending shareholder actions.
Our established shareholder communication and engagement practices provide shareholders with meaningful opportunities to raise important matters. Feedback received through management’s discussions with investors, as well as engagement with proxy advisory firms that represent the interest of a wide array of shareholders, is reported to and discussed with the board. In addition, many of the changes to our governance, sustainability, and compensation programs implemented over the last several years have been directly informed by views and insights gathered through our prior engagement efforts.
In addition, our bylaws allow shareholders who own 15% of the outstanding shares of common stock for a one-year period to call a special meeting of shareholders. Unlike action by written consent by less than a unanimous vote, a special meeting of shareholders empowers all shareholders to participate collectively in a single meeting, discuss and debate the issues at hand and make an informed decision to vote. The board does not believe that action by written consent is an appropriate corporate governance model for a widely-held public company like Global Payments.
Our existing corporate governance practices empower shareholders, provide transparency and promote board and management accountability. In keeping with our commitment to foster and maintain responsible corporate governance, we have implemented robust governance practices that provide independent oversight and promote accountability, including:
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annual election of all directors;

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majority voting for the election of directors in uncontested elections, with directors who fail to receive the required majority vote required to tender their resignation for consideration by the board;

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independent board leadership with a strong non-employee Chairman of the Board;

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a market standard proxy access right that permits stockholders owning 3% or more of our outstanding shares of common stock the right to nominate director candidates constituting up to 20% of our board, and to solicit votes for those candidates using our proxy materials;

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shareholders who own 15% of the outstanding shares of common stock for a one-year period may call a special meeting of shareholders;

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no supermajority shareholder voting requirements in our articles of incorporation and bylaws;

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no shareholder rights plans; and

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all standing board committees are chaired by and composed solely of independent directors.

In addition, our shareholders currently have the right to:
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propose director nominees to our Governance and Nominating Committee;

•
submit proposals like this one for inclusion in the Company’s proxy statement, subject to the rules and regulations of the SEC; and

GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 103

•
submit other proposals, including nominations of other director candidates, directly at an annual meeting, subject to our bylaws.

In summary, we have a long demonstrated history of commitment to high standards of corporate governance and accountability, and the board continues to believe that the strong corporate governance practices already in place at the Company, including our shareholders’ ability to call a special meeting and the robust set of rights and demonstrated responsiveness to shareholders, provide the appropriate means to advance shareholders’ interests without potentially disenfranchising some shareholders. These rights and practices allow the board to oversee the business and affairs of the Company for the benefit of all shareholders while avoiding the governance risk associated with the right to act by written consent. For these reasons, we believe the ability to act by written consent is neither necessary nor in the shareholders’ best interests.
FOR THE REASONS STATED ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.
104 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Additional Information
Relationships and Related Party Transactions
Related Party Transaction Policy
Our board of directors has adopted a written policy that requires our Audit Committee to conduct a reasonable prior review of, and either approve or prohibit (as applicable) certain transactions with related parties of the Company. Transactions that are covered under the policy include any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which: (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year; (2) the Company is a participant; and (3) any related party of the Company (such as an executive officer, director, nominee for election as a director or greater than 5% beneficial owners of Company stock, or their immediate family members) has or will have a direct or indirect material interest.
In determining whether to approve a related party transaction, our Audit Committee evaluates the relevant facts and circumstances, including the fairness of the terms of the transaction, the benefit of the transaction to the Company, the impact on a director or officer’s independence, the availability of the goods or services from other sources and other facts considered material by our Audit Committee.
The policy does not apply to transactions that occurred, or in the case of ongoing transactions, transactions that began prior to the date of the adoption of the policy by our board.
A copy of the 2025 Form 10-K, including the financial statements and financial statement schedules (but without exhibits), will be provided, free of charge, upon written request of any shareholder addressed to Global Payments Inc., 3550 Lenox Road, Suite 3000 Atlanta, Georgia 30326, Attention: Investor Relations. Additionally, the 2025 Form 10-K is available on the SEC’s web site at www.sec.gov.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee were at any time during 2025, or at any other time, an officer or employee of the Company. During 2025, none of the Company’s executive officers served on our board of directors or compensation committee of any other entity that had an executive officer that serves on the Company’s board or Compensation Committee.
Shareholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering to that address a single proxy statement to those shareholders. This process, which is commonly referred to as “householding,” provides convenience for shareholders and cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you notify us or your broker that you no longer wish to participate in householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one copy, please notify your broker if your shares are held in a brokerage account, or notify us if you hold registered shares. You can notify us by sending a written request to Global Payments Inc., c/o Corporate Secretary, 3550 Lenox Road, Suite 3000, Atlanta, Georgia 30326 or by contacting Investor Relations at Investor.Relations@globalpay.com or (770) 829-8478.
Shareholder List
We will maintain a list of shareholders entitled to vote at the 2026 annual meeting. The list will be available for examination during the 2026 annual meeting. Refer to the Question and Answer section starting on page 21 for instructions on how to access materials for the 2026 annual meeting.
Delinquent Section 16(a) Reports
Based solely on a review of copies of Forms 3 and 4 filed with the SEC, or written representations that no annual forms (Form 5) were required, we believe that, during 2025, all of our officers, directors and 10% shareholders
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – 105

complied with the reporting requirements of the SEC regarding their ownership and changes in ownership of our common stock (as required pursuant to Section 16(a) of the Exchange Act), with the following exceptions: (i) one grant of fully-vested shares, which were granted to Patricia A. Watson as compensation for services as a non-employee director on September 24, 2025, was not reported on a timely-filed Form 4 due to an onboarding issue, and, as soon as the Company resolved the issue, the transaction was reported on a Form 4; and (ii) one grant of fully-vested shares, which were granted to Archana Deskus as compensation for services as a non-employee director on September 24, 2025, was not reported on a timely-filed Form 4 due to an onboarding issue and, as soon as the Company resolved the issue, the transaction was reported on a Form 4.
106 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Appendix A
Performance Metrics for Determining Awards under Short-Term and Long-Term Incentive Plans
In this proxy statement, we disclose performance goals related to awards under our short-term incentive plan based on adjusted net revenue and adjusted operating margin, and adjusted EPS under our long-term incentive plan. These performance metrics, as used herein, are calculated for the sole purpose of determining compensation. Set forth below is a methodology for determining, and the rationale for using, these terms.
Metric	Definition	Rationale for Use
Adjusted EPS
Adjusted EPS is calculated by dividing adjusted net income attributable to the Company, excluding the impact of foreign currency exchange rates, by the diluted weighted-average number of shares outstanding.
Adjusted net income attributable to the Company for 2025 reflects adjustments to remove (i) acquisition-related amortization expense; (ii) acquisition, integration and separation expense; (iii) gain or losses on business dispositions; (iv) facilities exit charges; (v) charges for business transformation activities; (vi) discrete tax items; (vii) other income and expenses; (viii) employee termination benefits; (ix) charges for technology assets that will no longer be utilized under a revised technology architecture development strategy; (x) modernization charges; (xi) asset; write-offs for discontinued initiatives; and (xii) the effect of noncontrolling interests and income taxes, as applicable.
Adjusted EPS is a primary metric management uses to more closely reflect the economic benefits to our core business and other factors we believe are pertinent to the daily management of our operations.
Adjusted Net Revenue	Adjusted net revenue for 2025 excludes (i) gross-up related payments (included in operating expenses) associated with certain lines of business to reflect the economic benefits to the Company; (ii) the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses; and (iii) the impact of foreign currency exchange rates.	Adjusted net revenue is used to set goals for and to determine incentive compensation.
GLOBAL PAYMENTS INC. | 2026 Proxy Statement – A-1

Metric	Definition	Rationale for Use
Adjusted Operating Margin
Adjusted operating margin is calculated by dividing adjusted operating income by adjusted net revenue; both measures exclude the impact of foreign currency exchange rates.
Adjusted operating income for 2025 excludes (i) acquisition-related amortization expense; (ii) acquisition, integration and separation expense; (iv) gain or losses on business divestitures; (iv) facilities exit charges; (v) charges for business transformation activities; (vi) employee termination benefits; (vii) charges for technology assets that will no longer be utilized under a revised technology architecture development strategy; (viii) modernization charges; (ix) asset write-offs for discontinued initiatives; and (x) other items specific to the reporting period.
Adjusted operating margin allows us to assess the quality and efficiency of our operations to promote a long-term outlook.
Transformation Adjusted Operating Income Benefit	Transformation adjusted operating income benefit is the incremental adjusted operating income driven by initiatives in connection with the Company’s transformation efforts.	Key measurement of profitability related to the Company’s transformation efforts.
Adjusted EPS, adjusted net revenue, adjusted operating margin, and transformation adjusted operating income benefit should be considered in addition to, and not as a substitute for, GAAP diluted earnings per share, revenue and operating income, respectively. Because these performance metrics, as used herein, are calculated for the sole purpose of determining compensation, they may differ from the non-GAAP financial measures reported elsewhere in Company filings.
A-2 – GLOBAL PAYMENTS INC. | 2026 Proxy Statement

Appendix B
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
	Year Ended December 31, 2025
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP
Revenues	$7,705,878	$2,509,698	$(900,520)	$—	$—	$9,315,056
Operating income	$1,754,624	$696,665	$3,318	$1,661,679	$—	$4,116,287
Net income attributable to Global Payments	$1,400,107		$3,318	$1,652,005	$(98,265)	$2,957,165
Diluted earnings per share attributable to Global Payments	$5.78					$12.22
Diluted weighted-average shares outstanding	242,008					242,008
	Year Ended December 31, 2024
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP
Revenues	$7,735,970	$2,393,183	$(975,146)	$—	$—	$9,154,007
Operating income	$1,974,500	$359,105	$2,205	$1,620,514	$—	$3,956,323
Net income attributable to Global Payments	$1,570,365		$2,205	$1,598,987	$(362,143)	$2,809,413
Diluted earnings per share attributable to Global Payments	$6.16					$11.02
Diluted weighted-average shares outstanding	254,845					254,845

(1)
Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Net revenue adjustments also included Intersegment eliminations for services provided by discontinued operations to our Merchant Solutions segment.

(2)
For the year ended December 31, 2025, earnings adjustments to operating income (inclusive of discontinued operations) included $1,366.7 million in COS and $880.0 million in SG&A. Adjustments to COS included amortization of acquired intangibles. Adjustments to SG&A included acquisition, integration and separation expenses of $331.6 million, facilities exit charges of $19.3 million, charges for business transformation activities of $406.2 million (including noncash write-down), modernization charges of $39.2 million, employee termination benefits of $32.6 million, charges related to the resolution of a certain legal matter of $18.3 million, and other items of $32.8 million.

Earnings adjustments for the year ended, December 31, 2025, also include the add back of $462.7 million of D&A of long-lived assets which is no longer recognized under GAAP once the assets are classified as discontinued operations.
For the year ended December 31, 2025, earnings adjustments to operating income also included a $33.2 million goodwill impairment charge in connection with the classification of our Issuer Solutions business as assets held for sale, and the elimination of gain (loss) on business dispositions for Continuing and Discontinued Operations of $316.0 million and $(160.4) million, respectively.
For the year ended December 31, 2024, adjustments included $1,369.1 million in COS and $524.5 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $1,369.3 million and other items of $(0.2) million. Adjustments to SG&A included acquisition, integration and separation expenses of $211.6 million, employee termination benefits of $80.1 million, facilities exit charges of $13.4 million, charges for business transformation activities of $99.1 million, noncash charges of $55.8 million for technology assets that will no longer be utilized under a revised technology architecture development strategy, noncash asset write-offs of $18.2 million for discontinued initiatives, modernization charges of $22.9 million, and other items of $23.5 million.
For the year ended December 31, 2024, earnings adjustments to operating income also included the elimination of a $273.1 million gain on business dispositions.
(3)
Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. For the year ended December 31, 2025, income taxes on adjustments include the removal of $294.5 million due to business dispositions and the derecognition of goodwill that is not deductible for tax reporting purposes.

GLOBAL PAYMENTS INC. | 2026 Proxy Statement – B-1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYFor Against AbstainV84981-P47170-Z92168For Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !GLOBAL PAYMENTS INC.3550 LENOX ROAD, SUITE 3000 ATLANTA, GA 30326 For Against AbstainGLOBAL PAYMENTS INC.1. Election of Twelve Nominees as Directors:THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 3, AND A VOTE "AGAINST" PROPOSAL 4.1a. M. Troy Woods1b. Cameron M. Bready1c. F. Thaddeus Arroyo1d. John G. Bruno1e. Archana Deskus1f. Joia M. Johnson1g. Kirsten M. Kliphouse1h. Connie D. McDaniel1i. Joseph H. Osnoss1j. William B. Plummer1k. Vivek Sankaran1l. Patricia A. WatsonNote: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.The undersigned hereby acknowledges receipt of NOTICE of the ANNUAL MEETING and the PROXY STATEMENT and hereby revokes all Proxies previously given by the undersigned for the ANNUAL MEETING.3. Ratification of the appointment of Deloitte & Touche LLP as the company's independent registered public accounting firm for the year ending December 31, 2026.4. Shareholder proposal regarding shareholder right to act by written consent.2. Approval, on an advisory basis, of the compensation of the company's named executive officers for 2025.! ! !! ! !SCAN TO VIEW MATERIALS & VOTE wVOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/GPN2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V84982-P47170-Z92168Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders:The Notice and Proxy Statement and the 2025 Annual Report to Shareholders are available at: www.proxyvote.com(Continued and to be signed on the reverse side.)GLOBAL PAYMENTS INC.ANNUAL MEETING OF SHAREHOLDERS OF GLOBAL PAYMENTS INC. TO BE HELD APRIL 30, 2026SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GLOBAL PAYMENTS INC.By signing on the reverse side, I hereby appoint Cameron M. Bready and Dara Steele-Belkin as Proxies, each of them singly and each with power of substitution, to vote all shares of Common Stock of Global Payments Inc. of the undersigned or with respect to which the undersigned is entitled to vote on March 9, 2026 at the ANNUAL MEETING OF SHAREHOLDERS OF GLOBAL PAYMENTS INC. to be held virtually at www.virtualshareholdermeeting.com/GPN2026 on April 30, 2026 at 9:00 AM, EDT and at any adjournments or postponements thereof.The Board of Directors is not aware of any matters likely to be presented for action at the Annual Meeting of Shareholders of Global Payments Inc., other than the matters listed herein. However, if any other matters are properly brought before the Annual Meeting, the persons named in this Proxy or their substitutes will vote upon such other matters in accordance with their best judgment. This Proxy is revocable at any time prior to its use.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3, AND "AGAINST" PROPOSAL 4, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.IF YOU DO NOT VOTE BY PHONE, OVER THE INTERNET OR AT THE MEETING, PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.